As filed with the U.S. Securities and Exchange Commission on September 29, 2026.

Registration No. 333-298956

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPACCircle Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1937776
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8795 Folsom Blvd
Sacramento, California 95826
Tel: (916) 806-7146
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Dicconson

Chief Executive Officer and Chairman

8795 Folsom Blvd
Sacramento, California 95826
Tel: (916) 806-7146
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Lijia Sanchez, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300	Alexandra Low Appleby (Cayman) Ltd. 60 Nexus Way, 9th Floor Camana Bay, Grand Cayman Cayman Islands KY1-9009 (345) 949-4900	Mitchell S. Nussbaum, Esq. Alexandria E. Kane, Esq Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Tel: (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2026

$150,000,000

SPACCircle Acquisition Corp.

15,000,000 Units

SPACCircle Acquisition Corp. is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific target business and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any target business regarding any initial business combination with our company.

This is the initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share, one redeemable warrant, and one right to receive one-third (1/3) of one Class A ordinary share upon the consummation of our initial business combination. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described herein. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will become exercisable 30 days after the completion of our initial business combination, and will expire five years after the completion of our initial business combination or earlier upon redemption or our liquidation, as described herein. We refer to the rights included in the units as Share Rights. No fractional shares will be issued in connection with the exchange of Share Rights. As a result, you must have three Share Rights to receive one ordinary share at the closing of the initial business combination. We have also granted the underwriters, D. Boral Capital LLC (“D. Boral” or “the underwriters”), a 45-day option to purchase from the date of this prospectus up to an additional 2,250,000 units to cover over-allotments, if any.

Whether they vote for or against or abstain from voting on the proposed transaction, or whether they were a public shareholder on the record date for the shareholder meeting held to approve the proposed transaction, we will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest not previously released to the Company (which interest shall be net of amounts withdrawn from the interest earned on the trust account to pay our taxes (“Permitted Withdrawals”), divided by the number of then issued and outstanding Class A ordinary shares that were sold as part of the units in this offering, which we refer to collectively as our public shares, subject to the limitations described herein.

If we are unable to complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or until such earlier liquidation date as our board of directors may approve, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law and as further described herein. If we anticipate that we may be unable to consummate our initial business combination within such 12-month period (or up to 15 months if we extend the period of time to consummate our initial business combination in accordance with the terms described in this prospectus), we may seek shareholder approval to amend our amended and restated memorandum and articles of association to extend the date by which we must consummate our initial business combination. If we seek shareholder approval for an extension, holders of public shares will be offered an opportunity to redeem their shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less Permitted Withdrawals), divided by the number of then issued and outstanding public shares, subject to applicable law. If we are unable to complete our initial business combination within the completion window (or such later date as approved by our shareholders), or by such earlier liquidation date as our board of directors may approve, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (less Permitted Withdrawals and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law and certain conditions as further described herein.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, acting together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares, without the consent of the directors, with respect to more than an aggregate of 15% of the shares sold in this offering.

On April 22, 2026, our sponsor, SPACCircle Sponsor LLC, a Delaware limited liability company, paid $25,000 to cover certain offering costs in exchange for 5,750,000 Class B ordinary shares, which we also refer to as founder shares throughout this prospectus. Up to 750,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. If none of the founder shares are forfeited, the resulting purchase price would be approximately $0.004 per share. Prior to the initial investment in the Company of $25,000 by our sponsor, the Company had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that the founder shares would represent 25% of the outstanding shares after this offering (excluding any shares underlying any units our initial shareholders may purchase in this offering and the ordinary shares underlying the private placement units). This structure is unlike the structure of other blank check companies, which often provide that the Class B ordinary shares would equal 20% of the outstanding ordinary shares upon the completion of the offering. If we increase or decrease the size of the offering, pursuant to Rule 462(b) under the Securities Act, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders prior to this offering at 25% of our issued and outstanding ordinary shares (excluding any shares underlying any units our initial shareholders may purchase in this offering and the ordinary shares underlying the private placement units) upon the consummation of this offering. The Class A ordinary shares issuable in connection with the conversion of the Class B ordinary shares may result in material dilution to our public shareholders due to the anti-dilution rights of our Class B ordinary shares that may result in an issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion. The founder shares and private placement units will be worthless if we do not complete an initial business combination.

In addition, our sponsor will purchase, in a private placement that will close simultaneously with the closing of this offering, an aggregate of 254,090 private placement units for an aggregate purchase price of $2,540,900 (or up to an aggregate of 270,965 private placement units for an aggregate purchase price of up to $2,709,650 if the underwriters’ over-allotment option is exercised in full). Each private placement unit consists of one private Class A ordinary share, one private redeemable warrant, and one private right to receive one-third (1/3) of a Class A ordinary share upon the consummation of an initial business combination. The private placement units are identical to the units sold in this offering, except that private placement units (including the underlying securities) are entitled to certain registration rights and may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination as described under “Principal Shareholders — Transfers of Founder shares and private placement units”. The founder shares held by the sponsor will convert into Class A ordinary shares at our initial business combination and dilute public shareholders. The anti-dilution protections of Class B ordinary shares may further increase such dilution because any equity or equity-linked securities issued or deemed issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering except that (i) only the holders of the founder shares have the right to vote on (A) the appointment and removal of directors prior to the consummation of the initial business combination and (B) prior to the closing of the initial business combination, and whilst any Class B ordinary shares are issued and outstanding, continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands); (ii) the founder shares are subject to certain transfer restrictions; (iii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or until such earlier liquidation date as our board of directors may approve (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); and (iv) the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein and in our amended and restated memorandum and articles of association. In addition, if our sponsor or an affiliate of our sponsor or certain of our officers and directors make any working capital loans, up to $1,000,000 of such loans may be converted into private placement units at a price of $10.00 per unit, at the option of the lender. Such units would be identical to the private placement units. A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $375,000 as described in this prospectus. As of June 30, 2026, we had borrowed $142,500 under the promissory note with our sponsor. These loans will be repaid upon completion of this offering out of the $625,900 of offering proceeds that has been allocated for the payment of offering expenses (after the underwriter’s reimbursement and other than deferred underwriting commissions). The additional issuance of securities that may occur as a result of the conversion of such loans into units, may result in material dilution to our public shareholders. Upon the closing of this offering, our sponsor will have invested in us only the $25,000 purchase price for the founder shares (or approximately $0.004 per share). See “Dilution”, “Proposed Business — Sponsor Information” on page 88 and “Management – Officer and Director Compensation” on page 115 for additional information, including discussion on our sponsor’s and our affiliates’ shares and compensation.

Our initial shareholders, which include our sponsor, own an aggregate of 5,750,000 Class B ordinary shares, up to 750,000 of which will be surrendered to us for no consideration after the closing of this offering depending on the extent to which the underwriters’ over-allotment option is exercised, which will automatically convert into Class A ordinary shares at the time of our initial business combination on a one-for-one basis, subject to the adjustments described herein. Only the holders of Class B ordinary shares will have the right to vote on (i) the appointment and removal of directors prior to the consummation of the initial business combination and (ii) prior to the closing of the initial business combination, and whilst any Class B ordinary shares are issued and outstanding, continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Holders of our Class A ordinary shares will not be entitled to vote on the appointment and removal of directors or on continuing the Company in a jurisdiction outside the Cayman Islands during such time. On any other matters submitted to a vote of our shareholders, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law.

As more fully discussed in “Management — Conflicts of Interest” on page 119 certain of our directors and officers have fiduciary or contractual duties to certain other companies in which they have invested or advised. These entities may compete with us for acquisition opportunities. Our sponsor is the beneficial owner of the founder shares and will be the beneficial owner of the private placement units following this offering, and members of our management team will indirectly own such securities. Because of such ownership and interests, our sponsor, and any of our officers and directors who have an ownership interest in the sponsor, may have actual or potential conflicts of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as compared to purchasers in this offering. See the sections titled “Summary — Conflicts of Interest,” “Proposed Business — Initial Business Combination” on page 7 and “Management — Conflict of Interest” on page 119 for more information. The low price that our sponsor paid for the founder shares creates an incentive whereby our sponsor could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we fail to consummate an initial business combination, however, the founder shares and private placement units will be worthless, except to the extent the holders thereof receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor and our executive officers and directors who have an ownership interest in the sponsor to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. In contrast, our public shareholders will receive a pro rata distribution of the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (such interest net of Permitted Withdrawals and less up to $100,000 to pay dissolution expenses). Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination. Additionally, upon the listing of our securities on the Nasdaq, we will reimburse our sponsor for office space, secretarial and administrative services provided to members of our management team, in the amount of $10,000 per month.

Prior to this offering, there has been no public market for our units, Class A ordinary shares, warrants, or Share Rights. We have applied to list our units on Nasdaq, under the symbol “SCQCU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the Nasdaq. We expect that the Class A ordinary shares, warrants, and Share Rights comprising the units to begin separate trading on the 52nd day following the date of this prospectus unless D. Boral informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares, warrants, and Share Rights will be listed on the Nasdaq under the symbols “SCQC”, “SCQCW”, and “SCQCR,” respectively.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 35 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation, whether directly or indirectly, is being made or may be made to the public in the Cayman Islands to subscribe for any of our securities.

	Per Unit	Total
Public offering price	$10.00	$150,000,000
Underwriting discounts and commissions(1)	$.20	$3,000,000
Proceeds, before expense to us	$9.80	$147,000,000

(1)	Includes $0.20 per unit, or $3,000,000 in the aggregate (or $3,450,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable to the underwriters upon the closing of this offering. At the closing, the underwriters will reimburse the Company for expenses incurred in connection with the offering in an amount not to exceed $1,875,000 (or $2,156,250 if the underwriters’ over-allotment option is exercised in full). This table excludes $0.40 per unit, or up to $6,000,000 in the aggregate (or up to $6,900,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting commissions, which will be placed in a trust account located in the United States as described herein and released to the underwriters only upon the consummation of an initial business combination; provided, however that such $0.40 per unit shall be due solely on amounts remaining in the trust account following all properly submitted shareholder redemptions in connection with the consummation of our initial business combination. Also excludes certain fees and expenses payable to the underwriters in connection with this offering. A description of compensation and other items of value payable to the underwriters is set out herein in “Underwriting” on page 163.

Of the proceeds we receive from this offering and the sale of the private placement units described in this prospectus, $150,000,000, or $172,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit), will be deposited into a trust account located in the United States with Equiniti Trust Company, LLC acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us for Permitted Withdrawals, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (i) our completion of an initial business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (iii) the redemption of our public shares if we have not completed an initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering in accordance with the terms described in this prospectus) or by such earlier liquidation date as our board of directors may approve, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Because our sponsor acquired the founder shares at a nominal price, our public shareholders will experience immediate and substantial dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants or Share Rights included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 98.70% (or $9.87 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.13 and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our initial business combination. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued or deemed issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares. This dilution would be exacerbated to the extent other public shareholders seek redemptions from the trust. See “Risk Factors — Risks Relating to our Securities — Our sponsor paid an aggregate of $25,000, or approximately $0.004 per founder share, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our Class A ordinary shares.” on page 53.

The following table illustrates the difference between the public offering price per Class A ordinary share and our net tangible book value per Class A ordinary share (“NTBV”), as adjusted to give effect to this offering and assuming the redemption of our public shares at varying levels. See “Dilution” on page 76 for more information.

As of June 30, 2026
Offering Price of $10.00 per Class A ordinary share	25% of Maximum Redemptions		50% of Maximum Redemptions		75% of Maximum Redemptions		Maximum Redemptions
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.15	$6.59	$3.41	$5.71	$4.29	$4.08	$5.92	$0.13	$9.87

Assuming No Exercise of Over-Allotment Option
$7.14	$6.58	$3.42	$5.69	$4.31	$4.07	$5.93	$0.12	$9.88

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about [_______], 2026.

Sole Book-Running Manager

D. Boral Capital

, 2026

We are responsible for the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with any information or to make any representations that are different or inconsistent with those contained in this prospectus. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such reference are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with or endorsement or sponsorship of us by any other entities.

ii

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, references to:

●	“amended and restated memorandum and articles of association” are to our amended and restated memorandum and articles of association;

●	“Class A ordinary shares” are to our Class A ordinary shares of par value $0.0001 per share;

●	“Class B ordinary shares” are to our Class B ordinary shares of par value $0.0001 per share;

●	“Company,” “our Company,” “we,” or “us” are to SPACCircle Acquisition Corp., a Cayman Islands exempted company;

●	“Companies Act” are to the Companies Act (as revised) of the Cayman Islands as the same may be amended from time to time;

●	“equity-linked securities” are to any debt or equity securities that are convertible, exercisable or exchangeable for Class A ordinary shares of our Company issued in a financing transaction in connection with a Business Combination, including but not limited to a private placement of equity or debt;

●	“founder shares” are to our Class B ordinary shares initially purchased by our sponsor in a private placement prior to this offering and, unless the context otherwise requires, our Class A ordinary shares issued upon the conversion thereof as provided herein;

●	“initial shareholders” are to the holders of our founder shares prior to this offering;

●	“letter agreement” refers to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

●	“management” or our “management team” are to our officers and directors;

●	“ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

●	“Permitted Withdrawal” means interest earned on the trust account (and not the principal held in the trust account) that has been or may be withdrawn to pay any taxes payable by the Company;

●	“preference shares” are to our preference shares of par value $0.0001 per share in the share capital of the Company;

●	“private placement” refers to the purchase by our sponsor of an aggregate of (a) 254,090 private placement units (or up to 270,965 if the underwriter’s over-allotment option is exercised in full);

●	“private placement rights” are to the Share Rights included in the private placement;

●	“private placement shares” are to the Class A ordinary shares included in the private placement units;

●	“private placement units” are to the 254,090 private placement units issued (or 270,965 if the over-allotment option is exercised by the underwriters), each unit consisting of one Class A ordinary share, one redeemable warrant, and one Share Right, purchased in a private placement simultaneously with the closing of this offering;

●	“private placement warrants” are to the warrants included in the private placement;

●	“public shareholders” are to the holders of our public shares, including our initial shareholders, and members of management team to the extent our initial shareholders, and members of our management team purchase public shares, provided that the status of each initial shareholder, and member of our management team status as a “public shareholder” will only exist with respect to such public share;

●	“public shares” are to our Class A ordinary shares offered as part of the units in this offering (whether they are subscribed for in this offering or thereafter in the open market);

●	“public warrants” are to the warrants sold as part of the units in this offering (whether they are subscribed for in this offering or thereafter in the open market);

●	“Share Rights” are to the rights to receive one-third (1/3) of a Class A ordinary share upon the consummation of an initial business combination which are being sold as part of the units in this offering and private placement;

●	“sponsor” are to SPACCircle Sponsor LLC, a Delaware limited liability company formed for the purpose of acting as the sponsor in connection with this offering, and the sponsor conducts no other business; the sponsor is controlled by SPACCatalyst LLC, a Nevada limited liability company, and Soumen Das, our director, and MiteshKumar Patel are the managing members of SPACCatalyst LLC; and

●	“warrants” are to the warrants sold as part of the units in this offering and the private placement (whether they are purchased in this offering or thereafter in the open market), each unit containing one redeemable warrant.

All references in this prospectus to our shares being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. Any conversion of the Class B ordinary shares described in this prospectus will take effect as a redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. All references in this prospectus to our share dividends shall take effect as share capitalizations as a matter of Cayman Islands law. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. No fractional shares will be issued in connection with the exchange of Share Rights. Accordingly, you must hold Share Rights in multiples of 3 in order to receive Class A ordinary shares for all of your Share Rights upon closing of a business combination. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and the forfeiture by our sponsor of 750,000 founder shares.

Our Company

General

We are a blank check company incorporated on March 11, 2026 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have generated no revenues to date and we do not expect that we will generate operating revenues at the earliest until we consummate our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

Purpose

SPACCircle Acquisition Corp. intends to identify and acquire a business within an industry or sector that complements the experience of our management team and can benefit from our operational expertise. We will have a generalist approach to industry sectors, but with particular emphasis on industries where we have core competencies and experiences, such as digital assets, technology, and healthcare industries. However, we may pursue an initial business combination opportunity in any industry or sector (subject to certain limitations described in this prospectus).

Our Leadership

Our management team and board consist of seasoned industry executives that possess deep collective understanding of various industries, including the digital assets, technology, and healthcare industries, as well as the evolution of these sectors and market opportunities.

Management Team

John Dicconson, our Chief Executive Officer and Chairman, is a leader in founding and scaling high-growth companies, with recognized expertise in business strategy, marketing, corporate development, and strategic partnerships. He has served as Chief Executive Officer of Tech Care Now Associates, LLC, a technical support and training services company, since October 2010. In this role, Mr. Dicconson is responsible for overseeing the company’s strategic direction and advising clients on growth strategies, operational efficiency, and long-term business positioning. He founded the firm as a management consulting company providing strategic planning and business development services across multiple industries. Mr. Dicconson previously served as Chief Operating Officer of Katch Entertainment, a B2B data analytics software company, from March 2023 to June 2024, where he oversaw day-to-day operations, including sales, marketing, engineering, product development, and data science functions. Prior to that, he served as Chief Commercial Officer of Katch Entertainment from January 2021 to February 2023, where he was responsible for sales, marketing, and corporate development. In this capacity, he contributed to the company’s initial commercial traction, including customer engagements with Warner Bros. Discovery, Paramount, AMC, Meta, Cinedigm, Sony Pictures, and SkyShowtime. From March 2006 to February 2009, Mr. Dicconson served as Chief Executive Officer of DoceoTech, a wireless industry training company, where he led the company’s growth as a provider of wireless technology training services, secured commercial contracts, and oversaw the company’s sale to a telecommunications manufacturer. Mr. Dicconson has also held advisory and consulting roles, including providing management consulting services to Sitel and Network Solutions, a technology company, and serving as a chief executive officer advisor to Crossloop and Revvim, where he supported strategic growth initiatives and scaling efforts. Earlier in his career, Mr. Dicconson held senior executive roles in the telecommunications industry with MCI, Sprint, and Global Crossing. Mr. Dicconson is a co-founder and serves on the board of Captal Inc., a company focused on developing a tokenized private equity marketplace for early-stage through Series A–C venture-backed companies and accredited investors. Mr. Dicconson holds a Bachelor of Arts in Economics from the University of North Carolina at Chapel Hill.

Augustin Meloty-Kapella, our Chief Financial Officer and a director, is a broad-based finance executive with a strong background in operations, strategic partnerships, and business development, as well as experience in technology-driven organizations and capital markets environments. His experience includes leadership roles at Fortune 500 high-tech companies, hands-on operational roles at Silicon Valley start-ups, and direct involvement in SPAC sponsorship and business combination transactions. Since January 2025, Mr. Meloty-Kapella has served as Founder and Chief Executive Officer of Bokap Systems LLC, a company focused on AI-native accounting and finance platforms for small and medium-sized businesses. From March 2018 to December 2024, Mr. Meloty-Kapella has served as Chief Financial Officer of Explorer Acquisition LLC and gained an extensive experience with special purpose acquisition companies (SPACs). Explorer Acquisition LLC launched seven SPACs: Enterprise 4.0 Technology Acquisition Corp. (liquidated in July 2023), BioPlus Acquisition Corp. (liquidated in October 2023), Epiphany Technology Acquisition Corp. (liquidated in January 2023), Carney Technology Acquisition Corp. II (liquidated in February 2023), E.Merge Technology Acquisition Corp. (liquidated in August 2022), Apex Technology Acquisition Corp. (which completed its initial business combination with AvePoint, Inc. (Nasdaq: AVPT) in July 2021), and ChaSerg Technology Acquisition Corp. (which completed its initial business combination with Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) in March 2020). Mr. Meloty-Kapella previously served as Chief Financial Officer of Mobissimo, a travel search engine company, eCullet, a technology-based glass processing company, TeraRecon, a KLAS solution provider, and Pelikan Technologies, a medical device company. He also served as Vice President of Finance at CA Technologies (NASDAQ: AVGO) and held Controller positions at Quantum Corporation (NASDAQ: QMCO), Apple Inc. (NASDAQ: AAPL), and Hewlett-Packard Company (NYSE: HPQ), (NYSE: HPE). Earlier in his career, he held senior roles at PricewaterhouseCoopers.  Mr. Meloty-Kapella has also served as an interim Chief Financial Officer through Resources Global Professionals and Tatum, supporting technology companies across enterprise software, SaaS, data analytics, marketplace platforms, e-commerce, networking, semiconductor, and biotechnology sectors.  Mr. Meloty-Kapella is a graduate of the Institut d’Etudes Politiques de Paris and holds law and economics degrees from Université Paris 1 Panthéon-Sorbonne, as well as an M.B.A. from HEC Paris.

Soumen Das, our director, has served as managing member of SPACCatalyst LLC since 2024. He has also been serving as the Chief Financial Officer and a director of SPACSphere Acquisition Corp. (Nasdaq: SSAC), a special purpose acquisition company, since June 2025. Mr. Das has served as Director of Capital Markets & Investments at VIKASA Capital Inc., an investment firm, from June 2021 to May 2024. While at VIKASA, Mr. Das advised Stardust in its business combination with Global Partner Acquisition Corp. II, a SPAC, which closed in July 2024. Prior to joining VIKASA, Mr. Das worked as a SPAC IPO Manager for Explorer Acquisition LLC from March 2018 to May 2021, which launched seven SPACs: Enterprise 4.0 Technology Acquisition Corp., which liquidated in July 2023, BioPlus Acquisition Corp., which liquidated in October 2023, Epiphany Technology Acquisition Corp., which liquidated in January 2023, Carney Technology Acquisition Corp. II, which liquidated in February 2023, E.Merge Technology Acquisition Corp., which liquidated in August 2022, Apex Technology Acquisition Corp., which completed its initial business combination with AvePoint, Inc. (Nasdaq: AVPT) in July 2021, and ChaSerg Technology Acquisition Corp., which completed its initial business combination with Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) in March 2020. In addition to his SPAC experience, Mr. Das has been the director of finance of Meditab Software Inc., an EMR software company, since July 2024 and Chief Financial Officer of DosePacker Inc., a health technology company, since May 2025. Mr. Das was also the project development manager and chief financial officer of JENO RD from 2015 to 2018. Mr. Das received a Master of Business Administration from ESADE Business School, Barcelona, Spain and a Bachelor of Technology in Electrical Engineering from the National Institute of Technology in Rourkela, India.

Throughout their careers, our management team has accumulated extensive experience as executives, entrepreneurs, investors and advisors, successfully growing businesses across all facets of early stage to scaled companies. Members of our management team have extensive exposure to industry and acquisition trends as both investors and operators and possess an extensive network of relationships, with access to thought leaders and subject matter experts.

Our management team brings a strong track record of identifying growth opportunities and creating significant shareholder value. We believe that our management team is well positioned to identify attractive business combination opportunities that are positioned to benefit from compelling industry trends and undergo transformational growth. We intend to generate attractive returns for our shareholders and enhance value by improving operational performance of the acquired company. We believe the strong reputation of the members of our management team within the industry sectors we target, together with their vast network of key industry participants, will allow us to identify attractive opportunities that would thrive in the public markets. We also believe that our management team can add significant value to a newly public company through extensive industry knowledge, marketing and financial expertise, as well as a network of strategic investors and resources.

Directors

Our management team’s skills are complemented by our independent directors who bring significant experience, expertise and relationships throughout various industries, including digital assets, technology, and healthcare industries. Messrs. Jeffrey W. Cordell, Stephen Markscheid, Diana Glassman and Daniel Torpey have agreed to join our board of directors with Mr. Soumen Das, Mr. John Dicconson and Mr. Augustin Meloty-Kapella.

Jeffrey W. Cordell, our director nominee, leads Health Advocate Solutions, a healthcare advocacy company, as President and CEO since November 2022 and ZP Better Together Communications, a communications company, as CEO since March 2026. Earlier, Mr. Cordell served as Chief Technology Officer of Teleperformance’s Specialized Services division from June 2019 to December 2022. Mr. Cordell spent eight years as Chief Information Officer of LanguageLine Solutions, a language solutions company, from September 2014 to November 2022, guided multiple high-growth ventures at West Corporation, a provider of cloud-based technology, from 2003 to 2014 and at Electronic Data Systems, an information technology company, from 1998 to 2000 after serving as a Communications Officer (Captain) in the U.S. Air Force. He holds a B.S. in Electrical Engineering from the University of Notre Dame and is the named inventor on 30-plus U.S. patents. Mr. Cordell’s three decades of scaling tech-enabled service companies and leading complex M&A integrations position him to drive our strategic growth.

Stephen Markscheid, our director nominee, is Managing Partner of Aerion Capital, a family office since July 2022. He currently serves as independent non-executive director of six other publicly listed companies: Jinko Solar Inc. (NYSE: JKS), a solar panel manufacturer (since 2010); ConnectM Technology Solutions, Inc. (Nasdaq: CNTM), a technology company (since July 2024); Charlton Aria Acquisition Corporation (Nasdaq: CHARU), a special purpose acquisition company (since October 2024); Pantages Capital Acquisition Corporation (Nasdaq: PGAC), a special purpose acquisition company (since December 2024); and Starry Sea Acquisition Corporation (Nasdaq: SSEA), a special purpose acquisition company (since August 2025). Mr. Markscheid previously served as a director on numerous public boards including Four Leaf Acquisition Corporation (Nasdaq: FORL), a special purpose acquisition company (from 2023 to 2026); Cenntro Inc. (Nasdaq CENN), an electric vehicle manufacturer from 2023 to 2024, UGE International (XTSX:UGE), a solar installation company from August 2021 to July 2023, Fanhua, Inc. (Nasdaq: FANH), a financial services provider from 2007 to 2024, Kingwisoft Technology Services Ltd. (HKSE: 8295.HK), an information technology company from 2016 to 2024, and several special purpose acquisition companies. He is also a trustee emeritus of Princeton-in-Asia. From 1998 to 2006, he worked for GE Capital. During his time with GE Capital, Mr. Markscheid led GE Capital’s business development activities in China and Asia Pacific, primarily acquisitions and direct investments. Prior to GE Capital, Mr. Markscheid worked with the Boston Consulting Group throughout Asia. He was a banker for ten years in London, Chicago, New York, Hong Kong and Beijing with Chase Manhattan Bank and First National Bank of Chicago. Mr. Markscheid began his career with the US-China Business Council, in Washington D.C. and Beijing. He earned a BA in East Asian Studies from Princeton University in 1976, an MA in international affairs from Johns Hopkins University in 1980, and an MBA from Columbia University in 1991, where he was class valedictorian.

Diana Glassman, our director nominee, has been Stewardship Director at EOS at Federated Hermes Ltd, a company engaged in active and responsible investment, since December 2019. Representing institutional investor clients, she engages publicly-traded portfolio companies on business strategy, risk management, sustainability, and systemwide AI oversight encompassing digital governance, human capital and organizational change, and datacenter energy considerations. She co-leads the group’s Technology sector and leads the Oil & Gas sector portfolio company engagement, and leads US board effectiveness assessments across all sectors. Between July 2014 and December 2019 Ms. Glassman was Chief Executive Officer of Integration Strategy, Inc., a strategy consulting firm advising leaders of corporates, private equity firms and government entities primarily in energy and infrastructure. She previously held positions of increasing responsibility at TD Bank Group, Credit Suisse, a private equity firm and its global energy services portfolio company, and PWC.  Ms. Glassman also served as an independent board director on the audit and nominating and governance committees of Helix Energy Solutions (NYSE:HLX), an energy services company, from September 2022 to August 2026, is a member of the US Public Company Accounting Oversight Board (PCAOB) Investor Advisory Group, is on the INSEAD/KPMG AI Governance advisory council, and participated in the 2025 US Army War College National Security Seminar (NSS). Ms. Glassman earned a Bachelor of Science degree in Biology magna cum laude at Yale University, an M.P.A. in International Political and Economic Development at Harvard Kennedy School, and an M.B.A. at Harvard Business School.

Daniel Torpey, our director nominee, is an Independent Director and audit committee chairperson at MDB Capital Group, a registered broker-dealer, since June 2024. Mr. Torpey is also a Senior Managing Director at Ankura Consulting Group since August 2025. Prior to this role, Mr. Torpey was an Assurance partner at Ernst & Young LLP (EY). Mr. Torpey has been with EY for over 25 years and prior to that he was a partner at Arthur Anderson LLP from July 2001 to May 2002, and a partner and held various other titles at PricewaterhouseCoopers (and its predecessor firm Coopers & Lybrand) from 1992 to 2001. Mr. Torpey served as an auditor in EY’s audit practice from 1989 to 1992. Mr. Torpey served as a staff and senior accountant at Matson Driscoll & Damico, LLP. from 1986 to1989. Mr. Torpey received his Bachelor of Science in Accountancy from St. John’s University, Jamaica, New York in 1986 and is a Certified Public Accountant licensed in the state of New York and Texas.

The past performance of our sponsor, directors and officers is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. As described in this prospectus, some of our officers and directors have had management experience with blank check companies or special purpose acquisition companies in the past. You should not rely on their respective historical records or performance as indicative of our future performance.

Our officers and directors are not prohibited from becoming either a director or officer of any other special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

Previous SPAC Experience

Below describes the SPAC business combination in which members of our management team have participated, along with certain other information:

Mr. Das, our director, serves as the Chief Financial Officer of SPACSphere Acquisition Corp. (“SPACSphere”), which consummated its initial public offering of 17,250,000 units (including the sale of 1,250,000 units that were subject to the underwriters’ overallotment option) in February 2026. Each unit consisted of one Class A ordinary share, one-half (1/2) of one redeemable warrant, and one-fifth (1/5) of one right to receive one Class A ordinary share upon the consummation of an initial business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $172,500,000. SPACSphere is currently looking for a target company with which to consummate an initial business combination. On June 3, 2026, the closing price of SPACSphere’s shares was $9.98.

Mr. Stephen Markscheid, our independent director, serves as a director of the following SPACs.

Four Leaf Acquisition Corporation (“FORL”). FORL consummated its initial public offering of 5,200,000 units in March 2023. Each unit consisted of one Class A ordinary share and one redeemable warrant to purchase one Class A ordinary share. The Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $52,000,000.  On March 17, 2023, the underwriters partially exercised their over-allotment option and purchased 221,000 additional units for $2,210,000. On December 17, 2024, FORL entered into an Agreement and Plan of Merger (with Xiaoyu Dida Interconnect International Limited. In June 2025, FORL held a special meeting of stockholders to, among other things, extend the time by which it had to consummate an initial business combination up to an additional 12 times for one month each time, from June 22, 2025 until June 22, 2026, or such earlier date as may be determined by the board in its sole discretion. In connection with that meeting, stockholders holding 1,708,386 public shares, representing approximately 62.7% of the public shares outstanding, exercised their right to redeem such shares for a pro rata portion of the funds in the company’s trust account. In January 2026, FORL’s securities were delisted from Nasdaq for failure to file its periodic reports. On August 27, 2026, FORL entered into a business combination agreement with Data443 Risk Mitigation, Inc. On September 14, 2026, the closing price of FORL’s shares was $11.00.

Charlton Aria Acquisition Corporation (“CHAR”). CHAR consummated its initial public offering of 7,500,000 units in October 2024. Each unit consisted of one Class A ordinary share and one right to receive one-eighth (1/8) of one Class A ordinary share upon the consummation of an initial business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $75,000,000. In November 2024, the underwriters’ over-allotment option was exercised in part to 1,000,000 units, generating additional gross proceeds of $10,000,000. On May 13, 2025, the sole shareholder of the sponsor sold all of his shares in the sponsor to Sovereign Global Trust LLC. On September 14, 2026, the closing price of CHAR’s shares was $ 10.96.

Pantages Capital Acquisition Corporation (“PGAC”). PGAC consummated its initial public offering of 8,625,000 units (including the sale of 1,125,000 units that were subject to the underwriters’ overallotment option) in December 2024. Each unit consisted of one Class A ordinary share and of one right to receive one-third (1/3) of one Class A ordinary share upon the consummation of an initial business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $86,250,000. On November 18, 2025, PGAC entered into a business combination agreement with MacMines Austasia Pty Ltd, which was amended on April 14, 2026. In June 2026, PGAC held a special meeting of shareholders to, among other things, extend the time by which it had to consummate an initial business combination from June 6, 2026 to June 6, 2027, on a month-to-month basis, for up to twelve (12) months, by depositing into the trust account an amount equal to $0.033 per public share remaining outstanding after redemptions, up to $60,000 per one-month extension. On August 21, 2026, PGAC received a written notice from Nasdaq that for the last 30 consecutive business days, PGAC’s market value of listed securities was below the $50 million minimum requirement for continued listing on the Nasdaq Global Market. PGAC has until February 17, 2027 to regain compliance. On September 14, 2026, the closing price of PGAC’s shares was $10.71.

Starry Sea Acquisition Corporation (“SSEA”). SSEA consummated its initial public offering of 5,750,000 units (including the sale of 750,000 units that were subject to the underwriters’ overallotment option) in August 2025. Each unit consisted of one Class A ordinary share and of one right to receive one-sixth (1/6) of one Class A ordinary share upon the consummation of an initial business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $57,500,000. On September 29, 2025, SSEA entered into a letter of intent with Forever Young International Limited. On January 12, 2026, the letter of intent expired without any definitive agreements being executed. On August 22, 2026, SSEA entered into an Agreement and Plan of Merger with SuperiorMed Holdings Limited. On September 14, 2026, the closing price of SSEA’s shares was $10.33.

Sourcing of Potential Target Businesses

We believe that the operational and transactional experience of our management team, combined with their global network of contacts, will provide us with a number of potential target businesses to evaluate. We anticipate that potential target businesses will be brought to our attention by various sources within their network, including industry participants, private equity funds, investment banks and business enterprises seeking to divest non-core assets or divisions. Furthermore, our management team will leverage their participation in key conferences and events across sectors, as well as their propriety networks, to source additional target businesses.

We are not restricted from pursuing an initial business combination with a target business affiliated with our sponsor (or its members), or management team, or making the acquisition through a joint venture or other shared ownership structure. If we seek to complete our initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm or a firm that commonly renders valuation opinions regarding the fairness of the transaction from a financial perspective.

Our directors and officers may have fiduciary or contractual obligations to other entities, which could require them to present acquisition opportunities to such entities before us (except if specifically provided to them in their capacity as an officer or director of our company). Nevertheless, given our management team’s network and sourcing capabilities, we believe these obligations will not materially undermine our ability to complete an initial business combination.

Acquisition Criteria

We have established the criteria and guidelines listed below in accordance with our strategy, which we believe are important in evaluating prospective targets. However, we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

●	Competitive Position: The target company has a defensible market position in relation to their competitors. This defensibility may come from technology, brand/IP, scale, or talent, among other attributes.

●	Management Team: The management team of the target company can execute on compelling growth strategies and/or recruit talented individuals to help execute the business strategy.

●	Inflection Point: The target company is at an inflection point, and the expertise of our management team combined with capital can improve financial performance.

●	Unrecognized Value: The target company is undervalued relative to market comps and/or as evaluated by our management team of seasoned public company officers and experts. In addition, our management team believes we can help the target company evaluate and improve its strategy and corporate governance, leading to successful value creation and re-valuation.

●	Growth: The target company is in a position to increase its growth rates, whether organically or inorganically, and our management team can help to accelerate that growth through supporting innovation of additional products or services or advising on strategic transactions.

●	Scalable Platform: The target company participates in markets of sufficient scale with the potential to achieve meaningful scale after the initial business combination, organically or through add-on acquisitions.

●	Risk-Adjusted Return: We believe that an acquisition of the target company will offer our shareholders attractive risk-adjusted returns on their investments.

Initial Business Combination

Nasdaq rules require that our initial business combination must occur with one or more operating businesses or assets with an aggregate fair market value equal to at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and any Permitted Withdrawals) at the time of our signing a definitive agreement in connection with our initial business combination. We refer to this as the 80% fair market value test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. In addition, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We will have until 12 months from the closing of this offering  (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering in accordance with the terms described in this prospectus) or by such earlier liquidation date as our board of directors may approve, our shareholders may vote by special resolution to amend our amended and restated memorandum and articles of association to extend the period of time that we have to consummate the initial business combination. We will provide all public shareholders with the opportunity to redeem their public shares in connection with any such vote.

Unless we complete our initial business combination with an affiliated entity, or our board of directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion that the price we are paying for a target is fair to our company from a financial point of view from any of the following: (i) an independent investment banking firm; (ii) another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire; or (iii) from an independent accounting firm. If no opinion is obtained, our shareholders will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target business or issue a substantial number of new shares to third-parties in connection with financing our initial business combination. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. If our securities are not listed on the Nasdaq after this offering, we would not be required to satisfy the 80% fair market test. However, we intend to satisfy the 80% fair market test even if our securities are not listed on the Nasdaq at the time of our initial business combination.

Members of our management team have invested in our sponsor by subscribing for units issued by the sponsor. These officers and directors will not receive any cash compensation from us prior to a business combination but through their investment in the sponsor will be eligible to share in a portion of any appreciation in founder shares and private placement units, provided that we successfully complete a business combination. We believe that this structure aligns the incentives of these officers and directors with the interests of our shareholders. Investors should be aware that our officers and directors acquired their interests in the founder shares for approximately $0.004 per share. As a result, the low acquisition cost of the founder shares creates an economic incentive whereby our officers and directors could potentially make a substantial profit even if we complete a business combination with a target business that subsequently declines in value and is unprofitable for public investors. Furthermore, the conversion of these founder shares held by the sponsor into Class A ordinary shares at the time of our initial business combination will dilute public shareholders. Those restricted shares are (i) subject to certain restrictions that lapse only upon the consummation of our initial business combination and (ii) subject to surrender for no consideration if an initial business combination is not consummated in accordance with our amended and restated memorandum and articles of association. As a result, this structure creates incentives under which our officers, directors, and private placement investors could realize substantial profits even if we complete a business combination with a target that later declines in value and is not profitable for public investors.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the Securities and Exchange Commission to voluntarily register our securities under Section 12 of the of the Securities Exchange Act of 1934, as amended (“Exchange Act”). As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Sponsor Information

Our sponsor, SPACCircle Sponsor LLC, a Delaware limited liability company, was formed to invest in our Company. Although our sponsor is permitted to undertake any activities permitted under the Delaware Limited Liability Company Act and other applicable law, our sponsor’s business is focused on investing in our Company. SPACCatalyst LLC, a Nevada limited liability company, the managing member of SPACCircle Sponsor LLC, hold voting and investment discretion with respect to the securities held of record by the sponsor. SPACCatalyst LLC is owned and managed by Messrs. MiteshKumar Patel and Soumen Das, our director. In addition, our CEO and CFO will receive an indirect interest in 100,000 and 75,000 founder shares, respectively, for their services and Mr. Torpey, the chair of our Audit Committee will receive an indirect interest in 45,000 founder shares and other directors will each received, an indirect interest in 40,000 founder share for their services. SPACCatalyst Fund and SPACCatalyst, the General Partner of SPACCatalyst Fund, beneficially own approximately 55% of the sponsor membership interests reflecting indirect interests in the founder shares and approximately 50% of the sponsor membership interests reflecting indirect interests in the private placement units. Nadyrshah Dhanani, through DPEG SPAC, LP, beneficially owns approximately 45% of the sponsor membership interests reflecting indirect interests in the founder shares and approximately 50% of the sponsor membership interests reflecting indirect interests in the private placement units. As of the date hereof, except as described herein, no other person has a direct or indirect material interest in our sponsor. Other than our management team, none of the other members of our sponsor will participate in our Company’s operational activities, and there are no other members of our sponsor other than as described above.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Sponsor	5,750,000 Class B ordinary shares(1)	$25,000

	254,090 private placement units (or 270,965 private placement units if the underwriters’ over-allotment option is exercised in full)	$2,540,900 (or $2,709,650 if the underwriters’ over-allotment option is exercised)

	Up to $375,000	Repayment of loans and advances made to us to cover offer related and organizational expenses

	$10,000 per month	Office space and administrative services

	Private placement units convertible into up to $1,000,000 in working capital loans, at a price of $10.00 per unit, at the option of the lender	Working capital loans to finance transaction costs in connection with our initial business combination

Additional Class A ordinary shares upon conversion of the Class B ordinary shares pursuant to the anti-dilution rights of the Class B ordinary shares

In the case that additional Class A ordinary shares, or any equity-linked securities, are issued or deemed issued in excess of the amounts issued in this offering (including pursuant to the over-allotment option) and related to or in connection with the closing of our initial business combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 25% of the sum of all ordinary shares issued upon completion of this offering (irrespective of whether or not such Class A ordinary shares are redeemed in connection with our initial business combination) (including any Class A ordinary shares issued pursuant to the over-allotment option and excluding any Class A ordinary shares underlying any units our initial shareholders may purchase in this offering and the Class A ordinary shares underlying the private placement units issued to our sponsor) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (including any Class A ordinary shares issued pursuant to a forward purchase agreement), excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination, any private placement-equivalent shares issued to our sponsor or an affiliate of our sponsor, members of the Company’s management team or any of their affiliates upon conversion of working capital loans made to us, and any Class A ordinary shares issued pursuant to a forward purchase agreement. Any conversion of the Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

	Finder’s fees, advisory fees, consulting fees, success fees or salaries(2)	Any services in order to effectuate the completion of our initial business, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account. We may engage our sponsor or an affiliate of our sponsor as an advisor or otherwise in connection with our initial business combination and certain other transactions and pay such person or entity a salary or fee in an amount that constitutes a market standard for comparable transactions.

(1)	Up to750,000 of the founder shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment option is not exercised.

(2)	Although no terms for any such arrangements have been determined and no written agreements exist with respect to such arrangements, if such compensation is substantial it could result in material dilution to the equity interests of the public Class A ordinary shareholders.

Because our sponsor acquired the founder shares at a nominal price of $0.004, our public shareholders will experience immediate and substantial dilution. Further, if we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders, on an as-converted basis, at 25% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the private placement shares). Upon the closing of this offering, and assuming no value is ascribed to the warrants or Share Rights included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 98.70% (or $9.87 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.13 and the initial offering price of $10.00 per unit. This dilution would materially increase to the extent that the anti-dilution provisions of the Class B ordinary shares, as described above, result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our initial business combination. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued or deemed issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares. This dilution would be exacerbated to the extent other public shareholders seek redemptions from the trust. Further, our public shareholders may experience material dilution if the up to $1,000,000 in working capital loans is advanced by the sponsor and the sponsor elects to convert the working capital loans into private placement units at $10.00 per unit. Additionally, upon exercise of the private placement units issued simultaneously with the closing of this offering, the actual dilution to the public shareholders would to be higher. As a result, the holders of our founder shares (including certain of our directors and officers that indirectly own founder shares) could make a substantial profit after our initial business combination even if our public shareholders lose money on their investment as a result of a decrease in the post-combination value of their Class A ordinary shares. See “Risk Factors — Risks Relating to our Securities —” Our sponsor paid an aggregate of $25,000, or approximately $0.004 per founder share, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our Class A ordinary shares.

Pursuant to the lock-up provisions in the letter agreement entered into with us, our sponsor and our directors and executive officers have agreed not to transfer, assign or sell any of their founder shares, private placement units (and the underlying securities) owned by them, if any, as summarized in the table below:

Subject Securities	Natural Persons and Entities Subject to Restrictions	Expiration Date	Exceptions to Transfer Restrictions
Founder Shares	SPACCircle Sponsor LLC Soumen Das John Dicconson Augustin Meloty-Kapella Jeffrey W. Cordell Stephen Markscheid Diana Glassman Daniel Torpey

The earlier to occur of (A) one year after the completion of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. See as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Units.”

Notwithstanding the foregoing, the converted Class A ordinary shares will be released from the lock-up if (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

However, if after our initial business combination there is a transaction whereby all the outstanding Class A ordinary shares are exchanged or redeemed for cash or another issuer’s shares, then the Founder Shares and private placement units shall be permitted to participate.

Transfers permitted: (a) to our officers or directors, any affiliates or family members of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization, (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (d) in the case of an individual, pursuant to a qualified domestic relations order, (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangements, in connection with an extension of the timeframe for us to consummate a business combination or in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, (f) by pro rata distributions from the sponsor to its respective members pursuant to the sponsor’s limited liability company agreement, (g) by virtue of the laws of the State of Delaware or our sponsor’s operating agreement upon dissolution of our sponsor, (h) in the event of our liquidation prior to our completion of our initial business combination, or (i) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (g) above; provided, however, that in the case of clauses (a) through (g) or (i), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by our sponsor with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus).

Subject Securities	Natural Persons and Entities Subject to Restrictions	Expiration Date	Exceptions to Transfer Restrictions
Private placement units	SPACCircle Sponsor LLC Soumen Das John Dicconson Augustin Meloty-Kapella Jeffrey W. Cordell Stephen Markscheid Diana Glassman Daniel Torpey	30 days after the completion of our initial business combination	Same as above

Any units, warrants, Share Rights, ordinary shares or any other securities convertible into, or exercisable for, any units, ordinary shares, founder shares, warrants, or rights	SPACCircle Sponsor LLC Soumen Das John Dicconson Augustin Meloty-Kapella Jeffrey W. Cordell Stephen Markscheid Diana Glassman Daniel Torpey	180 days from the date of this prospectus	No transfer without the prior written consent of D. Boral; provided, however, that we may (1) issue and sell the private placement units; (2) issue and sell the additional units to cover our underwriters’ over-allotment option (if any); (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the private placement units and their underlying securities and the Class A ordinary shares issuable upon conversion of the warrants, Share Rights, and the founder shares; and (4) issue securities in connection with our initial business combination. However, the foregoing shall not apply to the forfeiture of any founder shares pursuant to their terms or any transfer of founder shares to any current or future independent director of the Company (as long as such current or future independent director transferee is subject to the letter agreement, filed herewith, or executes an agreement substantially identical to the letter agreement, as applicable to directors and officers at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). D. Boral in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The founder shares, and the private placement units, as applicable, held by the sponsor will only be distributed to the members of the sponsor after consummation of our initial business combination, at which time such members of the sponsor would become subject to the applicable transfer restrictions with respect to such securities.

In addition, if our sponsor or an affiliate of our sponsor or certain of our officers and directors make any working capital loans, up to $1,000,000 of such loans may be converted into private placement units at a price of $10.00 per unit, at the option of the lender. A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $375,000 as described in this prospectus. As of June 30, 2026, we had borrowed $142,500 under the promissory note with our sponsor. These loans will be repaid upon completion of this offering out of the $625,900 of offering proceeds that has been allocated for the payment of offering expenses (after the underwriter’s reimbursement and other than deferred underwriting commissions). Upon the listing of our securities on The Nasdaq Global Market, we will reimburse our sponsor for office space, secretarial and administrative services provided to members of our management team, in the amount of $10,000 per month. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

As more fully discussed in “Management — Conflicts of Interest,” certain of our directors and officers have fiduciary or contractual duties to certain other companies in which they have invested or advised. These entities may compete with us for acquisition opportunities. On April 22, 2026, our sponsor paid $25,000 to cover certain offering costs in exchange for 5,750,000 founder shares. Up to 750,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. If none of the founder shares are forfeited, the resulting purchase price would be approximately $0.004 per share. Our sponsor is the beneficial owner of the founder shares and will be the beneficial owner of the private placement units following this offering, and members of our management team will indirectly own such securities. Because of such ownership and interests, our sponsor, and any of our officers and directors who have an ownership interest in the sponsor, may have actual or potential conflicts of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as compared to purchasers in this offering. See the sections titled “Summary — Conflicts of Interest,” “Proposed Business — Initial Business Combination” and “Management — Conflict of Interest” for more information. The low price that our sponsor paid for the founder shares creates an incentive whereby our sponsor could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we fail to consummate an initial business combination, however, the founder shares and private placement units will be worthless, except to the extent the holders thereof receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor and our executive officers and directors who have an ownership interest in the sponsor to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. In contrast, our public shareholders will receive a pro rata distribution of the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals and less up to $100,000 to pay dissolution expenses). Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination. Additionally, upon the listing of our securities on the Nasdaq, we will reimburse our sponsor for office space, secretarial and administrative services provided to members of our management team, in the amount of $10,000 per month.

Potential Additional Financings

We may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness could have rights that are senior to our equity securities and could contain covenants that restrict our operations. Further, as described above, due to the anti-dilution rights of our founder shares, our public shareholders may incur material dilution. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations. See “Proposed Business — Potential Additional Financing.”

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, and as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which we refer to as the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have received a tax exemption undertaking from the Financial Secretary of the Cayman Islands. In accordance with Section 6 of the Tax Concessions Act (as revised) of the Cayman Islands, such tax exemption applies for a period of 30 years from the date of the undertaking, and means that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are a Cayman Islands exempted company incorporated on March 11, 2026. Our registered offices are located at 8795 Folsom Blvd Sacramento, California 95826 and our telephone is (916) 806-7146.

THE OFFERING

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 35 of this prospectus.

Securities offered:	15,000,000 units (or 17,250,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:

	●	One Class A ordinary share;

	●	One redeemable warrant; and

	●	One right to receive one-third (1/3) of a Class A ordinary share upon the consummation of an initial business combination (the “Share Rights”).

Proposed Nasdaq symbols:	Units: “SCQCU” Class A Ordinary Shares: “SCQC” Warrants: “SCQCW” Share Rights: “SCQCR”

Trading commencement and separation of Class A ordinary shares, warrants, and Share Rights:

The units will begin trading promptly after the date of this prospectus. The Class A ordinary shares, warrants, and Share Rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless D. Boral informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares, warrants, and Share Rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into the component securities. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. No fractional shares will be issued in connection with the exchange of Share Rights. Accordingly, you must hold Share Rights in multiples of 3 in order to receive Class A ordinary shares for all of your Share Rights upon closing of a business combination.

Separate trading of Class A ordinary shares, warrants, and Share Rights is prohibited until we have filed a Current Report on Form 8-K:	In no event will the Class A ordinary shares, warrants, and Share Rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:

Number issued and outstanding before this offering	0

Number of private placement units to be sold in a private placement simultaneously with this offering	254,090

Number issued and outstanding after this offering(1)	15,254,090

Ordinary shares:

Number issued and outstanding before this offering(2)	5,750,000

Number to be sold in a private placement simultaneously with this offering	254,090

Number issued and outstanding after this offering(3)	20,254,090

Warrants:

Number issued and outstanding before this offering	0

Number to be sold in a private placement simultaneously with this offering	254,090

Number of issued and outstanding after this offering and the sale of private placement units(4)	15,254,090

(1)	Assumes no exercise of the underwriters’ over-allotment option and 750,000 founder shares are surrendered for no consideration and includes an aggregate of 254,090 Class A ordinary shares underlying the private placement units.
(2)	Consists solely of founder shares and includes up to 750,000 Class B ordinary shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised.
(3)	Comprised of 15,000,000 Class A ordinary shares included in the units to be sold in this offering and 254,090 Class A ordinary shares underlying the private placement units. Founder shares are currently classified as Class B ordinary shares, which shares will automatically convert into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination or earlier at the option of the holder on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”
(4)	Comprised of 15,000,000 warrants included in the units to be sold in this offering and 254,090 private placement warrants underlying the private placement units.

Share Rights:

Number issued and outstanding before this offering	0

Number to be sold in a private placement simultaneously with this offering	254,090

Number of issued and outstanding after this offering and the sale of private placement units(5)	15,254,090

Terms of Warrants:

Exercisability:

Each whole warrant offered in this offering is exercisable to purchase one Class A ordinary share. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

We have structured each unit to contain one warrant, with each whole warrant exercisable for one Class A ordinary share.

Exercise Price:

$11.50 per share, subject to adjustments as described herein.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances and this offering), and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described below under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

(5)	Comprised of 15,000,000 Share Rights included in the units to be sold in this offering and 254,090 private placement rights underlying the private placement units.

Exercise period:

The warrants will become exercisable 30 days after the completion of our initial business combination, provided that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We are registering the Class A ordinary shares issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable 30 days after the completion of our initial business combination, which may be within one year of this offering. However, because the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00	After the warrants become exercisable, we may redeem the outstanding warrants:

	●	in whole and not in part;

	●	at a price of $0.01 per warrant;

	●	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

	●	if, and only if, the last reported sale price (the “closing price”) of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities - Warrants - Redemption Procedures - Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period commencing at least 150 days after completion of our initial business combination and ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the measurement period. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such ordinary shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

Terms of Share Rights:	Each unit contains one right to receive one-third (1/3) of a Class A ordinary share upon the consummation of an initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a Share Right will be required to affirmatively convert its Share Rights in order to receive the one-third (1/3) of one Class A ordinary share underlying each Share Right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of Share Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, you must hold Share Rights in multiples of 3 in order to receive shares for all of your Share Rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of Share Rights will not receive any of such funds for their Share Rights and the Share Rights will expire worthless.

Appointment and removal of directors; voting rights:

Only the holders of Class B ordinary shares will have the right to vote on (i) the appointment and removal of directors prior to the consummation of the initial business combination and (ii) prior to the closing of the initial business combination, and whilst any Class B ordinary shares are issued and outstanding, continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Holders of our Class A ordinary shares will not be entitled to vote on the appointment and removal of directors or on continuing the Company in a jurisdiction outside the Cayman Islands during such time. On any other matters submitted to a vote of our shareholders, holders of the Class B ordinary shares and holders of the Class A ordinary shares will vote together as a single class, except as required by law. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of our Class B ordinary shares voting in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Each of our directors will hold office until terminated as described in the amended and restated articles and memorandum of association.

Founder shares:	On April 22, 2026, our sponsor paid $25,000 to cover certain offering costs in exchange for 5,750,000 founder shares. Up to 750,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. If none of the founder shares are forfeited, the resulting purchase price would be approximately $0.004 per share.

Prior to the initial investment in the Company of $25,000 by our sponsor, the Company had no assets, tangible or intangible. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. The number of founder shares issued was determined based on the expectation that the founder shares would represent 25% of the outstanding shares after this offering (excluding any shares underlying any units our initial shareholders may purchase in this offering and the ordinary shares underlying the private placement units). As such, our sponsor, officers and directors will collectively own 25% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). Neither our sponsor nor any of our officers or directors have expressed an intention to purchase any units in this offering. If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders at 25% of our issued and outstanding ordinary shares (excluding any shares underlying any units our initial shareholders may purchase in this offering and the ordinary shares underlying the private placement units) upon the consummation of this offering.

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:

●	only the holders of the founder shares have the right to vote on (i) the appointment and removal of directors prior to the consummation of the initial business combination and (ii) prior to the closing of the initial business combination, and whilst any Class B ordinary shares are issued and outstanding, continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands);

●	the founder shares are subject to certain transfer restrictions, as described in more detail below;

●	our sponsor, officers, and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (i) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals), divided by the number of then issued and outstanding public shares, subject to applicable law and as further described herein;

●	our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination and (ii) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 12 months from the closing of this offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed, pursuant to such letter agreement, to vote their founder shares and any public shares and private placement shares held by them in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto);

●	In an ordinary resolution scenario, assuming that only the holders of one-half of our issued and outstanding ordinary shares at the time of any such shareholder vote, representing a quorum under our amended and restated memorandum and articles of association, vote their ordinary shares at a general meeting of the Company, we would not need any public shares in addition to all of our founder shares and private placement shares to be voted in favor of an initial business combination in order to pass an ordinary resolution to approve an initial business combination (assuming the underwriter’s overallotment option is not exercised and the parties to the letter agreement do not acquire any Class A ordinary shares,

●	subject to any higher consent threshold as may be required by Cayman Islands or other applicable law in order to effect the business combination transaction. If our initial business combination is structured as a statutory merger or consolidation between us and another company under Cayman Islands law, our initial business combination will require the approval of a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company. In such a special resolution scenario, assuming that only the holders of one-half of our issued and outstanding ordinary shares at the time of any such shareholder vote are present and voted at an extraordinary general meeting of the Company, the over-allotment option is not exercised and the parties to the letter agreement do not acquire any Class A ordinary shares, we will need 4,872,956, or approximately 32.5%, of the 15,000,000 public shares sold in this offering, in addition to all of our founder shares and private placement shares to be voted in favor in order to approve a special resolution in connection with an initial business combination. Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders and management team to vote in favor of our initial business combination will increase the likelihood that an ordinary resolution will be passed, being the minimum shareholder approval for such initial business combination (and subject always to the specific transaction structure of the business combination);

●	the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below and in our amended and restated memorandum and articles of association; and

●	the founder shares are entitled to registration rights.

The interests of the members of the sponsor are denominated in three classes of membership interest units: (i) Class A membership units representing interests in the founder shares on a one-for-one basis, and (ii) Class B membership units that will represent an interest in the private placement units on a one-for-one basis. Pursuant to an agreement of all members of the sponsor, the management and control of the sponsor is vested exclusively with SPACCatalyst LLC, the managing member of the sponsor, whose managing members are Soumen Das and MiteshKumar Patel.

Transfer restrictions on founder shares:	Our sponsor, officers and directors have agreed not to transfer, assign or sell any of their founder shares and any Class A ordinary shares issuable upon conversion thereof until the earlier to occur of: (A) one year after the completion of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. See described herein under “Principal Shareholders — Transfers of Founder shares and private placement units”. Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor, officers and directors with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Notwithstanding the foregoing, the converted Class A ordinary shares will be released from the lock-up if (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

However, if after our initial business combination there is a transaction whereby all the outstanding Class A ordinary shares are exchanged or redeemed for cash or another issuer’s shares, then the founder shares and private placement units shall be permitted to participate.

Except in certain limited circumstances, no member of the sponsor may transfer all or any portion of its membership interests in the sponsor. For more information, see “Principal Shareholders — Transfers of Founder shares and private placement units.”

Founder shares conversion and anti-dilution rights:	We have issued 5,750,000 Class B ordinary shares, par value $0.0001 per share (up to 750,000 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised). The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination, on a one-for-one basis, subject to adjustment for share subdivisions, share consolidations, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein and in our amended and restated memorandum and articles of association.

In the case that additional Class A ordinary shares, or any equity-linked securities, are issued or deemed issued in excess of the amounts issued in this offering (including pursuant to the over-allotment option) and related to or in connection with the closing of our initial business combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 25% of the sum of all ordinary shares issued upon completion of this offering (irrespective of whether or not such Class A ordinary shares are redeemed in connection with our initial business combination) (including any Class A ordinary share issued pursuant to the over-allotment option and excluding any Class A ordinary shares underlying any units our initial shareholders may purchase in this offering and the Class A ordinary shares underlying the private placement units issued to the sponsor) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (including any Class A ordinary shares issued pursuant to a forward purchase agreement), excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination, any private placement-equivalent shares issued to our sponsor or an affiliate of our sponsor, members of the Company’s management team or any of their affiliates upon conversion of working capital loans made to us, and any Class A ordinary shares issued pursuant to a forward purchase agreement. Any conversion of the Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.

Private placement units and constituent securities:

Our sponsor will purchase, in a private placement that will close simultaneously with the closing of this offering, an aggregate of 254,090 private placement units, at a price of $10.00 for each private placement unit, or an aggregate purchase price of $2,540,900 (or up to an aggregate of 270,965 private placement units for an aggregate purchase price of up to $2,709,650 if the underwriters’ over-allotment option is exercised in full).

Except in certain limited circumstances, pursuant to the letter agreement, no member of the sponsor may transfer all or any portion of its membership interests in the sponsor. For more information, see “Principal Shareholders - Restrictions on Transfers of Founder shares and private placement units.”

The purchase price of the private placement units will be added to the net proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law and our amended and restated memorandum and articles of association), the private placement units will expire worthless.

The private placement units are identical to the units sold in this offering, except that private placement units (including the underlying securities) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination and will be entitled to registration rights. If we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law), the private placement units will expire worthless. For more information, see “Principal Shareholders - Restrictions on Transfers of Founder shares and private placement units.”

Transfer restrictions on private placement units:	The private placement units (including the Class A ordinary shares issuable upon exercise of the private placement warrants and private placement rights) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders — Transfers of Founder shares and private placement units.”

If after our initial business combination there is a transaction whereby all the outstanding Class A ordinary shares are exchanged or redeemed for cash or another issuer’s shares, then the private placement units shall be permitted to participate. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and our directors and executive officers with respect to any private placement units.

Except in certain limited circumstances, no member of the sponsor may transfer all or any portion of its membership interests in the sponsor. For more information, see “Principal Shareholders — Transfers of Founder shares and private placement units.”

Proceeds to be held in trust account:	Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement units be deposited in a trust account. Of the net proceeds we will receive from this offering and the sale of the private placement units described in this prospectus, $150,000,000 or $172,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a segregated trust account located in the United States with Equiniti Trust Company, LLC acting as trustee, and initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest-bearing demand deposit account at a bank. The proceeds to be placed in the trust account include up to $6,000,000 in the aggregate (or up to $6,900,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions.

Except with respect to interest earned on the funds held in the trust account that may be released to us for Permitted Withdrawals, if any (less up to $100,000 interest to pay dissolution expenses), the proceeds from this offering and the sale of the private placement units will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 12 months from the closing of this offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Time to complete business combination	We will have until 12 months from the closing of this offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) to consummate an initial business combination or by such earlier liquidation date as our board of directors may approve.

If we are unable to complete our initial business combination within the completion window, or by such earlier date as our board of directors may approve, we will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon not previously released to the Company (net of Permitted Withdrawals and less up to $100,000 of dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law as further described herein.

Anticipated expenses and funding sources:	Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except for Permitted Withdrawals. The proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination and may at any time be held as cash or cash items, including in demand deposit accounts at a bank. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof or as cash or cash items, including in demand deposit accounts. Unless and until we complete our initial business combination, we may pay our expenses only from:

	●	the net proceeds of this offering and the sale of the private placement units not held in the trust account, which will be approximately $790,000 in working capital (including approximately $150,000 of director and officer liability insurance premiums included in prepaid expenses) after the payment of approximately $625,900 in expenses relating to this offering (after the underwriter’s reimbursement and other than deferred underwriting commissions); and

	●	any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination:	Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and any Permitted Withdrawals) at the time of our signing a definitive agreement in connection with our initial business combination. We refer to this requirement as the 80% fair market value test. If our securities are not listed on the Nasdaq after this offering, we would not be required to satisfy the 80% fair market value test. However, we intend to satisfy the 80% fair market value test even if our securities are not listed on the Nasdaq at the time of our initial business combination. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of the tender offer or for seeking shareholder approval as applicable.

If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, another independent entity that commonly renders valuation opinions for the type of company we are seeking to acquire, or an independent accounting firm. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test, provided that in the event that our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses.

Permitted purchases of public shares, warrants, and Share Rights by our affiliates:

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisers or any of their respective affiliates may purchase public shares, warrants, or Share Rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Permitted Purchases of Our Securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. There is no limit on the number of shares, warrants, or Share Rights such persons may purchase in such transactions, or any restriction on the price that they may pay, subject to compliance with applicable law and Nasdaq rules. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination.

However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, directors, officers, or their respective affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M promulgated under the Exchange Act. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our sponsor, directors, officers, or their respective affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Additionally, in the event our sponsor, directors, officers, advisors or their affiliates were to purchase units, public shares, warrants, or Share Rights from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	Our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, officers, advisors and their affiliates may purchase public shares from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our sponsor, directors, officers, advisors and their affiliates were to purchase public shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, officers, advisors and their affiliates would not be voted in favor of approving the business combination transaction;

●	our sponsor, directors, officers, advisors and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our sponsor, directors, officers, advisors and their affiliates, along with the purchase price;

●	the purpose of the purchases by our sponsor, directors, officers, advisors and their affiliates;

●	the impact, if any, of the purchases by our sponsor, directors, officers, advisors and their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our shareholders who sold to our sponsor, directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our shareholders (e.g., 5% shareholders) who sold to our sponsor, directors, officers, advisors and their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Redemption rights for public shareholders upon completion of our initial business combination:

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals), divided by the number of then issued and outstanding public shares, subject to the limitations described herein.

The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants or Share Rights. Our sponsor, our officers, and our directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

Manner of conducting redemptions:

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer.

The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the applicable law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and share purchases would not typically require shareholder approval, while direct mergers with our Company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding Class A ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons. So long as we obtain and maintain a listing for our securities on the Nasdaq, we will be required to comply with such rules.

If shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, we will:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

●	file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 20 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

If we seek shareholder approval, we will complete our initial business combination only if we obtain an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting in favor of the business combination. In such case, pursuant to the terms of a letter agreement entered into with us, our sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote any founder shares and any public shares held by them in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). We expect that at the time of any shareholder vote relating to our initial business combination, our initial shareholders and their respective permitted transferees will own at least 25% of our issued and outstanding ordinary shares entitled to vote thereon. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or abstain from the vote of the proposed transaction.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

●	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period.

Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof.

Tendering share certificates in connection with a tender offer or redemption rights:	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s Deposit/Withdrawal At Custodian System, which we refer to as the DWAC System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote:	Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination. Our sponsor, officers and directors have, pursuant to a letter agreement entered into with us, waived their right to have any founder shares or public shares held by them redeemed in connection with our initial business combination. Unless any of our other affiliates acquires founder shares through a permitted transfer from our sponsor, officers and directors, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and subject to the 15% limitation in connection with any such redemption right.

Redemption rights in connection with proposed amendments to our amended and restated memorandum and articles of association:	Our amended and restated memorandum and articles of association will provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and in our amended and restated memorandum and articles of association, but excluding the provision of the articles relating to the appointment of directors), may be amended if approved by holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of a majority of our ordinary shares. We may not issue additional securities that can vote on amendments to our amended and restated memorandum and articles of association or in our initial business combination. Our initial shareholders will, in the aggregate, beneficially own approximately 25% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), and they will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. Our sponsor, officers, and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (i) that would modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals), divided by the number of then issued and outstanding public shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

Release of funds in trust account on closing of our initial business combination:

On the completion of our initial business combination, all amounts held in the trust account will be released to us, other than funds the trustee will use to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination.” We will use the remaining funds to pay the underwriters the deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination:	Our sponsor, officers, and directors have agreed that we will have only 12 months from the closing of this offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve to complete our initial business combination. If we are unable to complete our initial business combination within such 12-month period (or 15-month period if a definitive business combination agreement has been publicly announced), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants or Share Rights, which will expire worthless if we fail to complete our initial business combination within the 12-month time period (or 15-month period if a definitive business combination agreement has been publicly announced). Extending the time allotted to consummate a business combination beyond 12 months (or 15 months if a definitive business combination agreement has been publicly announced) would require an amendment to our amended and restated memorandum and articles of association, which would require at least a special resolution of our shareholders as a matter of Cayman Islands law.

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 12 months from the closing of this offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve. The underwriters have agreed to waive their rights to the deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve and subsequently liquidate and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares, subject to the limitations described herein. If our sponsor, our directors, our officers or any of their respective affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 12-month time frame (or 15-month time frame if a definitive business combination agreement has been publicly announced).

Our sponsor, officers, and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals), divided by the number of then issued and outstanding public shares.

Limited payments to insiders:	We are not prohibited from paying any fees (including advisory fees), reimbursements or cash payments to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, including the following payments, all of which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account::

	●	repayment of an aggregate of up to $375,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

	●	reimbursement for office space, secretarial and administrative services provided to us by our sponsor, in the amount of $10,000 per month;

	●	reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination;

●	repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,000,000 of such loans may be convertible into private placement units at a price of $10.00 per unit, at the option of the lender. Such units would be identical to the private placement units; and

●	while we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account.

These payments may be funded using the net proceeds of this offering and the sale of the private placement units not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors, or our or any of their respective affiliates.

Audit committee:	Prior to the effectiveness of this registration statement, we will have established and will maintain an audit committee (which will be composed entirely of independent directors), to among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Conflicts of Interest:

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities, including but not limited to SPACSphere, FORL, CHAR, PGAC and SSEA. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity (except if specifically provided to them in their capacity as an officer or director of our company), subject to his or her fiduciary duties under Cayman Islands law and any other applicable duties. Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand (except if specifically provided to them in their capacity as an officer or director of our company), and us, on the other. For more information, see “Risk Factors — Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented” and the section entitled “Management — Conflicts of Interest.” Nevertheless, given our management team’s network and sourcing capabilities, we believe these obligations will not materially undermine our ability to complete an initial business combination.

Our sponsor, officers or directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Our sponsor, officers and directors have complete discretion, subject to applicable fiduciary duties, as to which blank check company they choose to pursue a business combination and the order in which they pursue business combinations for any of their existing or future blank check companies. As a result, our sponsor, officers and directors may pursue business combinations for blank check companies that it has sponsored in any order, which could result in its more recent blank check companies completing business combinations prior to its blank check companies that were launched earlier. There are no contractual obligations governing the allocation of opportunities among the various blank check companies. Any determination as to which blank check company will pursue a particular acquisition target will be made based on the circumstances of the particular situation, including but not limited to the relative sizes of the blank check companies compared to the sizes of the targets, the need or desire for additional financings and the relevant experience of our sponsor, directors and officers involved with a particular blank check company. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination target, which could materially affect our ability to complete our initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor (or its members), officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete our initial business combination with a company that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor (including its members), officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our Company from a financial point of view. We are not required to obtain such an opinion in any other context.

Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and in negotiating or accepting the terms of the transaction because of their financial interest in completing an initial business combination within the completion window. Our sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.004 per share. The low price that our sponsor paid for the founder shares creates an incentive whereby our sponsor could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. Accordingly, our management team, which owns interests in our sponsor, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares.

In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and in negotiating or accepting the terms of the transaction as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

See also “Risk Factors — Since our officers and directors will be eligible to share in a portion of any appreciation in founder shares purchased at approximately $0.004 per share, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.” and “Risk Factors — We may not be able to consummate our initial business combination within 12 months after the closing of this offering or by such earlier liquidation date as our board of directors may approve, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants and Share Rights will expire worthless.”

Indemnity by the sponsor:	Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn for Permitted Withdrawals. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. Because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only third parties we currently expect to engage would be vendors such as lawyers, investment bankers, computer or information and technical services providers or prospective target businesses. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our Company, and, therefore, our sponsor may be unable to satisfy those obligations. We have not asked our sponsor to reserve for such obligations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example statements about:

●	our ability to select an appropriate target business or businesses;

●	our ability to consummate an initial business combination, even if an appropriate target business is selected;

●	our expectations around the performance of the prospective target business or businesses;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

●	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

●	our potential ability to obtain additional financing to complete our initial business combination;

●	our pool of prospective target businesses;

●	risks associated with acquiring an operating company or business;

●	the ability of our officers and directors to generate a number of potential acquisition opportunities;

●	our public securities’ potential liquidity and trading;

●	the lack of a market for our securities;

●	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

●	the trust account being subject to claims of third parties; or

●	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RISK FACTORS SUMMARY

We are a blank check company incorporated as a Cayman Islands exempted company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of this Offering to those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors” beginning on page 108 of this prospectus.

●	We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

●	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

●	Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

●	Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.

●	The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

●	The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

●	The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

●	Our search for an initial business combination, and any target business with which we may ultimately consummate an initial business combination, may be materially adversely affected by current global geopolitical conditions resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the conflict in the Middle East and Southwest Asia.

●	Military or other conflicts in Ukraine, between the United States, Israel, Iran and others in the Middle East and Southwest Asia or elsewhere may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, which could make it more difficult for us to consummate an initial business combination.

●	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, and their respective affiliates may elect to purchase public shares, warrants, or public Share Rights from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.

●	If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

●	If we are deemed to be an investment company for purposes of the Investment Company Act, we could be forced to liquidate and investors in our Company would not be able to participate in any benefits of owning stock in an operating business, including the potential appreciation of our stock following a business combination.

●	Changes in laws or regulations, or a failure to comply with any laws and regulations or how such laws or regulations are interpreted or applied, may adversely affect our business, investments and results of operations.

●	We are not required to obtain an opinion from an independent investment banking or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our Company from a financial point of view.

●	The past performance of our management team, advisors, sponsor or any of their respective affiliates may not be indicative of future performance of an investment in us.

●	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●	You will not be entitled to protections normally afforded to investors of many other blank check companies.

●	Since our sponsor paid only approximately $0.004 per share for the founder shares, certain of our officers, directors and private placement investors could potentially make a substantial profit even if we acquire a target business that subsequently declines in value.

●	The nominal purchase price paid by our sponsor for the founder shares, the purchase price paid by our sponsor for the private placement units may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

●	We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

●	We may seek acquisition opportunities in foreign countries that are subject to political, economic, and other uncertainties.

●	After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

●	We may reincorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

●	The other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 30, 2026
Balance Sheet Data:	Actual	As Adjusted
Working capital (deficiency)(1)	$(175,984)	$629,440
Total assets(2)	$210,475	$150,764,040
Total liabilities(3)	$236,435	$6,134,600
Value of Class A ordinary shares subject to possible redemption	$-	$150,000,000
Shareholders’ deficit(4)	$(25,960)	$(5,370,560)

(1)	The “as adjusted” calculation includes $790,000 in cash held outside the trust account, plus $25,960 of actual shareholder’s deficit as of June 30, 2026, less $134,600 for the over-allotment liability.
(2)	The “as adjusted” calculation includes $150,000,000 cash held in trust from the proceeds of this offering and the sale of the private placement units, plus $790,000 in cash held outside the trust account, plus $25,960 of actual shareholder’s deficit as of June 30, 2026.
(3)	The “as adjusted” calculation equals up to $6,000,000 in the aggregate of deferred underwriting commissions, plus $134,600 for the over-allotment liability. The $134,600 over-allotment liability represents the value of the 45-day over-allotment option granted to the underwriter to purchase up to 2,250,000 additional units at the initial public offering price, less the underwriting commissions. This over-allotment option is considered a freestanding financial instrument, indexed on the contingently redeemable shares, and is accounted for as a liability in accordance with ASC 480.
(4)	Excludes 15,000,000 Class A ordinary shares purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of Class A ordinary shares that may be redeemed in connection with our initial business combination (approximately $10.00 per share).

If no business combination is completed within 12 months from the closing of this offering  (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, the proceeds then on deposit in the trust account including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest released to us to pay dissolution expenses), will be used to fund the redemption of our public shares, subject to the limitations described herein. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within such time period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Our Search for, and Consummation of or Inability to Consummate, a Business Combination

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable Cayman Islands law or the rules of the Nasdaq or if we decide to hold a shareholder vote for business or other reasons. Examples of transactions that would not ordinarily require shareholder approval include asset acquisitions and share purchases, while transactions such as direct mergers with our Company or transactions where we issue more than 20% of our outstanding shares would require shareholder approval. For instance, the Nasdaq rules currently allow us to engage in a tender offer in lieu of a shareholder meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination. Except as required by law or Nasdaq rules, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the issued and outstanding ordinary shares do not approve of the business combination we consummate. Please see the section entitled “Proposed Business — Effecting Our Initial Business Combination — Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Consequently, if accepting all properly submitted redemption requests would cause a failure to satisfy a closing condition, as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provisions of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B shares at the time of the initial business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriters will be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and after such redemptions, the per-share value of shares held by non-redeeming shareholders will reflect our obligation to pay the deferred underwriting commissions.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to consummate our initial business combination within 12 months after the closing of this offering or by such earlier liquidation date as our board of directors may approve, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants and Share Rights will expire worthless.

Our sponsor, officers and directors have agreed that we must complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve. We may not be able to find a suitable target business and consummate an initial business combination within 12 months after the closing of this offering or by such earlier liquidation date as our board of directors may approve. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein, including as a result of terrorist attacks, natural disasters, or a significant outbreak of infectious diseases. Additionally, global health epidemics, such as the COVID-19 pandemic, and other events (such as the current military actions in the Middle East and Southwest Asia, terrorist attacks, natural disasters, or a significant outbreak of other infectious diseases) may negatively impact businesses we may seek to acquire.

If we have not completed our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such cases, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants and Share Rights will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be their pro rata portion of the funds in the trust account that are available for distribution to public shareholders” and other risk factors herein.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, and their respective affiliates may elect to purchase public shares, warrants, or public Share Rights from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisers, or any of their respective affiliates may purchase public shares, warrants, or public Share Rights or a combination thereof in privately-negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, officers, advisors or any of their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, our sponsor, directors, officers, advisers, or any of their respective affiliates are under no obligation or duty to do so, and they have no current commitments, plans or intentions to engage in such purchases or other transactions and have not formulated any terms or conditions of such purchasers or other transactions. Please see “Proposed Business — Permitted Purchases of Our Securities” for a description of how such persons will determine from which shareholders to seek to acquire shares. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, or their respective affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to (i) vote such shares in favor of our initial business combination and thereby increase the likelihood of obtaining shareholder approval of our initial business combination, (ii) reduce the number of public shares outstanding or vote such shares on any matters submitted to the holders for approval in connection with our initial business combination, or (iii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. These purchases may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to reporting requirements.

There is no limit on the number of securities our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase units, public shares, warrants, or Share Rights in such transactions. Such persons will be subject to restrictions in making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares, warrants, or Share Rights and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, directors, officers, advisors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, directors, officers, advisors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (holding Class A ordinary shares) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, directors, officers, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsor, directors, officers, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, directors, officers, advisors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, directors, officers, advisors and/or their affiliates will be subject to restrictions in making purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Additionally, in the event our sponsor, directors, officers, advisors or their affiliates were to purchase units, public shares, warrants, or Share Rights from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	Our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, officers, advisors and their affiliates may purchase public shares from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our sponsor, directors, officers, advisors and their affiliates were to purchase public shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, officers, advisors and their affiliates would not be voted in favor of approving the business combination transaction;

●	our sponsor, directors, officers, advisors and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our sponsor, directors, officers, advisors and their affiliates, along with the purchase price;

●	the purpose of the purchases by our sponsor, directors, officers, advisors and their affiliates;

●	the impact, if any, of the purchases by our sponsor, directors, officers, advisors and their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our shareholders who sold to our sponsor, directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our shareholders (e.g., 5% shareholders) who sold to our sponsor, directors, officers, advisors and their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Please see “Proposed Business — Permitted Purchases of Our Securities” for a description of how such persons will determine from which shareholders to seek to acquire securities.

If we seek shareholder approval of our initial business combination, our sponsor, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Our sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares and any public shares and private placement shares held by them in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). We expect that our initial shareholders and their permitted transferees will own at least approximately 25% of our issued and outstanding ordinary shares at the time of any such shareholder vote. In an ordinary resolution scenario, assuming that only the holders of one-half of our issued and outstanding ordinary shares at the time of any such shareholder vote, representing a quorum under our amended and restated memorandum and articles of association, vote their ordinary shares at a general meeting of the Company, we would not need any public shares in addition to all of our founder shares and private placement shares to be voted in favor of an initial business combination in order to pass an ordinary resolution to approve an initial business combination (assuming the underwriter’s overallotment option is not exercised and the parties to the letter agreement do not acquire any Class A ordinary shares), subject to any higher consent threshold as may be required by Cayman Islands or other applicable law in order to effect the business combination transaction. If our initial business combination is structured as a statutory merger or consolidation between us and another company under Cayman Islands law, our initial business combination will require the approval of a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company. In such a special resolution scenario, assuming that only the holders of one-half of our issued and outstanding ordinary shares at the time of any such shareholder vote are present and voted at an extraordinary general meeting of the Company, the over-allotment option is not exercised and the parties to the letter agreement do not acquire any Class A ordinary shares, we will need 4,872,956, or approximately 32.50%, of the 15,000,000 public shares sold in this offering, in addition to all of our founder shares and private placement shares to be voted in favor in order to approve a special resolution in connection with an initial business combination. Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders and management team to vote in favor of our initial business combination will increase the likelihood that an ordinary resolution will be passed, being the minimum shareholder approval for such initial business combination (and subject always to the specific transaction structure of the business combination).

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders on our redemption, and our warrants and Share Rights will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater financial, technical, human and other resources or more industry knowledge than us, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the Class A ordinary shares redeemed and, in the event we seek shareholder approval of our initial business combination, we make purchases of our Class A ordinary shares, potentially reducing the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders on the liquidation of our trust account and our warrants and Share Rights will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may only be their pro rata portion of the funds in the trust account that are available for distribution to public shareholders” and other risk factors herein.

The longer that the funds in the trust account are held in short-term U.S. government securities or in money market funds invested exclusively in such securities, the greater the risk that we may be considered an unregistered investment company, in which case we may be required to liquidate.

We intend to initially hold the funds in the trust account as cash or in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. U.S. government treasury obligations are considered “securities” for purposes of the Investment Company Act, while cash is not. As noted above, one of the factors the SEC identified as relevant to the determination of whether a SPAC which holds securities could potentially be deemed an “investment company” under the Investment Company Act is the SPAC’s duration. To mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we may, at any time, instruct Equiniti Trust Company, LLC, the trustee with respect to the trust account, to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in cash until the earlier of consummation of our initial business combination or liquidation of the Company. Following such liquidation, the rate of interest we receive on the funds held in the trust account may be materially decreased. However, interest previously earned on the funds held in the trust account still may be released to us for Permitted Withdrawals, if any, and to pay up to $100,000 of dissolution expenses. As a result, any decision to liquidate the securities held in the trust account and thereafter to hold all funds in the trust account in cash would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

As described in the risk factor below entitled “Changes in laws or regulations (including the adoption of policies by governing administrations), or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.”, the SEC ‘s adopting release with respect to the SPAC Rules provided guidance describing the extent to which SPACs could become subject to regulation under the Investment Company Act and the regulations thereunder. Whether a SPAC is an investment company will be a question of facts and circumstances. If our facts and circumstances change over time, we will update our disclosure to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company. We can give no assurance that a claim will not be made that we have been operating as an unregistered investment company.

If we are deemed to be an investment company under the Investment Company Act, we may have to change our operations, wind down our operations, or register as an investment company under the Investment Company Act. Our activities may be restricted, including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

We may also have imposed upon us burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We are mindful of the SEC’s investment company definition and guidance and intend to identify and complete an initial business combination with an operating business, and not with an investment company, or to acquire minority interests in other businesses exceeding the permitted threshold.

We do not believe that our anticipated activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time, instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank. However, even if the assets in our trust account are U.S. Government securities or shares of money market funds registered under the Investment Company Act and regulated pursuant to Rule 2a-7 of that Act, we could nevertheless and at any time be considered to be operating as an unregistered investment company. If we are found to be operating as an unregistered investment company, we may be required to change our operations, wind down our operations, or register as an investment company. If we are required to wind down our operations as a result of this status, and are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless, and our public shareholders would also lose the possibility of an investment opportunity in a target company as well as any potential price appreciation in the combined company following a business combination.

Pursuant to the trust agreement, the trustee is not permitted to invest in securities or assets other than as described above. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended solely as a temporary depository for funds pending the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) in a manner that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares or pre-initial business combination activity; or (iii) absent an initial business combination within the completion window, from the closing of this offering, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. Further, under the subjective test of a “investment company” pursuant to Section 3(a)(1)(A) of the Investment Company Act, even if the funds deposited in the trust account were invested in the assets discussed above, such assets, other than cash, are “securities” for purposes of the Investment Company Act and, therefore, there is a risk that we could be deemed an investment company and subject to the Investment Company Act.

We are aware of litigation claiming that certain SPACs should be considered to be investment companies. Although we believe that these claims were without merit, we cannot guarantee that we will not be deemed to be an investment company and thus subject to the Investment Company Act. In the adopting release for the 2024 SPAC Rules (as defined below), the SEC provided guidance that a SPAC’s potential status as an “investment company” depends on a variety of factors, such as a SPAC’s duration, asset composition, business purpose and activities and “is a question of facts and circumstances” requiring individualized analysis. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete an initial business combination or may result in our winding down our operations and our liquidation. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless, and our public shareholders would also lose the possibility of an investment opportunity in a target company as well as any potential price appreciation in the combined company following a business combination.

Changes in laws or regulations (including the adoption of policies by governing administrations), or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. These governing bodies may seek to change laws and regulations, as well as adopt new policies, including tariffs and other economic policies, that could negatively impact us or a target business with which we seek to consummate an initial business combination. We will also be required to comply with certain SEC and other legal requirements and numerous complex tax laws. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

On January 24, 2024, the SEC adopted a series of new rules relating to SPACs (the “SPAC Rules”) requiring, among other items, (i) additional disclosures relating to SPAC business combination transactions (ii) additional disclosures relating to dilution and to conflicts of interest involving sponsors and their affiliates in both SPAC initial public offerings and de-SPAC transactions; (iii) the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; and (iv) both the SPAC and the target company’s status as co-registrants on de-SPAC registration statements.

In addition, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals.

Compliance with the SPAC Rules and related guidance may increase the costs of and the time needed to negotiate and complete an initial business combination and may constrain the circumstances under which we could complete an initial business combination.

If the funds not being held in the trust account are insufficient to allow us to operate for at least the 12 months following the closing of this offering, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the 12 months following the closing of this offering, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

We believe that, upon the closing of this offering, the funds available to us outside of the trust account, will be sufficient to allow us to operate for at least the 12 months following the closing of this offering; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders on the liquidation of our trust account and our warrants and Share Rights will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may only be their pro rata portion of the funds in the trust account that are available for distribution to public shareholders” and other risk factors herein.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of April 30, 2026, we had $60,451 in cash and $175,984 in working capital deficiency. Further, we expect to incur significant costs in pursuit of our acquisition plans. Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this report do not include any adjustments that might result from our inability to continue as a going concern.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to obtain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders on the liquidation of our trust account and our warrants and Share Rights will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may only be their pro rata portion of the funds in the trust account that are available for distribution to public shareholders” and other risk factors herein.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

We may seek acquisition opportunities with a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent investment banking or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our Company from a financial point of view.

Unless we complete our business combination with an affiliated entity, or our board of directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion that the price we are paying for a target is fair to our Company from a financial point of view from (i) an independent investment banking firm, (ii) another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire, or (iii) an independent accounting firm. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination. However, if our board of directors is unable to determine the fair value of an entity with which we seek to complete an initial business combination based on such standards, we will be required to obtain an opinion as described above.

Since only holders of our founder shares will have the right to vote on the election of directors prior to our initial business combination, Nasdaq may consider us to be a “controlled company” within the meaning of Nasdaq’s rules and, as a result, we may qualify for exemptions from certain corporate governance requirements that would otherwise provide protection to shareholders of other companies.

After completion of this offering, only holders of our founder shares will have the right to vote on the election of directors. As a result, Nasdaq may consider us to be a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Under Nasdaq’s corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:

●	we have a board that includes a majority of “independent directors,” as defined under Nasdaq rules;

●	we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	we have independent director oversight of our director nominations.

We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of Nasdaq, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

Since our sponsor, officers and directors, and any other holder of our founder shares will lose their entire investment in us if our initial business combination is not completed (other than with respect to any public shares they may acquire during or after this offering), and because our sponsor, officers and directors and any other holder of our founder shares, directly or indirectly may profit substantially from a business combination as a result of their ownership of founder shares even under circumstances where our public shareholders would experience losses in connection with their investment, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On April 22, 2026, our sponsor paid $25,000 to cover certain offering costs in exchange for 5,750,000 founder shares. Up to 750,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. If none of the founder shares are forfeited, the resulting purchase price would be approximately $0.004 per share.

Prior to the initial investment in the Company of $25,000 by our sponsor, the Company had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that the founder shares would represent 25% of the outstanding shares after this offering (excluding any shares underlying any units our initial shareholders may purchase in this offering and the ordinary shares underlying the private placement units). If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders prior to this offering at 25% of our issued and outstanding ordinary shares (excluding any shares underlying any units our initial shareholders may purchase in this offering and the ordinary shares underlying the private placement units) upon the consummation of this offering. The founder shares and private placement units will be worthless if we do not complete an initial business combination.

Our sponsor will purchase, in a private placement that will close simultaneously with the closing of this offering, an aggregate of 254,090 private placement units, at a price of $10.00 for each private placement unit, or an aggregate purchase price of $2,540,900 (or up to an aggregate of 270,965 private placement units for an aggregate purchase price of up to $2,709,650 if the underwriters’ over-allotment option is exercised in full).

Except in certain limited circumstances, pursuant to the letter agreement, no member of the sponsor may transfer all or any portion of its membership interests in the sponsor. For more information, see “Principal Shareholders - Restrictions on Transfers of Founder shares and private placement units.”

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering except that (i) only the holders of the founder shares have the right to vote on (A) the appointment and removal of directors prior to the consummation of the initial business combination and (B) prior to the closing of the initial business combination, and whilst any Class B ordinary shares are issued and outstanding, on continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands); (ii) the founder shares are subject to certain transfer restrictions; (iii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); and (iv) the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein and in our amended and restated memorandum and articles of association.

The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination, and may result in a misalignment of interests between the holders of our founder shares, and our officers and directors, on the one hand, and our public shareholders, on the other. These risks may become more acute as the deadline to complete our initial business combination nears. In particular, because the founder shares were purchased at a nominal purchase price, the holders of our founder shares (including certain of our directors and officers that directly or indirectly own founder shares) could make a substantial profit after our initial business combination even if our public shareholders lose money on their investment as a result of a decrease in the post-combination value of their Class A ordinary shares (after accounting for any adjustments in connection with an exchange or other transaction contemplated by the business combination).

Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

Of the net proceeds from this offering and the sale of the private placement units, $150,000,000 (or $172,500,000 if the underwriters’ over-allotment option is exercised in full) will be available to complete our business combination and pay related fees and expenses (which includes up to $6,000,000 in the aggregate (or up to $6,900,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) for the payment of deferred underwriting commissions).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

●	solely dependent upon the performance of a single business, property or asset; or

●	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such a combination may not be as successful as a combination with a smaller, less complex organization.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Members of our management team and board of directors have significant experience as founders, board members, officers or executives of other companies, including other blank check companies. As a result, certain of those persons have been, or may become, involved in proceedings, investigations and litigation relating to the business affairs of the companies with which they were, are, or may be in the future be, affiliated. These activities may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

During the course of their careers, members of our management team and board of directors have had significant experience as founders, board members, officers or executives of other companies, including other blank check companies. As a result of their involvement and positions in these companies, certain of those persons, are now, or may in the future become, involved in litigation, investigations or other proceedings relating to the business affairs of such companies or transactions entered into by such companies. Any such litigation, investigations or other proceedings may divert the attention and resources of the members of both our management team and our board of directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new ordinary shares in exchange for all of the issued and outstanding capital stock, shares and/or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the Company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

The ownership interest of our sponsor may change, and our sponsor may divest its ownership interest in us before identifying a business combination, which could deprive us of key personnel.

SPACCatalyst LLC, is the managing member of our sponsor and controls the management of our sponsor, including the exercise of voting and investment discretion over the securities of our Company held by our sponsor. Pursuant to a letter agreement to be entered with us, each of our sponsor, directors and officers has agreed to restrictions on its ability to transfer, assign, or sell the founder shares and private placement units. Consequently, unless the sponsor transfers founder shares pursuant to exceptions to the transfer restrictions under the letter agreement, the founder shares will continue to be owned by the sponsor until the expiration of the transfer restrictions following the consummation of our initial business combination. See “Principal Shareholders — Transfers of Founder shares and private placement units.” Our sponsor’s operating agreement generally prohibits transfers of membership interests except in two limited circumstances, one of which is with the consent of the sponsor’s governing body, which is comprised of the managing sponsor member. The other permitted transfer circumstance is a transfer to such member’s affiliates, immediate family, or to a trust, the primary beneficiary(ies) of which is a member or members of such member’s immediate family; provided that such recipient shall be required to become a member of our sponsor pursuant to the terms of our sponsor’s operating agreement and, therefore, be bound by the restrictions on transfers as set forth therein. As the managing sponsor member, SPACCatalyst LLC may consent to transfers of membership interests. As a result, there is a risk that our sponsor (or SPACCatalyst LLC) may divest their (or their or our officers’ and directors’) ownership or economic interests in us or in the sponsor before a business combination target is identified, which would likely result in the Company’s loss of certain key personnel, including Messrs. Soumen Das, John Dicconson and Augustin Meloty-Kapella. Additionally, there can be no assurance that any replacement sponsor or key personnel will successfully identify a business combination target for us, or, even if one is so identified, successfully complete such business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the period of time in which it had to consummate a business combination. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments or extend the time in which we have to consummate a business combination through amending our amended and restated memorandum and articles of association, which will require at least a special resolution of our shareholders as a matter of Cayman Islands law.

The provisions of our amended and restated memorandum and articles of association that will relate to our pre-initial business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account), including an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended with the approval of holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Our amended and restated memorandum and articles of association will provide that any of its provisions, including those related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants and Share Rights into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and in our amended and restated memorandum and articles of association or an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated), but excluding the provision of the articles relating to the appointment of directors, may be amended if approved by holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of a majority of our outstanding ordinary shares. We may not issue additional securities that can vote on amendments to our amended and restated memorandum and articles of association. Our initial shareholders, which will collectively beneficially own approximately 25% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which will govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Certain agreements related to this offering may be amended without shareholder approval.

Certain agreements, including the underwriting agreement relating to this offering, the investment management trust agreement between us and Equiniti Trust Company, LLC, the letter agreement among us and our sponsor, officers, directors and director nominees, the registration rights agreement between us and our sponsor and our other initial shareholders, the administrative services agreement between us and our sponsor, may be amended without shareholder approval. These agreements contain various provisions that our public shareholders might deem to be material. For example, the underwriting agreement related to this offering contains a covenant that the target company that we acquire must have a fair market value equal to at least 80% of the balance in the trust account at the time of signing the definitive agreement for the transaction with such target business (excluding the deferred underwriting commissions and any Permitted Withdrawals) so long as we obtain and maintain a listing for our securities on the Nasdaq. While we do not expect our board to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement in connection with the consummation of our initial business combination. Any such amendment may have an adverse effect on the value of an investment in our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private placement units will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement units prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account, and our warrants and Share Rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may only be their pro rata portion of the funds in the trust account that are available for distribution to public shareholders” and other risk factors below.

We may not be able to complete an initial business combination because such initial business combination may be subject to regulatory review and approval requirements, including foreign investment regulations and review by government entities such as the Committee on Foreign Investment in the United States (“CFIUS”), or may be ultimately prohibited.

Our sponsor is an entity organized in Delaware which currently owns 5,750,000 founder shares of the Company. SPACCatalyst LLC, a Nevada limited liability company, is the managing member of our sponsor and controls the management of our sponsor. SPACCatalyst LLC is managed by Mr. Soumen Das, our director, a non-U.S. person and MiteshKumar Patel, a U.S. citizen. Each of Messrs. Das and Patel may be considered to have a material interest in our sponsor. Our initial business combination may be subject to regulatory review and approval requirements by governmental entities, or ultimately prohibited. For example, CFIUS has authority to review direct or indirect foreign investments in U.S. companies. Among other things, CFIUS is empowered to require certain foreign investors to make mandatory filings, to charge filing fees related to such filings, and to self-initiate national security reviews of foreign direct and indirect investments in U.S. companies if the parties to that investment choose not to file voluntarily. In the case that CFIUS determines an investment to be a threat to national security, CFIUS has the power to unwind or place restrictions on the investment. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on — among other factors — the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a U.S. business by a foreign person always are subject to CFIUS jurisdiction. CFIUS’s expanded jurisdiction under the Foreign Investment Risk Review Modernization Act of 2018 and implementing regulations that became effective on February 13, 2020 further includes investments that do not result in control of a U.S. business by a foreign person but afford certain foreign investors certain information or governance rights in a U.S. business that has a nexus to “critical technologies,” “critical infrastructure” and/or “sensitive personal data.”

If a particular proposed initial business combination with a U.S. business falls within CFIUS’s jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit to CFIUS review on a voluntary basis, or to proceed with the transaction without submitting to CFIUS and risk CFIUS intervention, before or after closing the transaction. CFIUS may decide to block or delay our proposed initial business combination, impose conditions with respect to such initial business combination or request the President of the United States to order us to divest all or a portion of the U.S. target business of our initial business combination that we acquired without first obtaining CFIUS approval, which may limit the attractiveness of, delay or prevent us from pursuing certain target companies that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have any foreign ownership issues. In addition, certain federally licensed businesses may be subject to rules or regulations that limit foreign ownership.

The process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we are unable to consummate our initial business combination within the applicable time period required under our amended and restated memorandum and articles of association, including as a result of extended regulatory review of a potential initial business combination, we will as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, our shareholders will miss the opportunity to benefit from an investment in a target company and the appreciation in value of such investment. Additionally, our warrants and Share Rights may be worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may only be their pro rata portion of the funds in the trust account that are available for distribution to public shareholders” and other risk factors below.

As the number of special purpose acquisition companies increases, there may be more competition to find an attractive target for an initial business combination. This could increase the costs associated with completing our initial business combination and may result in our inability to find a suitable target for our initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many companies have entered into business combinations with special purpose acquisition companies, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many additional special purpose acquisition companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, effort and resources to identify a suitable target for an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find a suitable target for and/or complete our initial business combination.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

We may engage the underwriter or its affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. The underwriter is entitled to receive deferred commissions that will be released from the trust only on a completion of an initial business combination. These financial incentives may cause the underwriter to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage the underwriter or its affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay the underwriter or its affiliates fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter or its affiliates and no fees or other compensation for such services will be paid to the underwriter or its affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriting compensation in connection with this offering. The underwriter is also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. The fact that the underwriter or its affiliates’ financial interests are tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the occurrence of a natural disaster.

Our business could be adversely affected by severe weather conditions and natural disasters. Any of such occurrences could cause severe disruption to our daily operations, and may even require a temporary closure of our operations across one or more markets. Such closures may disrupt our business operations and adversely affect our business, financial condition and results of operations. Our operations could also be disrupted if our third-party service providers, business partners or acquisition targets were affected by such natural disasters. If the disruptions posed by such events continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

Our search for an initial business combination, and any target business with which we may ultimately consummate an initial business combination, may be materially adversely affected by current global geopolitical conditions resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the conflict in the Middle East and Southwest Asia.

United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the conflict between the United States, Israel, Iran and others in the Middle East and Southwest Asia. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, or have undertaken or will undertake military strikes and related actions in the Middle East and Southwest Asia, leading to retaliatory strikes and increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the conflict between the United States, Israel, Iran and others in the Middle East and Southwest Asia and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in energy and other commodity prices, credit and capital markets, as well as supply chain interruptions, reduced availability of certain types of energy sources for use in the global economy, and increased cyber-attacks or other kinds of attacks against U.S. companies or persons. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the abovementioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the conflict between the United States, Israel, Iran and others in the Middle East and Southwest Asia and subsequent sanctions or related actions, could adversely affect our search for an initial business combination and any target business with which we may ultimately consummate an initial business combination.

The extent and duration of the ongoing conflicts, resulting sanctions and any related market disruptions are impossible to predict, but could be substantial, particularly if current or new sanctions continue for an extended period of time or if geopolitical tensions result in expanded military operations on a global scale. Any such disruptions may also have the effect of heightening many of the other risks described in this section. If these disruptions or other matters of global concern continue for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we may ultimately consummate an initial business combination, may be materially adversely affected.

Military or other conflicts in Ukraine, between the United States, Israel, Iran and others in the Middle East and Southwest Asia or elsewhere may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, which could make it more difficult for us to consummate an initial business combination.

Military or other conflicts in Ukraine, between the United States, Israel, Iran and others in the Middle East and Southwest Asia or elsewhere may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, and to other company or industry-specific, national, regional or international economic disruptions and economic uncertainty, any of which could make it more difficult for us to identify a business combination target and consummate an initial business combination on acceptable commercial terms, or at all.

Since our officers and directors will be eligible to share in a portion of any appreciation in founder shares purchased at approximately $0.004 per share, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

The members of our management team have invested in our sponsor by subscribing for units issued by the sponsor. These officers and directors will not receive any cash compensation from us prior to a business combination but through their investment in the sponsor will be eligible to share in a portion of any appreciation in founder shares and private placement units, provided that we successfully complete a business combination. We believe that this structure aligns the incentives of these officers and directors with the interests of our shareholders. Investors should be aware that our officers and directors acquired their interests in the founder shares for approximately $0.004 per share. As a result, the low acquisition cost of the founder shares creates an economic incentive whereby our officers, directors and private placement investors could potentially make a substantial profit even if we complete a business combination with a target business that subsequently declines in value and is unprofitable for public investors. Furthermore, the conversion of these founder shares held by the sponsor into Class A ordinary shares at the time of our initial business combination will dilute public shareholders. Those restricted shares are (i) subject to certain restrictions that lapse only upon the consummation of our initial business combination and (ii) subject to surrender for no consideration if an initial business combination is not consummated in accordance with our amended and restated memorandum and articles of association. As a result, this structure creates incentives under which our officers, directors, and private placement investors could realize substantial profits even if we complete a business combination with a target that later declines in value and is not profitable for public investors.

Risks Relating to Our Securities

If we are unable to consummate our initial business combination within 12 months of the closing of this offering, our public shareholders may be forced to wait beyond such 12 months before redemption from our trust account.

If we are unable to consummate our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, we will distribute the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the initial 12 months before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholder or Share Right holder who chooses to remain a shareholder or Share Right holder following the business combination could suffer a reduction in the value of their shares. Such shareholders and Share Right holders are unlikely to have a remedy for such reduction in value.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may only be their pro rata portion of the funds in the trust account that are available for distribution to public shareholders.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors.

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn for Permitted Withdrawals, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our Company. Our sponsor may not have sufficient funds available to satisfy those obligations. We have not asked our sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn for Permitted Withdrawals, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

If the net proceeds of this offering and the sale of the private placement units not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement units, only approximately $790,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $790,000 (after the underwriter’s reimbursement and other than deferred underwriting commissions), we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to hold outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $625,900 (after the underwriter’s reimbursement and other than deferred underwriting commissions), the amount of funds we intend to hold outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. None of our sponsor, members of our management team, nor any of their respective affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,000,000 of such loans may be convertible into private placement units at a price of $10.00 per unit, at the option of the lender. Such units would be identical to the private placement units. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor or officers or directors, because we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our initial business combination.

If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders on our redemption of our public shares, and our warrants and Share Rights will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may only be their pro rata portion of the funds in the trust account that are available for distribution to public shareholders” and other risk factors herein.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency laws, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our Company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our officers and directors who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of up to $18,293 and to imprisonment for up to five years in the Cayman Islands.

We may not hold an annual general meeting until after the consummation of our initial business combination. Our public shareholders will not have the right to appoint directors prior to the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on the Nasdaq. There is no requirement under the Companies Act for us to hold annual general meetings in order to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss Company affairs with management. In addition, as holders of our Class A ordinary shares, our public shareholders will not have the right to vote on the appointment of directors prior to consummation of our initial business combination. Each of our directors will hold office until terminated as described in the amended and restated articles and memorandum of association.

The grant of registration rights to our initial shareholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor, our directors, our officers and their respective permitted transferees can demand that we register the offer and sale of the private placement units (and the Class A ordinary shares issuable upon their exercise), the Class A ordinary shares issuable upon conversion of the founder shares after the founder shares convert to our Class A ordinary shares at the time of our initial business combination. We will bear the cost of registering the offer and sale of these securities. The registration and availability of the offer and sale of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. Shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the ordinary shares owned by our sponsor, officers and directors or holders of our working capital loans or their respective permitted transferees are registered.

Because we are not limited to a particular industry, sector, geographic area or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may pursue acquisition opportunities in any one of numerous industries, except that we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or an early stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our securities will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders or Share Right holders who choose to remain shareholders or Share Right holders following the business combination could suffer a reduction in the value of their shares. Such shareholders and Share Right holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

We may issue additional Class A ordinary or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association will authorize the issuance of up to 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share and 5,000,000 undesignated preference shares, par value $0.0001 per share. Immediately after this offering, there will be 484,745,910 and 45,000,000 (assuming in each case that the underwriters have not exercised their over-allotment option) authorized but unissued Class A and Class B ordinary shares available, respectively, for issuance, which amount does not take into account shares reserved for issuance upon exercise of issued and outstanding warrants and Share Rights (including the private placement units) and upon conversion of the Class B ordinary shares. Class B ordinary shares are convertible into Class A ordinary shares, initially at a one-for-one ratio but subject to adjustment as set forth herein and in our amended and restated memorandum and articles of association. Immediately after this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional ordinary shares, and may issue preference shares, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions that will be contained in our amended and restated memorandum and articles of association. However, our amended and restated memorandum and articles of association will provide, among other things, that prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. The issuance of additional ordinary shares or preference shares:

●	may significantly dilute the equity interest of investors in this offering;

●	may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

●	could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our units, ordinary shares, warrants, and/or Share Rights.

Our warrant agreement and Share Rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our Share Rights, which could limit the ability of Share Right holders to obtain a favorable judicial forum for disputes with our Company.

Our warrant agreement and Share Rights agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement and Share Rights agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement and Share Rights agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. In addition, the warrant agreement and Share Rights agreement provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants or Share Rights shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement and Share Rights agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement or Share Rights agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York, or a foreign action, in the name of any holder of our warrants or Share Rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court of New York in connection with any action brought in any such court to enforce the forum provisions, or an enforcement action, and (y) having service of process made upon such warrant or Share Right holder in any such enforcement action by service upon such warrant or Share Right holder’s counsel in the foreign action as agent for such Share Right holder.

The choice-of-forum provision may limit a warrant or Share Right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement or Share Rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors. We note that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

The past performance of our management team, advisors, sponsor or any of their respective affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team, advisors, sponsor, or any of their respective affiliates, is presented for informational purposes only. Any past experience of and performance by our management team, advisors, sponsor, or any of their respective affiliates is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may consummate. You should not rely on the historical record of our management team, advisors, sponsor, or any of their respective affiliates, as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business — Business Strategy — Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, warrants, or Share Rights, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering as described in this prospectus), subject to applicable law and as further described herein. Holders of warrants or Share Rights will not have any right to proceeds held in the trust account with respect to the warrants or Share Rights. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares, warrants, or Share Rights, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to have our units listed on The Nasdaq Global Market. We expect that our units will be listed on the Nasdaq on or promptly after the date of this prospectus. Following the date the Class A ordinary shares, warrants, and Share Rights are eligible to trade separately, we anticipate that the Class A ordinary shares, warrants, and Share Rights will be separately listed on the Nasdaq. We cannot guarantee that our securities will be approved for listing on the Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on the Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on the Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain an average global market capitalization and a minimum number of holders of our securities (generally 400 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our share price would generally be required to be at least $4.00 per share, and we would be required to have a minimum of 400 round lot holders of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares, warrants, and Share Rights will be listed on the Nasdaq, our units, Class A ordinary shares, warrants, and Share Rights will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement units are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we have a longer period of time to complete our initial business combination than do companies subject to Rule 419.

Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Unlike some other similarly structured blank check companies, our initial shareholders will beneficially own more than 20% of our issued and outstanding ordinary shares.

Upon the closing of this offering, our initial shareholders will beneficially own 25% of our issued and outstanding ordinary shares (not including the Class A ordinary shares underlying the private placement units). This is different from some other similarly situated blank check companies in which the initial shareholders will only be issued an aggregate of 20% of the total number of shares to be outstanding prior to the initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur issued and outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is issued and outstanding;

●	our inability to pay dividends on our ordinary shares;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Our initial shareholders will control the appointment of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will appoint all of our directors and may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial shareholders will own approximately 25% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). In addition, only holders of the Class B ordinary shares will have the right to vote on (i) the appointment and removal of directors prior to the consummation of the initial business combination and (ii) prior to the closing of the initial business combination, and whilst any Class B ordinary shares are issued and outstanding, on the continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Holders of our Class A ordinary shares will have no right to vote on the appointment and removal of directors or on continuing the Company in a jurisdiction outside the Cayman Islands during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of our Class B ordinary shares voting in a general meeting. As a result, you will not have any influence over the appointment and removal of directors or on continuing the Company in a jurisdiction outside the Cayman Islands prior to our initial business combination.

Neither our sponsor nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, as a result of its substantial ownership in our Company, our initial shareholders may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our initial shareholders purchase any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their influence over these actions. We may not hold an annual meeting of shareholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until terminated as described in the amended and restated articles and memorandum of association.

Our sponsor paid an aggregate of $25,000, or approximately $0.004 per founder share, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our Class A ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary shares and none to the warrants or Share Rights included in the unit) and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Because our sponsor acquired the founder shares at a nominal price, our public shareholders will experience dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants and Share Rights included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 98.70% (or $9.87 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.13 and the initial offering price of $10.00 per unit. The founder shares held by the sponsor will convert into Class A ordinary shares at our initial business combination and dilute public shareholders. This dilution would increase to the extent that the anti-dilution provisions of the Class B ordinary shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our initial business combination. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued or deemed issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares. This dilution would be exacerbated to the extent other public shareholders seek redemptions from the trust.

Since our sponsor paid only approximately $0.004 per share for the founder shares, certain of our officers, directors and private placement investors could potentially make a substantial profit even if we acquire a target business that subsequently declines in value.

On April 22, 2026, our sponsor paid $25,000 to cover certain offering costs in exchange for 5,750,000 founder shares. Up to 750,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. If none of the founder shares are forfeited, the resulting purchase price would be approximately $0.004 per share. Certain of our officers and directors have a significant economic interest in our sponsor. As a result, the low acquisition cost of the founder shares creates an economic incentive whereby our officers, directors and private placement investors could potentially make a substantial profit even if we complete a business combination with a target business that subsequently declines in value and is unprofitable for public investors. Furthermore, the conversion of these founder shares held by the sponsor into Class A ordinary shares at the time of our initial business combination will dilute public shareholders.

The nominal purchase price paid by our sponsor for the founder shares, the purchase price paid by our sponsor for the private placement units may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.00 per public share, implying an initial value of $10.00 per public share. However, prior to this offering, our sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.004 per share. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares. For example, the following table shows the dilutive effect of the founder shares on the implied value of the public shares upon the consummation of our initial business combination, assuming that our equity value at that time is $144,000,000, which is the amount we would have for our initial business combination in the trust account after payment of up to $6,000,000 in the aggregate (or up to $6,900,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs, any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects, as well as the value of our public and private placement warrants and rights. At such valuation, each of our Class A ordinary shares would have an implied value of $7.11 per share upon consummation of our initial business combination, which would be a 25.94% decrease as compared to the initial implied value per public share of $9.60 (the price per unit in this offering, assuming no value to the warrants or public Share Rights).

Public shares		15,000,000
Private placement shares underlying the private placement units		254,090
Founder shares		5,000,000
Total shares(5)		20,254,090
Total funds in trust available for initial business combination (less deferred underwriting commissions)	$
Public shareholders’ investment per Class A ordinary share(1)		$10.00
Sponsor’s investment per Class B ordinary share(2)		$0.004
Initial implied value per public share(3)		$9.60
Implied value per share upon consummation of initial business combination(4)		$7.11

(1)	While the public shareholders’ investment is in both the public shares, warrants, and the Share Rights, for purposes of this table the full investment amount is ascribed to the public shares only.
(2)	The total investment in the equity of the Company by the sponsor is $2,565,900, consisting of (i) $25,000 paid by the sponsor for the founder shares, and (ii) $2,540,900 paid by the sponsor for 254,090 private placement units. For purposes of this table, the full investment amount is ascribed to the founder shares only.
(3)	The difference between the implied value per share and the NTBV per share (assuming no exercise of the over-allotment option) is primarily attributable to offering-related expenses, associated liabilities and dilution resulting from the conversion of founder shares from Class B ordinary shares to Class A ordinary shares, warrants, and the Share Rights included in the units sold. The NTBV reflects our tangible assets after accounting for these liabilities, resulting in a lower per share value compared to the initial implied value of the shares.
(4)	All founder shares would automatically convert into Class A ordinary shares upon completion of our initial business combination or earlier at the option of the holder.

The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our Class A ordinary shares at such time is substantially less than $10.00 per share.

Upon the closing of this offering, assuming no exercise of the underwriters’ over-allotment option, our sponsor will have invested in us an aggregate of $2,565,900, comprised of the $25,000 purchase price for the founder shares and the $2,540,900 purchase price for the private placement units (assuming no exercise of the underwriters’ over-allotment option ). Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the 5,000,000 founder shares would have an aggregate implied value of $50,000,000. Investors should be aware that our officers and directors acquired their interests in the founder shares for approximately $0.004 per share. As a result, the low acquisition cost of the founder shares creates an economic incentive whereby our officers, directors and private placement investors could potentially make a substantial profit even if we complete a business combination with a target business that subsequently declines in value and is unprofitable for public investors. Furthermore, the conversion of these founder shares held by the sponsor into Class A ordinary shares at the time of our initial business combination will dilute public shareholders.

Even if the trading price of our Class A ordinary shares was as low as $0.49 per share, and the private placement units were worthless, the value of the founder shares would be equal to the sponsor’s aggregate initial investment in us. As a result, our sponsor is likely to be able to recoup its investment in us and make a substantial profit on that investment, even if our public shares have lost significant value. Accordingly, our management team and private placement investors, which owns or may own interests in our sponsor, may have an economic incentive that differs from that of the public shareholders to pursue and consummate an initial business combination rather than to liquidate and to return all of the cash in the trust to the public shareholders, even if that business combination were with a riskier or less-established target business. For the foregoing reasons, you should consider our management team’s and private placement investors’ financial incentive to complete an initial business combination when evaluating whether to redeem your shares prior to or in connection with the initial business combination.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants and Share Rights were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares, warrants, and Share Rights underlying the units, include:

●	the history and prospects of companies whose principal business is the acquisition of other companies;

●	prior offerings of those companies;

●	our prospects for acquiring an operating business at attractive values;

●	a review of debt to equity ratios in leveraged transactions;

●	our capital structure;

●	an assessment of our management and their experience in identifying operating companies;

●	general conditions of the securities markets at the time of this offering; and

●	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Income Tax Considerations — United States Federal Income Taxation — General”) of our Class A ordinary shares, warrants, or Share Rights, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception and the status of an acquired company pursuant to our initial business combination (see the section of this prospectus captioned “Income Tax Considerations — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, moreover, will not be determinable until after the end of such taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service, or the IRS, may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would likely be unavailable with respect to our warrants and Share Rights in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules to holders of our Class A ordinary shares, warrants, and Share Rights. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Income Tax Considerations — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

If our initial business combination involves a company organized under the laws of the United States (or any subdivision thereof), it is possible a U.S. federal excise tax could be imposed on us in connection with any redemptions of our ordinary shares after or in connection with such initial business combination.

The Inflation Reduction Act of 2022, among other things, generally imposes a 1% U.S. federal excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations after December 31, 2022 (the “Excise Tax”), subject to certain exceptions. The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from which the stock is repurchased. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax. The U.S. Department of the Treasury (the “Treasury”) has issued regulations that provide operating rules for the Excise Tax, including rules governing the computation of the Excise Tax and the reporting and payment of the Excise Tax. These regulations clarify when certain repurchases would be exempt from the Excise Tax, such as where the repurchases occur in the same year that the repurchasing company undertakes a complete liquidation (as described in Section 331 of the Code). Although the regulations clarify certain aspects of the Excise Tax, the interpretation and operation of other aspects of the Excise Tax remain unclear.

As a Cayman Islands exempted company, the Excise Tax is currently not expected to apply to redemptions of our ordinary shares with the funds in our trust account (absent any additional regulations or other additional guidance that may be issued in the future).

However, in connection with an initial business combination involving a company organized under the laws of a state of the United States, it is possible that we domesticate and continue as a corporation organized under the laws of a state of the United States prior to certain redemptions. Because we expect that, following such a domestication, our securities would continue to trade on a national securities exchange, in such a case, we could be subject to the Excise Tax with respect to any subsequent redemptions (including redemptions in connection with an extension vote or the initial business combination). Whether and to what extent we would be subject to the Excise Tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension vote or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of any additional regulations or additional guidance from the U.S. Department of the Treasury.

Any Excise Tax that becomes payable as a result of any redemptions of our ordinary shares (or other shares into which such ordinary shares may be converted) would be payable by us and not by the redeeming holder. To the extent such taxes are applicable, the amount of cash available to pay redemptions or to transfer to the target business in connection with our initial business combination may be reduced, which could result in our inability to meet conditions in the agreement relating to our initial business combination related to a minimum cash requirement, if any, or otherwise result in the shareholders of the combined company (including any of our shareholders who do not exercise their redemption rights in connection with the initial business combination) to economically bear the impact of such Excise Tax. Consequently, the Excise Tax may make a transaction with us less appealing to potential business combination targets. Finally, subject to certain exceptions, the Excise Tax should not apply in the event of our complete liquidation.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share or which approximates the per-share amounts in our trust account at such time. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The U.S. federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, which refer to as the IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), which we refer to as the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2027. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include 3-year director terms and the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders on the liquidation of our trust account and our warrants and Share Rights will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only their pro rata portion of the funds in the trust account that are available for distribution to public shareholders on the liquidation of our trust account and our warrants and Share Rights will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may only be their pro rata portion of the funds in the trust account that are available for distribution to public shareholders” and other risk factors.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Vstock Transfer, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder of public warrants if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares, shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of a warrant.

We may amend the terms of the Share Rights in a manner that may be adverse to holders of public Share Rights with the approval by the holders of at least a majority of the then issued and outstanding public Share Rights.

Our Share Rights will be issued in registered form under a Share Rights agreement between Vstock Transfer, LLC, as Share Rights agent, and us. The Share Rights agreement provides that the terms of the Share Rights may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Share Rights agreement to the description of the terms of the Share Rights and the Share Rights agreement set forth in this prospectus, or defective provision (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Share Rights agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Share Rights agreement as the parties to the Share Rights agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Share Rights, provided that the approval by the holders of at least 50% of the then-outstanding public Share Rights is required to make any change that adversely affects the interests of the registered holders of the public Share Rights. You should review a copy of the Share Rights agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Share Rights.

Holders of Class A ordinary shares will not be entitled to vote on any appointment of directors we hold prior to the completion of our initial business combination.

Prior to the completion of our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. Accordingly, you may not have any say in the management of our Company prior to the consummation of an initial business combination.

You may only be able to exercise your public warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer Class A ordinary shares from such exercise than if you were to exercise such warrants for cash.

The warrant agreement provides that in the following circumstances holders of warrants who seek to exercise their warrants will not be permitted to do so for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the Class A ordinary shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the warrant agreement; (ii) if we have so elected and the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the public warrants for redemption.

If you exercise your public warrants on a cashless basis, you would pay the warrant exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of our Class A ordinary shares (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, you would receive fewer Class A ordinary shares from such exercise than if you were to exercise such warrants for cash.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our officers or directors, or enforce judgments obtained in the United States courts against our officers or directors.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully-developed and judicially-interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like the Company have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Our directors will have discretion under our amended and restated memorandum and articles of association to determine whether, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. Thus, it may be more difficult for our shareholders to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

We have been advised by Appleby (Cayman) Ltd., our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Our amended and restated memorandum and articles of association provide that the courts of the Cayman Islands will be the exclusive forums for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for complaints against us or our directors, officers or employees.

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.

Economic substance legislation of the Cayman Islands may adversely impact us or our operations.

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Organisation for Economic Co-operation and Development’s (OECD) Base Erosion and Profit Shifting (BEPS) initiative as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act, (As Revised) (the “Economic Substance Act”) contains economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities”. As we are a Cayman Islands company, our compliance obligations will include filing an annual notification, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Economic Substance Act. If the Cayman Islands Tax Information Authority determines that the Company or any of its Cayman Islands subsidiaries has failed to meet the requirements imposed by the Economic Substance Act the Company may face significant financial penalties, restriction on the regulation of its business activities and/or may be struck off as a registered entity in the Cayman Islands.

As it is still a relatively new regime, it is anticipated that the Economic Substance Act and associated guidance will evolve and may be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Economic Substance Act. Failure to satisfy these requirements may subject us to penalties under the Economic Substance Act.

Risks Relating to our Management Team, our Sponsor, and their respective Affiliates

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, John Dicconson (Chief Executive Officer and Chairman),  Augustin Meloty-Kapella (Chief Financial Officer and director) and Soumen Das (director). We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our officers or directors. The unexpected loss of the services of one or more of our officers or directors could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidates’ key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the Company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to his or her fiduciary duties under Cayman Islands law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers may be engaged in several other business endeavors for which he or she may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Certain of our independent directors also serve as officers and board members for other entities. In addition, our sponsor, officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business, and they are not prohibited from sponsoring, or otherwise becoming involved with, other blank check companies prior to us completing our initial business combination. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management — Directors, Director Nominees and Officers.”

Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our directors and officers may now be, or in the future become, affiliated with entities that are engaged in a similar business. We do not have employment contracts with our officers and directors that will limit their ability to work at other businesses. our officers and directors are not prohibited from becoming either a director or officer of any other special purpose acquisition company with a class of securities registered under the Exchange Act. In addition, our directors and officers may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented to us or to any other blank check company with which they may become involved. Our sponsor, officers and directors have complete discretion, subject to applicable fiduciary duties, as to which blank check company they choose to pursue a business combination and the order in which they pursue business combinations for any of their existing or future blank check companies. As a result, our sponsor, officers and directors may pursue business combinations for blank check companies that it has sponsored in any order, which could result in its more recent blank check companies completing business combinations prior to its blank check companies that were launched earlier. There are no contractual obligations governing the allocation of opportunities among the various blank check companies. Any determination as to which blank check company will pursue a particular acquisition target will be made based on the circumstances of the particular situation, including but not limited to the relative sizes of the blank check companies compared to the sizes of the targets, the need or desire for additional financings and the relevant experience of our sponsor, directors and officers involved with a particular blank check company. Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities, including but not limited to SPACSphere, FORL, CHAR, PGAC and SSEA. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity (except if specifically provided to them in their capacity as an officer or director of our company), subject to our directors’ and officers’ fiduciary duties under the Cayman Islands law.

Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer (except if specifically provided to them in their capacity as an officer or director of our company), on the one hand, and us, on the other. Nevertheless, given our management team’s network and sourcing capabilities, we believe these obligations will not materially undermine our ability to complete an initial business combination.

For further discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management-Officers, Directors and Director Nominees,” “Management-Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, shareholders and each of their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, shareholders or any of their affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor (or its members), officers or directors, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor (or its members), officers, directors or existing shareholders, which may raise potential conflicts of interest.

In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor (or its members), officers, and directors. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers, and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting Our Initial Business Combination — Selection of a Target Business and Structuring of Our Initial Business Combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our officers, directors or existing shareholders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the Company, and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Since our sponsor, officers and directors, and each of their respective affiliates will be reimbursed for any bona-fide, documented out-of-pocket expenses if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

At the closing of our initial business combination, our sponsor, officers and directors, and each of their respective affiliates, will be reimbursed for any bona-fide, documented out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of our sponsor, officers and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

We may seek acquisition opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our Company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Risks Relating to Acquiring and Operating a Business in Foreign Countries

We may seek acquisition opportunities in foreign countries that are subject to political, economic, and other uncertainties.

We may seek acquisition opportunities that have operations outside the United States. As a result, we could face political and economic risks and other uncertainties with respect to these potential international operations. These risks may include the following, among other things:

●	loss of revenue, property, and equipment or delays in operations as a result of hazards such as expropriation, war, piracy, acts of terrorism, insurrection, civil unrest, and other political risks, including tension and confrontations among political parties;

●	transparency issues in general and, more specifically, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and other anti-corruption compliance laws and issues;

●	increases in taxes and governmental royalties;

●	unilateral renegotiation of contracts by governmental entities;

●	redefinition of international boundaries or boundary disputes;

●	difficulties enforcing our rights against a governmental agency because of the doctrine of sovereign immunity and foreign sovereignty over international operations;

●	difficulties enforcing our rights against a governmental agency in the absence of an appropriate and adequate dispute resolution mechanism to address contractual disputes, such as international arbitration;

●	changes in laws and policies governing operations of foreign-based companies;

●	foreign-exchange restrictions; and

●	international monetary fluctuations and changes in the relative value of the U.S. dollar as compared to the currencies of other countries in which we conduct business.

Outbreaks of civil and political unrest and acts of terrorism have occurred in countries close to or where we may seek an acquisition. Continued or escalated civil and political unrest and acts of terrorism in the countries in which we may operate could result in our curtailing operations or delays in project completions. In the event that countries in which we may operate experience civil or political unrest or acts of terrorism, especially in events where such unrest leads to an unseating of the established government, our operations could be materially impaired. Our potential international operations may also be adversely affected, directly or indirectly, by laws, policies, and regulations of the United States affecting foreign trade and taxation, including U.S. trade sanctions. Realization of any of the factors listed above could materially and adversely affect our financial condition, results of operations, or cash flows.

We may reincorporate or become a tax resident in another jurisdiction in connection with our initial business combination and such reincorporation or change in tax residency may result in taxes imposed on us, our shareholders, or our Share Right holders

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. Tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. The transaction may require a shareholder or Share Right holder to recognize taxable income in the jurisdiction in which the shareholder or Share Right holder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders or Share Right holders to pay such taxes. Shareholders and Share Right holders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation. In addition, regardless of whether we reincorporate in another jurisdiction, we could be treated as a tax resident in the jurisdiction in which the partner company or business is located, which could result in adverse tax consequences to us (e.g., taxation on our worldwide income in such jurisdiction) and to our shareholders or Share Right holders.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

●	costs and difficulties inherent in managing cross-border business operations;

●	rules and regulations regarding currency redemption;

●	complex corporate withholding taxes on individuals;

●	laws governing the manner in which future business combinations may be effected;

●	tariffs and trade barriers;

●	regulations related to customs and import/export matters;

●	longer payment cycles;

●	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

●	currency fluctuations and exchange controls;

●	rates of inflation;

●	challenges in collecting accounts receivable;

●	cultural and language differences;

●	employment regulations;

●	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

●	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

After our initial business combination, it is possible that a majority of our officers and directors will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our officers and directors will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our officers or directors or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our officers and directors under United States laws.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

We may reincorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

We employ a mail forwarding service, which may delay or disrupt our ability to receive mail in a timely manner.

Mail addressed to us and received at our registered office will be forwarded unopened to the forwarding address supplied by us to be dealt with. Neither we nor any of our directors, officers, or service providers (including the organization which provides registered office services in the Cayman Islands) will bear any responsibility for any delay howsoever caused in mail reaching the forwarding address, which may impair your ability to communicate with us.

General Risk Factors

We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a blank check company incorporated under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

We are an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Recent increases in inflation in the United States and elsewhere could make it more difficult for us to complete our initial business combination.

Recent increases in inflation in the United States and elsewhere may lead to increased price volatility for publicly traded securities, including ours, or other national, regional or international economic disruptions, any of which could make it more difficult for us to complete our initial business combination.

USE OF PROCEEDS

We are offering 15,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement units will be used as set forth in the following table.

	Without Over- Allotment Option	Over- Allotment Option Fully Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$150,000,000	$172,500,000
Gross proceeds from private placement units offered in the private placement	2,540,900	2,709,650
Total gross proceeds	$152,540,900	$175,040,000
Offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from units offered to public in the base offering, excluding deferred portion)(3)(4)	$3,000,000	$3,450,000
Legal fees and expenses	275,000	275,000
Financial consultant and auditor fees and expenses	79,500	79,500
SEC/FINRA Expenses	96,400	96,400
Nasdaq listing and filing fees (excluding deferred fees)	80,000	80,000
Printing and engraving expenses	20,000	20,000
Miscellaneous	75,000	75,000
Net offering expenses	2,500,900	2,782,150
Reimbursement by underwriter of offering expenses(5)	(1,875,000)	(2,156,250)
Proceeds after offering expenses	$150,790,000	$173,290,000
Held in trust account(4)	$150,000,000	$172,500,000
% of public offering size	100%	100%
Not held in trust account	$790,000	$790,000

The following table shows the use of the approximately $790,000 of net proceeds not held in the trust account.(6)(7)

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination	$170,000	21.5%
Director and officer liability insurance premiums	150,000	19.0%
Legal and accounting fees related to regulatory reporting obligations, including certain regulatory fees	170,000	21.5%
Nasdaq continued listing fees	65,500	8.3%
Administrative and support services	180,000	22.8%
Working capital to cover miscellaneous expenses	54,500	6.9%
Total	$790,000	100.0%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)	A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $375,000 as described in this prospectus. As of June 30, 2026, we had borrowed $142,500 under the promissory note with our sponsor. These loans will be repaid upon completion of this offering out of the $625,900 of offering proceeds that has been allocated for the payment of offering expenses (after deferred underwriting commissions). In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.
(3)	We estimate that our out-of-pocket offering expenses will be approximately $625,900.
(4)	The underwriters have agreed to defer underwriting commissions up to $6,000,000 in the aggregate (or up to $6,900,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) upon and concurrently with the completion of our initial business combination from the funds held in the trust account, and the remaining funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions. Assumes that the number of private placement units to be purchased by our sponsor and the corresponding underwriting discounts payable upon completion of this offering are not reduced.
(5)	Pursuant to the terms of the Underwriting Agreement, in furtherance of this offering and without any additional consideration, the underwriters have agreed to reimburse certain of our offering expenses which will be deducted from the underwriting commission (excluding the deferred underwriting commission).
(6)	Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.
(7)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.. In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,000,000 of such loans may be convertible into private placement units at a price of $10.00 per unit, at the option of the lender. Such units would be identical to the private placement units. The terms of such loans by our sponsor, affiliate of our sponsor, or certain of our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement units be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement units, $150,000,000 (or $172,500,000 if the underwriters’ over-allotment option is exercised in full), and up to $6,000,000 in the aggregate (or up to $6,900,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will, upon the consummation of this offering, be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. We will not be permitted to withdraw any of the principal or interest held in the trust account except for Permitted Withdrawals and up to $100,000 to pay dissolution expenses, the proceeds from this offering and the sale of the private placement units will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering as described in this prospectus) or by such earlier liquidation date as our board of directors may approve, subject to applicable law.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their respective affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Upon the listing of our securities on the Nasdaq, we will reimburse our sponsor for office space, secretarial and administrative services provided to members of our management team, in the amount of $10,000 per month. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $375,000 to be used for a portion of the expenses of this offering. As of June 30, 2026, we had borrowed $142,500 under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of March 31, 2027, or the closing of this offering. These loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,000,000 of such loans may be convertible into private placement units at a price of $10.00 per unit, at the option of the lender. Such units would be identical to the private placement units. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisers, or any of their respective affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Permitted Purchases of Our Securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules. It is intended that, if Rule 10b-18 would apply to purchases by our sponsor, directors, officers, advisors and their affiliates, then such purchases will comply with Rule 10b-18 under the Exchange Act, to the extent it applies, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

There is no limit on the number of securities our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase units, public shares, warrants, or Share Rights in such transactions. Such persons will be subject to restrictions in making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

The purpose of any such purchases of shares could be to (i) increase the likelihood of obtaining shareholder approval of the business combination, (ii) reduce the number of public shares outstanding or vote such units on any matters submitted to the holders for approval in connection with our initial business combination or (iii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. Any such transactions may result in the completion of our business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, directors, officers, advisors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, directors, officers, advisors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (holding Class A ordinary shares) following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, directors, officers, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsor, directors, officers, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, directors, officers, advisors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, directors, officers, advisors and/or their affiliates will be subject to restrictions in making purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Additionally, in the event our sponsor, directors, officers, advisors or their affiliates were to purchase units, public shares, warrants, or Share Rights from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	Our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, officers, advisors and their affiliates may purchase public shares from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our sponsor, directors, officers, advisors and their affiliates were to purchase public shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, officers, advisors and their affiliates would not be voted in favor of approving the business combination transaction;

●	our sponsor, directors, officers, advisors and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our sponsor, directors, officers, advisors and their affiliates, along with the purchase price;

●	the purpose of the purchases by our sponsor, directors, officers, advisors and their affiliates;

●	the impact, if any, of the purchases by our sponsor, directors, officers, advisors and their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our shareholders who sold to our sponsor, directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our shareholders (e.g., 5% shareholders) who sold to our sponsor, directors, officers, advisors and their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

A public shareholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering as described in this prospectus) or by such earlier liquidation date as our board of directors may approve, subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account. Holders of warrants and Share Rights will not have any right to the proceeds held in the trust account with respect to the warrants and Share Rights.

Our sponsor, our directors, and our officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to the founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. In addition, our sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame. The underwriters have agreed to waive their rights to the deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering as described in this prospectus) or by such earlier liquidation date as our board of directors may approve, and subsequently liquidate and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares, subject to the limitations described herein. However, if our sponsor, any of our officers or directors or any of their respective affiliates acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share capitalizations in the foreseeable future, except if we increase the size of this offering, in which case we will effect a capitalization or share surrender or redemption or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the ownership of our initial shareholders prior to this offering at 25% of our issued and outstanding ordinary shares (excluding any shares underlying any units our initial shareholders may purchase in this offering and the ordinary shares underlying the private placement units) upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants and Share Rights included in the units we are offering pursuant to this prospectus or the private placement units, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants and Share Rights, including the private placement units, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of issued and outstanding Class A ordinary shares.

The below calculations (A) assume that (i) no ordinary shares are issued to shareholders of a potential business combination target as consideration or issuable by a post-business combination company, for instance under an equity or employee share purchase plan, (ii) no ordinary shares and convertible equity or debt securities are issued in connection with additional financing that we may seek in connection with an initial business combination, (iii) no working capital loans are converted into private placement units, as further described in this prospectus and (iv) no value is attributed to the units (however, we may need to issue ordinary shares or convertible equity in the circumstances described above, if we intend to target an initial business combination with a target company whose enterprise value is greater than the next proceeds of this offering and the sale of private placement units) (v) the anti-dilution provision applicable to the Class B ordinary shares do not impact the dilution calculations in the proforma presentation, and (B) assume the issuance of 15,000,000 public shares (or 17,250,000 public shares if the over-allotment option is exercised in full), 254,090 private placement units (assuming no exercise of the over-allotment option), and 5,750,000 founder shares (up to 750,000 of which are assumed to be forfeited in the scenario in which the over-allotment option is not exercised in full).

As of June 30, 2026, our net tangible book deficit was $175,984, or approximately $(0.03) per ordinary share. The following table illustrates the difference between the public offering price per Class A ordinary share and our net tangible book value per Class A ordinary share (“NTBV”), as adjusted to give effect to this offering and assuming the redemption of our public shares at varying levels.

As of June 30, 2026
Offering Price of $10.00 per Class A ordinary share	25% of Maximum Redemptions		50% of Maximum Redemptions		75% of Maximum Redemptions		Maximum Redemptions
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.15	$6.59	$3.41	$5.71	$4.29	$4.08	$5.92	$0.13	$9.87

Assuming No Exercise of Over-Allotment Option
$7.14	$6.58	$3.42	$5.69	$4.31	$4.07	$5.93	$0.12	$9.88

	No Redemptions		25% of Maximum Redemptions		50% of Maximum Redemptions		75% of Maximum Redemptions		Maximum Redemptions
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Public offering price	$10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00	10.00
Net tangible book deficit before this offering	$(0.03)	(0.03)	(0.03)	(0.03)	(0.03)	(0.03)	(0.03)	(0.03)	(0.03)	(0.03)
Increase/(Decrease) attributable to public shareholders	$7.17	7.18	6.61	6.62	5.72	5.74	4.10	4.11	0.15	0.16
Pro forma net tangible book value/(deficit) after this offering and the sale of the private placement units	$7.14	7.15	6.58	6.59	5.69	5.71	4.07	4.08	0.12	0.13
Dilution to public shareholders	$2.86	2.85	3.42	3.41	4.31	4.29	5.93	5.92	9.88	9.87
Percentage of dilution to public shareholders	28.60%	28.50%	34.20%	34.10%	43.10%	42.90%	59.30%	59.20%	98.80%	98.70%

Numerator:
Net tangible book value deficit before this offering(5)	$(175,984)	(175,984)	(175,984)	(175,984)	(175,984)	(175,984)	(175,984)	(175,984)	(175,984)	(175,984)
Net proceeds from this offering and the sale of private placement units(1)	150,790,000	173,290,000	150,790,000	173,290,000	150,790,000	173,290,000	150,790,000	173,290,000	150,790,000	173,290,000
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	150,024	150,024	150,024	150,024	150,024	150,024	150,024	150,024	150,024	150,024
Less: Deferred underwriting commissions(2)	(6,000,000)	(6,900,000)	(4,500,000)	(5,175,000)	(3,000,000)	(3,450,000)	(1,500,000)	(1,725,000)	-	-
Less: Over-allotment liability(3)	(134,600)	-	(134,600)	-	(134,600)	-	(134,600)	-	(134,600)	-
Less: Amounts paid for redemptions	-	-	(37,500,000)	(43,125,000)	(75,000,000)	(86,250,000)	(112,500,000)	(129,375,000)	(150,000,000)	(172,500,000)
Total	$144,629,440	166,364,040	108,629,440	124,964,040	72,629,440	83,564,040	36,629,440	42,164,040	629,440	764,040

Denominator:
Class B Ordinary shares outstanding prior to this offering	5,750,000	5,750,000	5,750,000	5,750,000	5,750,000	5,750,000	5,750,000	5,750,000	5,750,000	5,750,000
Class B Ordinary shares forfeited if over-allotment is not exercised	(750,000)	-	(750,000)	-	(750,000)	-	(750,000)	-	(750,000)	-
Class A Ordinary shares offered	15,000,000	17,250,000	15,000,000	17,250,000	15,000,000	17,250,000	15,000,000	17,250,000	15,000,000	17,250,000
Private Placement Shares	254,090	270,965	254,090	270,965	254,090	270,965	254,090	270,965	254,090	270,965
Less: Ordinary shares redeemed	-	-	(3,750,000)	(4,312,500)	(7,500,000)	(8,625,000)	(11,250,000)	(12,937,500)	(15,000,000	(17,250,000)
Total	20,254,090	23,270,965	16,504,090	18,958,465	12,754,090	14,645,965	9,004,090	10,333,465	5,254,090	6,020,965

(1)	Expenses applied against gross proceeds include offering expenses of approximately $625,900 (excluding deferred underwriting commissions). See “Use of Proceeds.”
(2)	Upon the consummation of our initial business combination, $0.40 per unit, or up to $6,000,000 in the aggregate (or up to $6,900,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) will be payable to D. Boral for deferred underwriting commissions; provided, however that such $0.40 per unit shall be due solely on amounts remaining in the trust account following all properly submitted shareholder redemptions in connection with the consummation of our initial business combination. See also “Underwriting” for a description of compensation and other items of value payable to the underwriter.
(3)	Represents the value of 45-day over-allotment option from the date of this offering granted to the underwriter to purchase an aggregate of up to 2,250,000 additional units at the initial public offering price less the underwriting commissions. The over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480.
(4)	If we seek shareholder approval of our initial business combination and we do not conduct repurchases in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, directors, officers or any of their respective affiliates may purchase public shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our public shares prior to the completion of our initial business combination, the number of public shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business Effecting Our Initial Business Combination — Effecting Our Initial Business Combination — Permitted Purchases and Other Transactions with Respect to Our Securities.”

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2026, and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our units in this offering and the sale of the private placement units and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of their over-allotment option:

	As of June 30, 2026
	Actual	As Adjusted(1)
Promissory note – related party(2)	$142,500	$-
Deferred underwriting commissions	-	6,000,000
Over-allotment liability(3)	-	134,600
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized; 0 and 15,000,000 shares are subject to possible redemption, respectively(4)(5)	-	150,000,000
Shareholders’ equity (deficit)
Preference shares, $0.0001 par value, 5,000,000 shares authorized; none issued and outstanding, actual and as adjusted	-	-
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized; 0 and 254,090 shares issued and outstanding, actual and as adjusted, respectively	-	25
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized 5,750,000 and 5,000,000 shares issued and outstanding, actual and as adjusted, respectively(6)	575	500
Additional paid in capital	24,425	-
Accumulated deficit	(50,960)	(5,371,085)
Total shareholder’s deficit	(25,960)	(5,370,560)
Total capitalization	$116,540	$150,764,040

(1)	Assumes no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of 750,000 Class B ordinary shares held by our sponsor.
(2)	Our sponsor has agreed to loan us up to $375,000 to be used for a portion of the expenses of this offering. As of June 30, 2026, we had borrowed $142,500 under the promissory note with our sponsor.
(3)	The $134,600 over-allotment liability represents the projected value of the 45-day over-allotment option granted to the underwriter to purchase up to 2,250,000 additional units at the initial public offering price, less the underwriting commissions. This over-allotment option is considered a freestanding financial instrument, indexed on the contingently redeemable shares, and is accounted for as a liability in accordance with ASC 480.
(4)

Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals), divided by the number of then issued and outstanding public shares. All ordinary shares are redeemable and classified as such on the balance sheets until such date that a redemption event takes place.

(5)	All of the 15,000,000 shares of Class A ordinary shares sold as part of the units in the offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, if there is a shareholder vote or tender offer in connection with the business combination and in connection with certain amendments to our amended and restated memorandum and articles of association. In accordance with the SEC and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the 15,000,000 shares of Class A ordinary shares sold as part of the units in the offering will be issued with other freestanding instruments (i.e., warrants and public Share Rights), the initial carrying value of Class A ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. Our Class A ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to recognize the changes immediately.

(6)	Actual share amount is prior to any forfeiture of founder shares by our sponsor and as adjusted amount assumes no exercise of the underwriters’ over-allotment option.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement units, the proceeds of the sale of our securities in connection with our initial business combination (pursuant to forward purchase contracts or backstop agreements we may enter into following the consummation of this offering or otherwise), our shares, debt or a combination of cash, shares and debt.

The issuance of additional ordinary shares or preference shares in a business combination:

●	may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

●	may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

●	could cause a change of control if a substantial number of our ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and could result in the resignation or removal of our present officers and directors;

●	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

●	may adversely affect prevailing market prices for our units, Class A ordinary shares, warrants, and/or Share Rights; and

●	may not result in adjustment to the exercise price of our warrants or Share Rights.

Similarly, if we issue debt or otherwise incur significant indebtedness, it could result in:

●	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

●	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

●	our inability to pay dividends on our ordinary shares;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We expect to generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to completion of this offering through advances on behalf of the Company of $25,000 from the sale of the founder shares to our sponsor and less up to $375,000 in loans from our sponsor under an unsecured promissory note. As of June 30, 2026, we had borrowed $142,500 under the promissory note with our sponsor. We estimate that the net proceeds from the sale of the units in this offering and the sale of the private placement units, after deducting offering expenses of approximately $625,900, exclusive of underwriting commissions of $3,000,000, or $3,450,000 if the underwriters’ over-allotment option is exercised in full (of which $1,875,000, or $2,156,250, respectively, will be reimbursed to us by the underwriters at the closing of this offering), (excluding deferred underwriting commissions of up to $6,000,000 in the aggregate (or up to $6,900,000 in the aggregate if the underwriters’ over-allotment option is exercised in full)), will be $150,790,000 (or $173,290,000 if the underwriters’ over-allotment option is exercised in full). $150,000,000 (or $172,500,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes the deferred underwriting commissions described above. The funds in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest-bearing demand deposit account at a bank. The remaining $790,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $625,900 (after the underwriter’s reimbursement and other than deferred underwriting commissions), we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to hold outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $625,900 (after the underwriter’s reimbursement and other than deferred underwriting commissions), the amount of funds we intend to hold outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of Permitted Withdrawals and excluding deferred underwriting commissions), to complete our initial business combination. We may make Permitted Withdrawals of interest as needed. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our ordinary shares or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us $790,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,000,000 of such loans may be convertible into private placement units at a price of $10.00 per unit, at the option of the lender. Such units would be identical to the private placement units. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately: $170,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting any business combinations; $150,000 for directors and officers insurance; $170,000 for legal and accounting fees related to regulatory reporting requirements, including certain regulatory fees; $65,500 for Nasdaq continued listing fees; $180,000 for office space, administrative and support services; and $54,500 for working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control reporting requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2027. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our registered independent accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls.

Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our registered independent accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement units held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On April 22, 2026, our sponsor paid $25,000 to cover certain offering costs in exchange for 5,750,000 founder shares. Up to 750,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. If none of the founder shares are forfeited, the resulting purchase price would be approximately $0.004 per share. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the Company by the number of founder shares issued. As such, our initial shareholders will collectively own 25% of our issued and outstanding shares (excluding any shares underlying any units our initial shareholders may purchase in this offering and the ordinary shares underlying the private placement units) after this offering. If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares our initial shareholders at 25% of our issued and outstanding ordinary shares (excluding any shares underlying any units our initial shareholders may purchase in this offering and the ordinary shares underlying the private placement units) upon the consummation of this offering. None of our sponsor, officers, and directors intends to purchase any units in this offering.

Upon the listing of our securities on the Nasdaq, we will reimburse our sponsor for office space, secretarial and administrative services provided to members of our management team, in the amount of $10,000 per month. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor, officers and directors, advisers, and any of their respective affiliates, will be reimbursed for any bona-fide, documented out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors, advisers, or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $375,000 to be used for a portion of the expenses of this offering. As of June 30, 2026, we had borrowed $142,500 under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of March 31, 2027, or the closing of this offering. These loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,000,000 of such loans may be convertible into private placement units at a price of $10.00 per unit, at the option of the lender. Such units would be identical to the private placement units. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Our sponsor will purchase, in a private placement that will close simultaneously with the closing of this offering, an aggregate of 254,090 private placement units, at a price of $10.00 for each private placement unit, or an aggregate purchase price of $2,540,900 (or up to an aggregate of 270,965 private placement units for an aggregate purchase price of up to $2,709,650 if the underwriters’ over-allotment option is exercised in full).

Except in certain limited circumstances, pursuant to the letter agreement, no member of the sponsor may transfer all or any portion of its membership interests in the sponsor. For more information, see “Principal Shareholders - Restrictions on Transfers of Founder shares and private placement units.”

Pursuant to a registration rights agreement that we will enter into with our sponsor, our directors, our officers on or prior to the closing of this offering, we may be required to register the offer and sale of certain securities under the Securities Act. These holders, and holders of warrants and Share Rights issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register the offer and sale of certain of our securities held by them under the Securities Act and to have the resale of the securities covered thereby registered pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include the offer and sale of their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the offer and sale of the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements. See “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 30, 2026, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

We are a blank check company incorporated on March 11, 2026 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have generated no revenues to date and we do not expect that we will generate operating revenues at the earliest until we consummate our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

Purpose

SPACCircle Acquisition Corp. intends to identify and acquire a business within an industry or sector that complements the experience of our management team and can benefit from our operational expertise. We will have a generalist approach to industry sectors, but with particular emphasis on industries where we have core competencies and experiences, such as digital assets, technology, and healthcare industries. However, we may pursue an initial business combination opportunity in any industry or sector (subject to certain limitations described in this prospectus).

Our Leadership

Our management team and board consist of seasoned industry executives that possess deep collective understanding of various industries, including the digital assets, technology, and healthcare industries, as well as the evolution of these sectors and market opportunities.

Management Team

John Dicconson, our Chief Executive Officer and Chairman, is a leader in founding and scaling high-growth companies, with recognized expertise in business strategy, marketing, corporate development, and strategic partnerships. He has served as Chief Executive Officer of Tech Care Now Associates, LLC, a technical support and training services company, since October 2010. In this role, Mr. Dicconson is responsible for overseeing the company’s strategic direction and advising clients on growth strategies, operational efficiency, and long-term business positioning. He founded the firm as a management consulting company providing strategic planning and business development services across multiple industries. Mr. Dicconson previously served as Chief Operating Officer of Katch Entertainment, a B2B data analytics software company, from March 2023 to June 2024, where he oversaw day-to-day operations, including sales, marketing, engineering, product development, and data science functions. Prior to that, he served as Chief Commercial Officer of Katch Entertainment from January 2021 to February 2023, where he was responsible for sales, marketing, and corporate development. In this capacity, he contributed to the company’s initial commercial traction, including customer engagements with Warner Bros. Discovery, Paramount, AMC, Meta, Cinedigm, Sony Pictures, and SkyShowtime. From March 2006 to February 2009, Mr. Dicconson served as Chief Executive Officer of DoceoTech, a wireless industry training company, where he led the company’s growth as a provider of wireless technology training services, secured commercial contracts, and oversaw the company’s sale to a telecommunications manufacturer. Mr. Dicconson has also held advisory and consulting roles, including providing management consulting services to Sitel and Network Solutions, a technology company, and serving as a chief executive officer advisor to Crossloop and Revvim, where he supported strategic growth initiatives and scaling efforts. Earlier in his career, Mr. Dicconson held senior executive roles in the telecommunications industry with MCI, Sprint, and Global Crossing. Mr. Dicconson is a co-founder and serves on the board of Captal Inc., a company focused on developing a tokenized private equity marketplace for early-stage through Series A–C venture-backed companies and accredited investors. Mr. Dicconson holds a Bachelor of Arts in Economics from the University of North Carolina at Chapel Hill.

Augustin Meloty-Kapella, our Chief Financial Officer and a director, is a broad-based finance executive with a strong background in operations, strategic partnerships, and business development, as well as experience in technology-driven organizations and capital markets environments. His experience includes leadership roles at Fortune 500 high-tech companies, hands-on operational roles at Silicon Valley start-ups, and direct involvement in SPAC sponsorship and business combination transactions. Since January 2025, Mr. Meloty-Kapella has served as Founder and Chief Executive Officer of Bokap Systems LLC, a company focused on AI-native accounting and finance platforms for small and medium-sized businesses. From March 2018 to December 2024, Mr. Meloty-Kapella has served as Chief Financial Officer of Explorer Acquisition LLC and gained an extensive experience with special purpose acquisition companies (SPACs). Explorer Acquisition LLC launched seven SPACs: Enterprise 4.0 Technology Acquisition Corp. (liquidated in July 2023), BioPlus Acquisition Corp. (liquidated in October 2023), Epiphany Technology Acquisition Corp. (liquidated in January 2023), Carney Technology Acquisition Corp. II (liquidated in February 2023), E.Merge Technology Acquisition Corp. (liquidated in August 2022), Apex Technology Acquisition Corp. (which completed its initial business combination with AvePoint, Inc. (Nasdaq: AVPT) in July 2021), and ChaSerg Technology Acquisition Corp. (which completed its initial business combination with Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) in March 2020). Mr. Meloty-Kapella previously served as Chief Financial Officer of Mobissimo, a travel search engine company, eCullet, a technology-based glass processing company, TeraRecon, a KLAS solution provider, and Pelikan Technologies, a medical device company. He also served as Vice President of Finance at CA Technologies (NASDAQ: AVGO) and held Controller positions at Quantum Corporation (NASDAQ: QMCO), Apple Inc. (NASDAQ: AAPL), and Hewlett-Packard Company (NYSE: HPQ), (NYSE: HPE). Earlier in his career, he held senior roles at PricewaterhouseCoopers.  Mr. Meloty-Kapella has also served as an interim Chief Financial Officer through Resources Global Professionals and Tatum, supporting technology companies across enterprise software, SaaS, data analytics, marketplace platforms, e-commerce, networking, semiconductor, and biotechnology sectors.  Mr. Meloty-Kapella is a graduate of the Institut d’Etudes Politiques de Paris and holds law and economics degrees from Université Paris 1 Panthéon-Sorbonne, as well as an M.B.A. from HEC Paris.

Soumen Das, our director, has served as managing member of SPACCatalyst LLC since 2024. He has also been serving as the Chief Financial Officer and a director of SPACSphere Acquisition Corp. (Nasdaq: SSAC), a special purpose acquisition company, since June 2025. Mr. Das has served as Director of Capital Markets & Investments at VIKASA Capital Inc., an investment firm, from June 2021 to May 2024. While at VIKASA, Mr. Das advised Stardust in its business combination with Global Partner Acquisition Corp. II, a SPAC, which closed in July 2024. Prior to joining VIKASA, Mr. Das worked as a SPAC IPO Manager for Explorer Acquisition LLC from March 2018 to May 2021, which launched seven SPACs: Enterprise 4.0 Technology Acquisition Corp., which liquidated in July 2023, BioPlus Acquisition Corp., which liquidated in October 2023, Epiphany Technology Acquisition Corp., which liquidated in January 2023, Carney Technology Acquisition Corp. II, which liquidated in February 2023, E.Merge Technology Acquisition Corp., which liquidated in August 2022, Apex Technology Acquisition Corp., which completed its initial business combination with AvePoint, Inc. (Nasdaq: AVPT) in July 2021, and ChaSerg Technology Acquisition Corp., which completed its initial business combination with Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) in March 2020. In addition to his SPAC experience, Mr. Das has been the director of finance of Meditab Software Inc., an EMR software company, since July 2024 and Chief Financial Officer of DosePacker Inc., a health technology company, since May 2025. Mr. Das was also the project development manager and chief financial officer of JENO RD from 2015 to 2018. Mr. Das received a Master of Business Administration from ESADE Business School, Barcelona, Spain and a Bachelor of Technology in Electrical Engineering from the National Institute of Technology in Rourkela, India.

Throughout their careers, our management team has accumulated extensive experience as executives, entrepreneurs, investors and advisors, successfully growing businesses across all facets of early stage to scaled companies. Members of our management team have extensive exposure to industry and acquisition trends as both investors and operators and possess an extensive network of relationships, with access to thought leaders and subject matter experts.

Our management team brings a strong track record of identifying growth opportunities and creating significant shareholder value. We believe that our management team is well positioned to identify attractive business combination opportunities that are positioned to benefit from compelling industry trends and undergo transformational growth. We intend to generate attractive returns for our shareholders and enhance value by improving operational performance of the acquired company. We believe the strong reputation of the members of our management team within the industry sectors we target, together with their vast network of key industry participants, will allow us to identify attractive opportunities that would thrive in the public markets. We also believe that our management team can add significant value to a newly public company through extensive industry knowledge, marketing and financial expertise, as well as a network of strategic investors and resources.

Directors

Our management team’s skills are complemented by our independent directors who bring significant experience, expertise and relationships throughout various industries, including digital assets, technology, and healthcare industries. Messrs. Jeffrey W. Cordell, Stephen Markscheid, Diana Glassman and Daniel Torpey have agreed to join our board of directors with Mr. Soumen Das, Mr. John Dicconson and Mr. Augustin Meloty-Kapella.

Jeffrey W. Cordell, our director nominee, leads Health Advocate Solutions, a healthcare advocacy company, as President and CEO since November 2022 and ZP Better Together Communications, a communications company, as CEO since March 2026. Earlier, Mr. Cordell served as Chief Technology Officer of Teleperformance’s Specialized Services division from June 2019 to December 2022. Mr. Cordell spent eight years as Chief Information Officer of LanguageLine Solutions, a language solutions company, from September 2014 to November 2022, guided multiple high-growth ventures at West Corporation, a provider of cloud-based technology from 2003 to 2014 and at Electronic Data Systems, an information technology company, from 1998 to 2000 after serving as a Communications Officer (Captain) in the U.S. Air Force. He holds a B.S. in Electrical Engineering from the University of Notre Dame and is the named inventor on 30-plus U.S. patents. Mr. Cordell’s three decades of scaling tech-enabled service companies and leading complex M&A integrations position him to drive our strategic growth.

Stephen Markscheid, our director nominee, is Managing Partner of Aerion Capital, a family office since July 2022. He currently serves as independent non-executive director of six other publicly listed companies: Jinko Solar Inc. (NYSE: JKS), a solar panel manufacturer (since 2010); ConnectM Technology Solutions, Inc. (Nasdaq: CNTM), a technology company (since July 2024); Charlton Aria Acquisition Corporation (Nasdaq: CHARU), a special purpose acquisition company (since October 2024); Pantages Capital Acquisition Corporation (Nasdaq: PGAC), a special purpose acquisition company (since December 2024); and Starry Sea Acquisition Corporation (Nasdaq: SSEA), a special purpose acquisition company (since August 2025). Mr. Markscheid previously served as a director on numerous public boards including Four Leaf Acquisition Corporation (Nasdaq: FORL), a special purpose acquisition company (from 2023 to 2026); Cenntro Inc. (Nasdaq CENN), an electric vehicle manufacturer from 2023 to 2024, UGE International (XTSX:UGE), a solar installation company from August 2021 to July 2023, Fanhua, Inc. (Nasdaq: FANH), a financial services provider from 2007 to 2024, Kingwisoft Technology Services Ltd. (HKSE: 8295.HK), an information technology company from 2016 to 2024, and several special purpose acquisition companies. He is also a trustee emeritus of Princeton-in-Asia. From 1998 to 2006, he worked for GE Capital. During his time with GE Capital, Mr. Markscheid led GE Capital’s business development activities in China and Asia Pacific, primarily acquisitions and direct investments. Prior to GE Capital, Mr. Markscheid worked with the Boston Consulting Group throughout Asia. He was a banker for ten years in London, Chicago, New York, Hong Kong and Beijing with Chase Manhattan Bank and First National Bank of Chicago. Mr. Markscheid began his career with the US-China Business Council, in Washington D.C. and Beijing. He earned a BA in East Asian Studies from Princeton University in 1976, an MA in international affairs from Johns Hopkins University in 1980, and an MBA from Columbia University in 1991, where he was class valedictorian.

Diana Glassman, our director nominee, has been Stewardship Director at EOS at Federated Hermes Ltd, a company engaged in active and responsible investment, since December 2019. Representing institutional investor clients, she engages publicly-traded portfolio companies on business strategy, risk management, sustainability, and systemwide AI oversight encompassing digital governance, human capital and organizational change, and datacenter energy considerations. She co-leads the group’s Technology sector and leads the Oil & Gas sector portfolio company engagement, and leads US board effectiveness assessments across all sectors. Between July 2014 and December 2019 Ms. Glassman was Chief Executive Officer of Integration Strategy, Inc., a strategy consulting firm advising leaders of corporates, private equity firms and government entities primarily in energy and infrastructure. She previously held positions of increasing responsibility at TD Bank Group, Credit Suisse, a private equity firm and its global energy services portfolio company, and PWC.  Ms. Glassman also served as an independent board director on the audit and nominating and governance committees of Helix Energy Solutions (NYSE:HLX), an energy services company, from September 2022 to August 2026, is a member of the US Public Company Accounting Oversight Board (PCAOB) Investor Advisory Group, is on the INSEAD/KPMG AI Governance advisory council, and participated in the 2025 US Army War College National Security Seminar (NSS). Ms. Glassman earned a Bachelor of Science degree in Biology magna cum laude at Yale University, an M.P.A. in International Political and Economic Development at Harvard Kennedy School, and an M.B.A. at Harvard Business School.

Daniel Torpey, our director nominee, is an Independent Director and audit committee chairperson at MDB Capital Group, a registered broker-dealer, since June 2024. Mr. Torpey is also a Senior Managing Director at Ankura Consulting Group since August 2025. Prior to this role, Mr. Torpey was an Assurance partner at Ernst & Young LLP (EY). Mr. Torpey has been with EY for over 25 years and prior to that he was a partner at Arthur Anderson LLP from July 2001 to May 2002, and a partner and held various other titles at PricewaterhouseCoopers (and its predecessor firm Coopers & Lybrand) from 1992 to 2001. Mr. Torpey served as an auditor in EY’s audit practice from 1989 to 1992. Mr. Torpey served as a staff and senior accountant at Matson Driscoll & Damico, LLP. from 1986 to1989. Mr. Torpey received his Bachelor of Science in Accountancy from St. John’s University, Jamaica, New York in 1986 and is a Certified Public Accountant licensed in the state of New York and Texas.

The past performance of our sponsor, directors and officers is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. As described in this prospectus, some of our officers and directors have had management experience with blank check companies or special purpose acquisition companies in the past. You should not rely on their respective historical records or performance as indicative of our future performance.

Our officers and directors are not prohibited from becoming either a director or officer of any other special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

Previous SPAC Experience

Below describes the SPAC business combination in which members of our management team have participated, along with certain other information:

Mr. Das, our director, serves as the Chief Financial Officer of SPACSphere Acquisition Corp. (“SPACSphere”), which consummated its initial public offering of 17,250,000 units (including the sale of 1,250,000 units that were subject to the underwriters’ overallotment option) in February 2026. Each unit consisted of one Class A ordinary share, one-half (1/2) of one redeemable warrant, and one-fifth (1/5) of one right to receive one Class A ordinary share upon the consummation of an initial business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $172,500,000. SPACSphere is currently looking for a target company with which to consummate an initial business combination. On June 3, 2026, the closing price of SPACSphere’s shares was $9.98.

Mr. Stephen Markscheid, our independent director, serves as a director of the following SPACs.

Four Leaf Acquisition Corporation (“FORL”). FORL consummated its initial public offering of 5,200,000 units in March 2023. Each unit consisted of one Class A ordinary share and one redeemable warrant to purchase one Class A ordinary share. The Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $52,000,000.  On March 17, 2023, the underwriters partially exercised their over-allotment option and purchased 221,000 additional units for $2,210,000. On December 17, 2024, FORL entered into an Agreement and Plan of Merger (with Xiaoyu Dida Interconnect International Limited. In June 2025, FORL held a special meeting of stockholders to, among other things, extend the time by which it had to consummate an initial business combination up to an additional 12 times for one month each time, from June 22, 2025 until June 22, 2026, or such earlier date as may be determined by the board in its sole discretion. In connection with that meeting, stockholders holding 1,708,386 public shares, representing approximately 62.7% of the public shares outstanding, exercised their right to redeem such shares for a pro rata portion of the funds in the company’s trust account. In January 2026, FORL’s securities were delisted from Nasdaq for failure to file its periodic reports. On August 27, 2026, FORL entered into a business combination agreement with Data443 Risk Mitigation, Inc. On September 14, 2026, the closing price of FORL’s shares was $11.00.

Charlton Aria Acquisition Corporation (“CHAR”). CHAR consummated its initial public offering of 7,500,000 units in October 2024. Each unit consisted of one Class A ordinary share and one right to receive one-eighth (1/8) of one Class A ordinary share upon the consummation of an initial business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $75,000,000. In November 2024, the underwriters’ over-allotment option was exercised in part to 1,000,000 units, generating additional gross proceeds of $10,000,000. On May 13, 2025, the sole shareholder of the sponsor sold all of his shares in the sponsor to Sovereign Global Trust LLC. On September 14, 2026, the closing price of CHAR’s shares was $ 10.96.

Pantages Capital Acquisition Corporation (“PGAC”). PGAC consummated its initial public offering of 8,625,000 units (including the sale of 1,125,000 units that were subject to the underwriters’ overallotment option) in December 2024. Each unit consisted of one Class A ordinary share and of one right to receive one-third (1/3) of one Class A ordinary share upon the consummation of an initial business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $86,250,000. On November 18, 2025, PGAC entered into a business combination agreement with MacMines Austasia Pty Ltd, which was amended on April 14, 2026. In June 2026, PGAC held a special meeting of shareholders to, among other things, extend the time by which it had to consummate an initial business combination from June 6, 2026 to June 6, 2027, on a month-to-month basis, for up to twelve (12) months, by depositing into the trust account an amount equal to $0.033 per public share remaining outstanding after redemptions, up to $60,000 per one-month extension. On August 21, 2026, PGAC received a written notice from Nasdaq that for the last 30 consecutive business days, PGAC’s market value of listed securities was below the $50 million minimum requirement for continued listing on the Nasdaq Global Market. PGAC has until February 17, 2027 to regain compliance. On September 14, 2026, the closing price of PGAC’s shares was $10.71.

Starry Sea Acquisition Corporation (“SSEA”). SSEA consummated its initial public offering of 5,750,000 units (including the sale of 750,000 units that were subject to the underwriters’ overallotment option) in August 2025. Each unit consisted of one Class A ordinary share and of one right to receive one-sixth (1/6) of one Class A ordinary share upon the consummation of an initial business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $57,500,000. On September 29, 2025, SSEA entered into a letter of intent with Forever Young International Limited. On January 12, 2026, the letter of intent expired without any definitive agreements being executed. On August 22, 2026, SSEA entered into an Agreement and Plan of Merger with SuperiorMed Holdings Limited. On September 14, 2026, the closing price of SSEA’s shares was $10.33.

Sourcing of Potential Target Businesses

We believe that the operational and transactional experience of our management team, combined with their global network of contacts, will provide us with a number of potential target businesses to evaluate. We anticipate that potential target businesses will be brought to our attention by various sources within their network, including industry participants, private equity funds, investment banks and business enterprises seeking to divest non-core assets or divisions. Furthermore, our management team will leverage their participation in key conferences and events across sectors, as well as their propriety networks, to source additional target businesses.

We are not restricted from pursuing an initial business combination with a target business affiliated with our sponsor (or its members), or management team, or making the acquisition through a joint venture or other shared ownership structure. If we seek to complete our initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm or a firm that commonly renders valuation opinions regarding the fairness of the transaction from a financial perspective.

Our directors and officers may have fiduciary or contractual obligations to other entities, which could require them to present acquisition opportunities to such entities before us (except if specifically provided to them in their capacity as an officer or director of our company). Nevertheless, given our management team’s network and sourcing capabilities, we believe these obligations will not materially undermine our ability to complete an initial business combination.

Acquisition Criteria

We have established the criteria and guidelines listed below in accordance with our strategy, which we believe are important in evaluating prospective targets. However, we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

●	Competitive Position: The target company has a defensible market position in relation to their competitors. This defensibility may come from technology, brand/IP, scale, or talent, among other attributes.

●	Management Team: The management team of the target company can execute on compelling growth strategies and/or recruit talented individuals to help execute the business strategy.

●	Inflection Point: The target company is at an inflection point, and the expertise of our management team combined with capital can improve financial performance.

●	Unrecognized Value: The target company is undervalued relative to market comps and/or as evaluated by our management team of seasoned public company officers and experts. In addition, our management team believes we can help the target company evaluate and improve its strategy and corporate governance, leading to successful value creation and re-valuation.

●	Growth: The target company is in a position to increase its growth rates, whether organically or inorganically, and our management team can help to accelerate that growth through supporting innovation of additional products or services or advising on strategic transactions.

●	Scalable Platform: The target company participates in markets of sufficient scale with the potential to achieve meaningful scale after the initial business combination, organically or through add-on acquisitions.

●	Risk-Adjusted Return: We believe that an acquisition of the target company will offer our shareholders attractive risk-adjusted returns on their investments.

Our Business Combination Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, (i) meetings with incumbent management and their advisors (if applicable); (ii) document reviews; (iii) interviews with various stakeholders, including, but not limited to, employees, customers and suppliers; (iv) on-site inspection of facilities; and (v) reviewing financial, operational, legal and other information which will be made available to us.

Our acquisition criteria, due diligence processes, and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Sourcing of Potential Business Combination Targets

We believe that the operational and transactional experience of our management team and the relationships they have developed as a result of such experience will provide us with a substantial number of potential business combination targets. These individuals and entities have developed a broad network of contacts and corporate relationships around the world. This network has grown through sourcing, acquiring and financing businesses and maintaining relationships with sellers, financing sources and target management teams. Our management team members have significant experience in executing transactions under varying economic and financial market conditions. We believe that these networks of contacts and relationships and this experience will provide us with important sources of investment opportunities. In addition, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest noncore assets or divisions.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor (or its members), officers or directors, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor (or its members), officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm that our initial business combination is fair to our Company from a financial point of view. We are not required to obtain such an opinion in any other context. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us (except if specifically provided to them in their capacity as an officer or director of our company), subject to his or her fiduciary duties under Cayman Islands law. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Other Acquisition Considerations

Members of our management team may directly or indirectly own our ordinary shares or private placement units following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Our directors and officers may now be, or in the future become, affiliated with entities that are engaged in a similar business. We do not have employment contracts with our officers and directors that will limit their ability to work at other businesses, and our officers and directors are not prohibited from becoming either a director or officer of any other special purpose acquisition company with a class of securities registered under the Exchange Act. In addition, our directors and officers may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented to us or to any other blank check company with which they may become involved. Our sponsor, officers and directors have complete discretion, subject to applicable fiduciary duties, as to which blank check company they choose to pursue a business combination and the order in which they pursue business combinations for any of their existing or future blank check companies. As a result, our sponsor, officers and directors may pursue business combinations for blank check companies that it has sponsored in any order, which could result in its more recent blank check companies completing business combinations prior to its blank check companies that were launched earlier. There are no contractual obligations governing the allocation of opportunities among the various blank check companies. Any determination as to which blank check company will pursue a particular acquisition target will be made based on the circumstances of the particular situation, including but not limited to the relative sizes of the blank check companies compared to the sizes of the targets, the need or desire for additional financings and the relevant experience of our sponsor, directors and officers involved with a particular blank check company. Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities, including but not limited to SPACSphere, FORL, CHAR, PGAC and SSEA. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity (except if specifically provided to them in their capacity as an officer or director of our company), subject to our directors’ and officers’ fiduciary duties under the Cayman Islands law.

Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer (except if specifically provided to them in their capacity as an officer or director of our company), on the one hand, and us, on the other. Nevertheless, given our management team’s network and sourcing capabilities, we believe these obligations will not materially undermine our ability to complete an initial business combination.

Initial Business Combination

Nasdaq rules require that our initial business combination must occur with one or more operating businesses or assets with an aggregate fair market value equal to at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and any Permitted Withdrawals) at the time of our signing a definitive agreement in connection with our initial business combination. We refer to this as the 80% fair market value test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. In addition, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We will have until 12 months from the closing of this offering  (or 15 months from the closing of this offering a definitive business combination agreement has been publicly announced) to consummate an initial business combination or by such earlier liquidation date as our board of directors may approve. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering as described in this prospectus) or by such earlier liquidation date as our board of directors may approve, our shareholders may vote by special resolution to amend our amended and restated memorandum and articles of association to extend the period of time that we have to consummate the initial business combination. We will provide all public shareholders with the opportunity to redeem their public shares in connection with any such vote.

Unless we complete our initial business combination with an affiliated entity, or our board of directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion that the price we are paying for a target is fair to our Company from a financial point of view from any of the following: (i) an independent investment banking firm; (ii) another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire; or (iii) from an independent accounting firm. If no opinion is obtained, our shareholders will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target business or issue a substantial number of new shares to third-parties in connection with financing our initial business combination. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. If our securities are not listed on the Nasdaq after this offering, we would not be required to satisfy the 80% fair market test. However, we intend to satisfy the 80% fair market test even if our securities are not listed on the Nasdaq at the time of our initial business combination.

Members of our management team have invested in our sponsor by subscribing for units issued by the sponsor. These officers and directors will not receive any cash compensation from us prior to a business combination but through their investment in the sponsor will be eligible to share in a portion of any appreciation in founder shares and private placement units, provided that we successfully complete a business combination. We believe that this structure aligns the incentives of these officers and directors with the interests of our shareholders. Investors should be aware that our officers and directors acquired their interests in the founder shares for approximately $0.004 per share. Investors should be aware that our officers and directors acquired their interests in the founder shares for approximately $0.004 per share. As a result, the low acquisition cost of the founder shares creates an economic incentive whereby our officers, directors and private placement investors could potentially make a substantial profit even if we complete a business combination with a target business that subsequently declines in value and is unprofitable for public investors. Furthermore, the conversion of these founder shares held by the sponsor into Class A ordinary shares at the time of our initial business combination will dilute public shareholders. Those restricted shares are (i) subject to certain restrictions that lapse only upon the consummation of our initial business combination and (ii) subject to surrender for no consideration if an initial business combination is not consummated in accordance with our amended and restated memorandum and articles of association. As a result, this structure creates incentives under which our officers, directors, and private placement investors could realize substantial profits even if we complete a business combination with a target that later declines in value and is not profitable for public investors.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the Securities and Exchange Commission to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934 (as amended “Exchange Act”). As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Sponsor Information

Our sponsor, SPACCircle Sponsor LLC, a Delaware limited liability company, was formed to invest in our Company. Although our sponsor is permitted to undertake any activities permitted under the Delaware Limited Liability Company Act and other applicable law, our sponsor’s business is focused on investing in our Company. SPACCatalyst LLC, a Nevada limited liability company, the managing member of SPACCircle Sponsor LLC, hold voting and investment discretion with respect to the securities held of record by the sponsor. SPACCatalyst LLC is owned and managed by Messrs. MiteshKumar Patel and Soumen Das, our director. In addition, our CEO and CFO will receive an indirect interest in 100,000 and 75,000 founder shares, respectively, for their services and Mr. Torpey, the chair of our Audit Committee will receive an indirect interest in 45,000 founder shares and other directors will each received, an indirect interest in 40,000 founder share for their services. SPACCatalyst Fund and SPACCatalyst, the General Partner of SPACCatalyst Fund, beneficially own approximately 55% of the sponsor membership interests reflecting indirect interests in the founder shares and approximately 50% of the sponsor membership interests reflecting indirect interests in the private placement units. Nadyrshah Dhanani, through DPEG SPAC, LP, beneficially owns approximately 45% of the sponsor membership interests reflecting indirect interests in the founder shares and approximately 50% of the sponsor membership interests reflecting indirect interests in the private placement units. As of the date hereof, except as described herein, no other person has a direct or indirect material interest in our sponsor. Other than our management team, none of the other members of our sponsor will participate in our Company’s operational activities, and there are no other members of our sponsor other than as described above.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Sponsor	5,750,000 Class B ordinary shares(1)	$25,000

	254,090 private placement units (or 270,965 private placement units if the underwriters’ over-allotment option is exercised in full)	$2,540,900 (or $2,709,650 if the underwriters’ over-allotment option is exercised)

	Up to $375,000	Repayment of loans and advances made to us to cover offer related and organizational expenses

	$10,000 per month	Office space and administrative services

	Private placement units convertible into up to $1,000,000 in working capital loans, at a price of $10.00 per unit, at the option of the lender	Working capital loans to finance transaction costs in connection with our initial business combination

Additional Class A ordinary shares upon conversion of the Class B ordinary shares pursuant to the anti-dilution rights of the Class B ordinary shares

In the case that additional Class A ordinary shares, or any equity-linked securities, are issued or deemed issued in excess of the amounts issued in this offering (including pursuant to the over-allotment option) and related to or in connection with the closing of our initial business combination, the ratio at which the Class B ordinary shares will convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 25% of the sum of all ordinary shares issued upon completion of this offering (irrespective of whether or not such Class A ordinary shares are redeemed in connection with our initial business combination) (including any Class A ordinary shares issued pursuant to the over-allotment option and excluding any Class A ordinary shares underlying any units our initial shareholders may purchase in this offering and the Class A ordinary shares underlying the private placement units issued to our sponsor) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (including any Class A ordinary shares issued pursuant to a forward purchase agreement), excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination, any private placement-equivalent shares issued to our sponsor or an affiliate of our sponsor, members of the Company’s management team or any of their affiliates upon conversion of working capital loans made to us, and any Class A ordinary shares issued pursuant to a forward purchase agreement. Any conversion of the Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

	Finder’s fees, advisory fees, consulting fees, success fees or salaries(2)	Any services in order to effectuate the completion of our initial business, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account. We may engage our sponsor or an affiliate of our sponsor as an advisor or otherwise in connection with our initial business combination and certain other transactions and pay such person or entity a salary or fee in an amount that constitutes a market standard for comparable transactions.

(1)	Up to 750,000 of the founder shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment option is not exercised.

(2)	Although no terms for any such arrangements have been determined and no written agreements exist with respect to such arrangements, if such compensation is substantial it could result in material dilution to the equity interests of the public Class A ordinary shareholders.

Because our sponsor acquired the founder shares at a nominal price of $0.004, our public shareholders will experience immediate and substantial dilution. Further, if we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders, on an as-converted basis, at 25% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the private placement shares). Upon the closing of this offering, and assuming no value is ascribed to the warrants or Share Rights included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 98.70% (or $9.87 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.13 and the initial offering price of $10.00 per unit. This dilution would materially increase to the extent that the anti-dilution provisions of the Class B ordinary shares, as described above, result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our initial business combination. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued or deemed issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares. This dilution would be exacerbated to the extent other public shareholders seek redemptions from the trust. Further, our public shareholders may experience material dilution if the up to $1,000,000 in working capital loans is advanced by the sponsor and the sponsor elects to convert the working capital loans into private placement units at $10.00 per unit. Additionally, upon exercise of the private placement units issued simultaneously with the closing of this offering, the actual dilution to the public shareholders would to be higher. As a result, the holders of our founder shares (including certain of our directors and officers that indirectly own founder shares) could make a substantial profit after our initial business combination even if our public shareholders lose money on their investment as a result of a decrease in the post-combination value of their Class A ordinary shares. See “Risk Factors — Risks Relating to our Securities —” Our sponsor paid an aggregate of $25,000, or approximately $0.004 per founder share, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our Class A ordinary shares.

Pursuant to the lock-up provisions in the letter agreement entered into with us, our sponsor and our directors and executive officers have agreed not to transfer, assign or sell any of their founder shares, private placement units (and the underlying securities) owned by them, if any, as summarized in the table below:

Subject Securities	Natural Persons and Entities Subject to Restrictions	Expiration Date	Exceptions to Transfer Restrictions
Founder Shares	SPACCircle Sponsor LLC Soumen Das John Dicconson Augustin Meloty-Kapella Jeffrey W. Cordell Stephen Markscheid Diana Glassman Daniel Torpey

The earlier to occur of (A) one year after the completion of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. See as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Units.”

Notwithstanding the foregoing, the converted Class A ordinary shares will be released from the lock-up if (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

However, if after our initial business combination there is a transaction whereby all the outstanding Class A ordinary shares are exchanged or redeemed for cash or another issuer’s shares, then the Founder Shares and private placement units shall be permitted to participate.

Transfers permitted: (a) to our officers or directors, any affiliates or family members of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization, (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (d) in the case of an individual, pursuant to a qualified domestic relations order, (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangements, in connection with an extension of the timeframe for us to consummate a business combination or in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, (f) by pro rata distributions from the sponsor to its respective members pursuant to the sponsor’s limited liability company agreement, (g) by virtue of the laws of the State of Delaware or our sponsor’s operating agreement upon dissolution of our sponsor, (h) in the event of our liquidation prior to our completion of our initial business combination, or (i) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (g) above; provided, however, that in the case of clauses (a) through (g) or (i), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by our sponsor with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus).

Private placement units	SPACCircle Sponsor LLC Soumen Das John Dicconson Augustin Meloty-Kapella Jeffrey W. Cordell Stephen Markscheid Diana Glassman Daniel Torpey	30 days after the completion of our initial business combination	Same as above

The founder shares, and the private placement units, as applicable, held by the sponsor will only be distributed to the members of the sponsor after consummation of our initial business combination, at which time such members of the sponsor would become subject to the applicable transfer restrictions with respect to such securities.

In addition, if our sponsor or an affiliate of our sponsor or certain of our officers and directors make any working capital loans, up to $1,000,000 of such loans may be converted into private placement units at a price of $10.00 per unit, at the option of the lender. A portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $375,000 as described in this prospectus. As of June 30, 2026, we had borrowed $142,500 under the promissory note with our sponsor. These loans will be repaid upon completion of this offering out of the $625,900 of offering proceeds that has been allocated for the payment of offering expenses (after the underwriter’s reimbursement and other than deferred underwriting commissions). Upon the listing of our securities on The Nasdaq Global Market, we will reimburse our sponsor for office space, secretarial and administrative services provided to members of our management team, in the amount of $10,000 per month. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

As more fully discussed in “Management — Conflicts of Interest,” certain of our directors and officers have fiduciary or contractual duties to certain other companies in which they have invested or advised. These entities may compete with us for acquisition opportunities. On April 22, 2026, our sponsor paid $25,000 to cover certain offering costs in exchange for 5,750,000 founder shares. Up to 750,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. If none of the founder shares are forfeited, the resulting purchase price would be approximately $0.004 per share. Our sponsor is the beneficial owner of the founder shares and will be the beneficial owner of the private placement units following this offering, and members of our management team will indirectly own such securities. Because of such ownership and interests, our sponsor, and any of our officers and directors who have an ownership interest in the sponsor, may have actual or potential conflicts of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as compared to purchasers in this offering. See the sections titled “Summary — Conflicts of Interest,” “Proposed Business — Initial Business Combination” and “Management — Conflict of Interest” for more information. The low price that our sponsor paid for the founder shares creates an incentive whereby our sponsor could potentially make a substantial profit even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. If we fail to consummate an initial business combination, however, the founder shares and private placement units will be worthless, except to the extent the holders thereof receive liquidating distributions from assets outside the trust account, which could create an incentive for our sponsor and our executive officers and directors who have an ownership interest in the sponsor to complete a transaction even if we select an acquisition target that subsequently declines in value and is unprofitable for public shareholders. In contrast, our public shareholders will receive a pro rata distribution of the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals and less up to $100,000 to pay dissolution expenses). Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination. Additionally, upon the listing of our securities on the Nasdaq, we will reimburse our sponsor for office space, secretarial and administrative services provided to members of our management team, in the amount of $10,000 per month.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their equity interests, shares and/or shares of stock in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aiding in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may have a negative view of us since we are a blank check company, without an operating history, and there is uncertainty relating to our ability to obtain shareholder approval of our proposed initial business combination and retain sufficient funds in our trust account in connection therewith.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Financial Position

With funds available for a business combination initially in the amount of $144,000,000 (or $165,600,000 if the underwriters’ over-allotment option is exercised in full) assuming no redemptions and after payment of up to $6,000,000 in the aggregate (or up to $6,900,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) of deferred underwriting fees before fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement units, our shares, debt or a combination of these as the consideration to be paid in our initial business combination. We may, although we do not currently intend to, seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, start-up companies or companies with speculative business plans or excess leverage, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account.

In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Selection of a Target Business and Structuring of Our Initial Business Combination

Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and any Permitted Withdrawals) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. Our shareholders will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from either (i) an independent investment banking firm that is a member of FINRA, (ii) another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire, or (iii) an independent accounting firm, with respect to the satisfaction of such criteria. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to these requirements, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the issued and outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be valued for purposes of the 80% of fair market value test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, (i) meetings with incumbent management and their advisors (if applicable); (ii) document reviews; (iii) interviews with various stakeholders, including, but not limited to, employees, customers and suppliers; (iv) on-site inspection of facilities; and (v) reviewing financial, operational, legal and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

●	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

●	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that such additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other legal reasons.

Under the Nasdaq’s listing rules, shareholder approval would be required for our initial business combination if, for example:

●	we issue Class A ordinary shares that will be equal to or in excess of 20% of the number of Class A ordinary shares then issued and outstanding;

●	any of our directors, officers or substantial shareholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in issued and outstanding ordinary shares or voting power of 5% or more; or

●	the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

Permitted Purchases of Our Securities

In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, or their respective affiliates may purchase shares, warrants, or Share Rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares, warrants, or Share Rights such persons may purchase. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, directors, officers, or their respective affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. Such persons will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our sponsor, directors, officers, or their respective affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases would be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, (ii) reduce the number of public shares outstanding or vote such shares on any matters submitted to the holders for approval in connection with our initial business combination, or (iii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Such purchases could result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, directors, officers, or their respective affiliates anticipate that they may identify the shareholders with whom our sponsor, directors, officers, or their respective affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, directors, officers, or their respective affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor, directors, officers, or their respective affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, directors, officers, or their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, directors, officers, or their respective affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Additionally, in the event our sponsor, directors, officers, advisors or their affiliates were to purchase units, public shares, warrants, or Share Rights from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	Our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our sponsor, directors, officers, advisors and their affiliates may purchase public shares from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if our sponsor, directors, officers, advisors and their affiliates were to purchase public shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our sponsor, directors, officers, advisors and their affiliates would not be voted in favor of approving the business combination transaction;

●	our sponsor, directors, officers, advisors and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

●	the amount of our securities purchased outside of the redemption offer by our sponsor, directors, officers, advisors and their affiliates, along with the purchase price;

●	the purpose of the purchases by our sponsor, directors, officers, advisors and their affiliates;

●	the impact, if any, of the purchases by our sponsor, directors, officers, advisors and their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of our shareholders who sold to our sponsor, directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our shareholders (e.g., 5% shareholders) who sold to our sponsor, directors, officers, advisors and their affiliates; and

●	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Redemption Rights for Public Shareholders Upon Completion of Our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Our sponsor, our directors, and our officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our Company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. If we structure a business combination transaction with a target company in a manner that requires shareholder approval, we will not have discretion as to whether to seek a shareholder vote to approve the proposed business combination. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons. So long as we obtain and maintain a listing for our securities on the Nasdaq, we will be required to comply with Nasdaq rules.

If shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

●	file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 20 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if we obtain an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting in favor of the business combination. In such case, pursuant to the terms of a letter agreement entered into with us, our sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote any founder shares held by them and any public shares purchased during or after this offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). We expect that at the time of any shareholder vote relating to our initial business combination, our initial shareholders and their respective permitted transferees will own at least 25% of our issued and outstanding ordinary shares entitled to vote thereon. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or abstain from the vote of the proposed transaction. In addition, our sponsor, our directors, and our officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

●	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

Limitation on Redemption Upon Completion of Our Initial Business Combination if We Seek Shareholder Approval

Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our sponsor, officers and directors have, pursuant to a letter agreement entered into with us, waived their right to have any founder shares or public shares held by them redeemed in connection with our initial business combination. Unless any of our other affiliates acquires founder shares through a permitted transfer from our sponsor, officers and directors, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and restricted from seeking redemption rights with respect to any Excess Shares.

Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using the DWAC System, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 20 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by other blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the Company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he, she, or it could monitor the price of the Company’s shares in the market. If the price rose above the redemption price, he, she, or it could sell his, her, or its shares in the open market before actually delivering his or her shares to the Company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the general meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the general meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 12 months from the closing of this offering  (or 15 months from the closing of this offering a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve.

Redemption of Public Shares and Liquidation if No Initial Business Combination

Our sponsor, officers and directors have agreed that we will have only 12 months from the closing of this offering  (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve to complete our initial business combination. If we are unable to complete our initial business combination within such 12-month period , we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants or Share Rights, which will expire worthless if we fail to complete our initial business combination within the 12-month time period.

Our sponsor, our officers, and our directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve. The underwriters have agreed to waive their rights to the deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering as described in this prospectus) or by such earlier liquidation date as our board of directors may approve, and subsequently liquidate and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares, subject to the limitations described herein. However, if our sponsor, our officers, and our directors acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 12-month time period.

Our sponsor, officers and directors have agreed, pursuant to a written letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering as described in this prospectus) or by such earlier liquidation date as our board of directors may approve, or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals), divided by the number of then issued and outstanding public shares. If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our public shares.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $790,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required for Permitted Withdrawals, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn for Permitted Withdrawals. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only third parties we currently expect to engage would be vendors such as lawyers, investment bankers, computer or information and technical services providers or prospective target businesses. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our Company. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn for Permitted Withdrawals, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.00 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $790,000 from the proceeds of this offering and the sale of the private placement units, with which to pay any such potential claims. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $625,900 (after the underwriter’s reimbursement and other than deferred underwriting commissions), we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to hold outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $625,900 (after the underwriter’s reimbursement and other than deferred underwriting commissions), the amount of funds we intend to hold outside the trust account would increase by a corresponding amount.

If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency laws, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover all amounts received by our shareholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our Company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering as described in this prospectus) or by such earlier liquidation date as our board of directors may approve, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of funds in the trust account available for distribution to public shareholders as described herein. Such shareholder must have also exercised its redemption rights described above.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we seek to amend any provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, we will provide dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote. Our sponsor, officers, and directors have agreed to waive their redemption rights with respect to their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

●	prior to the consummation of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination or abstain from the vote of the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals) or (2) provide our public shareholders with the opportunity to tender their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals), in each case subject to the limitations described herein;

●	we will consummate our initial business combination solely if we seek shareholder approval and obtain an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting in favor of the business combination;

●	if our initial business combination is not consummated within 12 months from the closing of this offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, then our existence will terminate and we will distribute all amounts in the trust account, as described herein; and

●	prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

These provisions cannot be amended without the approval of holders of at least two-thirds of our ordinary shares. In the event we seek shareholder approval in connection with our initial business combination, our amended and restated memorandum and articles of association will provide that we may consummate our initial business combination only if approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting in favor of the business combination.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals), divided by the number of then issued and outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisers, or any of their respective affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. If our sponsor, directors, officers, advisors and their affiliates were to purchase public shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.	If we are unable to complete our initial business combination within 12 months from the closing of this offering (or 15 months from the closing of this offering as described in this prospectus) or by such earlier liquidation date as our board of directors may approve, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares.

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the remaining deferred underwriting commissions and interest withdrawn in order for Permitted Withdrawals (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there will be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares, if we fail to complete our initial business combination within 12 months from the closing of this offering (or 15 months from the closing of this offering as described in this prospectus) or by such earlier liquidation date as our board of directors may approve, will reduce the book value per share for the shares, held by our initial shareholders, and each of their respective permitted transferees who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	The Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement units be deposited in a trust account. $150,000,000 of the net proceeds of this offering and the sale of the private placement units will be deposited into a trust account located in the United States with Equiniti Trust Company, LLC acting as trustee.	Approximately $122,850,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depository institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$150,000,000 of the net offering proceeds and the sale of the private placement units held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations and/or held as cash or cash items (including in demand deposit accounts); the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (i) any Permitted Withdrawals and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and any Permitted Withdrawals) at the time of the agreement to enter into the initial business combination. If our securities are not listed on the Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on the Nasdaq at the time of our initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The Class A ordinary shares, warrants, and Share Rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless D. Boral informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.	No trading of the units or the underlying ordinary shares, warrants, and Share Rights would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until 30 days after completion of our initial business combination.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals), upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law to hold a shareholder vote. If we are not required by applicable law or stock exchange rules and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 20 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek shareholder approval, we will complete our initial business combination only if we obtain an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting in favor of the business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or abstain from the vote of the proposed transaction.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment.

If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	If we are unable to complete an initial business combination within 12 months from the closing of this offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us for Permitted Withdrawals, if any, the proceeds from this offering will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend and restate our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 12 months from the closing of this offering (or 15 months from the closing of this offering as described in this prospectus) or by such earlier liquidation date as our board of directors may approve, subject to applicable law. The Company will instruct the Trustee to pay amounts from the trust account directly to redeeming holders.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares (more than an aggregate of 15% of the shares sold in this offering) without our prior consent. Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.	Most blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Tendering share certificates in connection with a tender offer or redemption rights	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the scheduled vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using the DWAC System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such shareholders to arrange for them to deliver their certificate to verify ownership.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups, leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources.

This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our issued and outstanding warrants and Share Rights, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Conflicts of Interest

Our directors and officers may now be, or in the future become, affiliated with entities that are engaged in a similar business. We do not have employment contracts with our officers and directors that will limit their ability to work at other businesses. In addition, our directors and officers may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented to us or to any other blank check company with which they may become involved. Our sponsor, officers and directors have complete discretion, subject to applicable fiduciary duties, as to which blank check company they choose to pursue a business combination and the order in which they pursue business combinations for any of their existing or future blank check companies. As a result, our sponsor, officers and directors may pursue business combinations for blank check companies that it has sponsored in any order, which could result in its more recent blank check companies completing business combinations prior to its blank check companies that were launched earlier. There are no contractual obligations governing the allocation of opportunities among the various blank check companies. Any determination as to which blank check company will pursue a particular acquisition target will be made based on the circumstances of the particular situation, including but not limited to the relative sizes of the blank check companies compared to the sizes of the targets, the need or desire for additional financings and the relevant experience of our sponsor, directors and officers involved with a particular blank check company. Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities, including but not limited to SPACSphere, FORL, CHAR, PGAC and SSEA. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity (except if specifically provided to them in their capacity as an officer or director of our company), subject to our directors’ and officers’ fiduciary duties under the Cayman Islands law.

Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer (except if specifically provided to them in their capacity as an officer or director of our company), on the one hand, and us, on the other. Nevertheless, given our management team’s network and sourcing capabilities, we believe these obligations will not materially undermine our ability to complete an initial business combination.

Members of our management team may directly or indirectly own our ordinary shares and/or private placement units following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. See “Risk Factors — Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn for Permitted Withdrawals. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only third parties we currently expect to engage would be vendors such as lawyers, investment bankers, computer or information and technical services providers or prospective target businesses. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our Company; therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations.

Facilities

We currently maintain our registered offices at 8795 Folsom Blvd Sacramento, California 95826.

The cost for our use of this space is included in the $10,000 per month fee we will pay to our sponsor for office space, administrative and support services. We consider our current office space adequate for our current operations.

Employees

As of the effective date of this prospectus, we will have two officers and do not intend to have any full-time employees prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that our officers or any other members of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We will register our units, Class A ordinary shares, warrants, and Share Rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public auditors.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the PCAOB standards. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2027, as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors, Director Nominees, and Officers

Name	Age	Position
John Dicconson	69	Chief Executive Officer, Chairman
Augustin Meloty-Kapella	71	Chief Financial Officer, Director
Soumen Das	45	Director
Jeffrey W. Cordell	54	Director Nominee
Stephen Markscheid	72	Director Nominee
Diana Glassman	59	Director Nominee
Daniel Torpey	62	Director Nominee

John Dicconson, our Chief Executive Officer and Chairman, is a leader in founding and scaling high-growth companies, with recognized expertise in business strategy, marketing, corporate development, and strategic partnerships. He has served as Chief Executive Officer of Tech Care Now Associates, LLC, a technical support and training services company, since October 2010. In this role, Mr. Dicconson is responsible for overseeing the company’s strategic direction and advising clients on growth strategies, operational efficiency, and long-term business positioning. He founded the firm as a management consulting company providing strategic planning and business development services across multiple industries. Mr. Dicconson previously served as Chief Operating Officer of Katch Entertainment, a B2B data analytics software company, from March 2023 to June 2024, where he oversaw day-to-day operations, including sales, marketing, engineering, product development, and data science functions. Prior to that, he served as Chief Commercial Officer of Katch Entertainment from January 2021 to February 2023, where he was responsible for sales, marketing, and corporate development. In this capacity, he contributed to the company’s initial commercial traction, including customer engagements with Warner Bros. Discovery, Paramount, AMC, Meta, Cinedigm, Sony Pictures, and SkyShowtime. From March 2006 to February 2009, Mr. Dicconson served as Chief Executive Officer of DoceoTech, a wireless industry training company, where he led the company’s growth as a provider of wireless technology training services, secured commercial contracts, and oversaw the company’s sale to a telecommunications manufacturer. Mr. Dicconson has also held advisory and consulting roles, including providing management consulting services to Sitel and Network Solutions, a technology company, and serving as a chief executive officer advisor to Crossloop and Revvim, where he supported strategic growth initiatives and scaling efforts. Earlier in his career, Mr. Dicconson held senior executive roles in the telecommunications industry with MCI, Sprint, and Global Crossing. Mr. Dicconson is a co-founder and serves on the board of Captal Inc., a company focused on developing a tokenized private equity marketplace for early-stage through Series A–C venture-backed companies and accredited investors. Mr. Dicconson holds a Bachelor of Arts in Economics from the University of North Carolina at Chapel Hill. We believe Mr. Dicconson is qualified to serve on our Board of Directors due to his industry experience.

Augustin Meloty-Kapella, our Chief Financial Officer and a director, is a broad-based finance executive with a strong background in operations, strategic partnerships, and business development, as well as experience in technology-driven organizations and capital markets environments. His experience includes leadership roles at Fortune 500 high-tech companies, hands-on operational roles at Silicon Valley start-ups, and direct involvement in SPAC sponsorship and business combination transactions. Since January 2025, Mr. Meloty-Kapella has served as Founder and Chief Executive Officer of Bokap Systems LLC, a company focused on AI-native accounting and finance platforms for small and medium-sized businesses. From March 2018 to December 2024, Mr. Meloty-Kapella has served as Chief Financial Officer of Explorer Acquisition LLC and gained an extensive experience with special purpose acquisition companies (SPACs). Explorer Acquisition LLC launched seven SPACs: Enterprise 4.0 Technology Acquisition Corp. (liquidated in July 2023), BioPlus Acquisition Corp. (liquidated in October 2023), Epiphany Technology Acquisition Corp. (liquidated in January 2023), Carney Technology Acquisition Corp. II (liquidated in February 2023), E.Merge Technology Acquisition Corp. (liquidated in August 2022), Apex Technology Acquisition Corp. (which completed its initial business combination with AvePoint, Inc. (Nasdaq: AVPT) in July 2021), and ChaSerg Technology Acquisition Corp. (which completed its initial business combination with Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) in March 2020). Mr. Meloty-Kapella previously served as Chief Financial Officer of Mobissimo, a travel search engine company, eCullet, a technology-based glass processing company, TeraRecon, a KLAS solution provider, and Pelikan Technologies, a medical device company. He also served as Vice President of Finance at CA Technologies (NASDAQ: AVGO) and held Controller positions at Quantum Corporation (NASDAQ: QMCO), Apple Inc. (NASDAQ: AAPL), and Hewlett-Packard Company (NYSE: HPQ), (NYSE: HPE). Earlier in his career, he held senior roles at PricewaterhouseCoopers.  Mr. Meloty-Kapella has also served as an interim Chief Financial Officer through Resources Global Professionals and Tatum, supporting technology companies across enterprise software, SaaS, data analytics, marketplace platforms, e-commerce, networking, semiconductor, and biotechnology sectors.  Mr. Meloty-Kapella is a graduate of the Institut d’Etudes Politiques de Paris and holds law and economics degrees from Université Paris 1 Panthéon-Sorbonne, as well as an M.B.A. from HEC Paris. We believe Mr. Meloty-Kapella is qualified to serve on our Board of Directors due to his extensive SPAC experience.

Soumen Das, our director, has served as managing member of SPACCatalyst LLC since 2024. He has also been serving as the Chief Financial Officer and a director of SPACSphere Acquisition Corp. (Nasdaq: SSAC), a special purpose acquisition company, since June 2025. Mr. Das has served as Director of Capital Markets & Investments at VIKASA Capital Inc., an investment firm, from June 2021 to May 2024. While at VIKASA, Mr. Das advised Stardust in its business combination with Global Partner Acquisition Corp. II, a SPAC, which closed in July 2024. Prior to joining VIKASA, Mr. Das worked as a SPAC IPO Manager for Explorer Acquisition LLC from March 2018 to May 2021, which launched seven SPACs: Enterprise 4.0 Technology Acquisition Corp., which liquidated in July 2023, BioPlus Acquisition Corp., which liquidated in October 2023, Epiphany Technology Acquisition Corp., which liquidated in January 2023, Carney Technology Acquisition Corp. II, which liquidated in February 2023, E.Merge Technology Acquisition Corp., which liquidated in August 2022, Apex Technology Acquisition Corp., which completed its initial business combination with AvePoint, Inc. (Nasdaq: AVPT) in July 2021, and ChaSerg Technology Acquisition Corp., which completed its initial business combination with Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) in March 2020. In addition to his SPAC experience, Mr. Das has been the director of finance of Meditab Software Inc., an EMR software company, since July 2024 and Chief Financial Officer of DosePacker Inc., a health technology company, since May 2025. Mr. Das was also the project development manager and chief financial officer of JENO RD from 2015 to 2018. Mr. Das received a Master of Business Administration from ESADE Business School, Barcelona, Spain and a Bachelor of Technology in Electrical Engineering from the National Institute of Technology in Rourkela, India. We believe Mr. Das is qualified to serve on our Board of Directors due to his extensive SPAC experience.

Jeffrey W. Cordell, our director nominee, leads Health Advocate Solutions, a healthcare advocacy company, as President and CEO since November 2022 and ZP Better Together Communications, a communications company, as CEO since March 2026. Earlier, Mr. Cordell served as Chief Technology Officer of Teleperformance’s Specialized Services division from June 2019 to December 2022. Mr. Cordell spent eight years as Chief Information Officer of LanguageLine Solutions, a language solutions company, from September 2014 to November 2022, guided multiple high-growth ventures at West Corporation, a provider of cloud-based technology from 2003 to 2014 and at Electronic Data Systems, an information technology company, from 1998 to 2000 after serving as a Communications Officer (Captain) in the U.S. Air Force. He holds a B.S. in Electrical Engineering from the University of Notre Dame and is the named inventor on 30-plus U.S. patents. Mr. Cordell’s three decades of scaling tech-enabled service companies and leading complex M&A integrations position him to drive our strategic growth. We believe Mr. Cordell is qualified to serve on our Board of Directors due to his background and industry experience.

Stephen Markscheid, our director nominee, is Managing Partner of Aerion Capital, a family office since July 2022. He currently serves as independent non-executive director of six other publicly listed companies: Jinko Solar Inc. (NYSE: JKS), a solar panel manufacturer (since 2010); ConnectM Technology Solutions, Inc. (Nasdaq: CNTM), a technology company (since July 2024); Charlton Aria Acquisition Corporation (Nasdaq: CHARU), a special purpose acquisition company (since October 2024); Pantages Capital Acquisition Corporation (Nasdaq: PGAC), a special purpose acquisition company (since December 2024); and Starry Sea Acquisition Corporation (Nasdaq: SSEA), a special purpose acquisition company (since August 2025). Mr. Markscheid previously served as a director on numerous public boards including Four Leaf Acquisition Corporation (Nasdaq: FORL), a special purpose acquisition company (from 2023 to 2026); Cenntro Inc. (Nasdaq CENN), an electric vehicle manufacturer from 2023 to 2024, UGE International (XTSX:UGE), a solar installation company from August 2021 to July 2023, Fanhua, Inc. (Nasdaq: FANH), a financial services provider from 2007 to 2024, Kingwisoft Technology Services Ltd. (HKSE: 8295.HK), an information technology company from 2016 to 2024, and several special purpose acquisition companies. He is also a trustee emeritus of Princeton-in-Asia. From 1998 to 2006, he worked for GE Capital. During his time with GE Capital, Mr. Markscheid led GE Capital’s business development activities in China and Asia Pacific, primarily acquisitions and direct investments. Prior to GE Capital, Mr. Markscheid worked with the Boston Consulting Group throughout Asia. He was a banker for ten years in London, Chicago, New York, Hong Kong and Beijing with Chase Manhattan Bank and First National Bank of Chicago. Mr. Markscheid began his career with the US-China Business Council, in Washington D.C. and Beijing. He earned a BA in East Asian Studies from Princeton University in 1976, an MA in international affairs from Johns Hopkins University in 1980, and an MBA from Columbia University in 1991, where he was class valedictorian. We believe Mr. Markscheid is qualified to serve on our Board of Directors due to his background and industry experience.

Mr. Markscheid was a consolidated defendant in his capacity as a director of ChinaCast Education Corporation (“ChinaCast”) in a securities lawsuit filed on May 2, 2012 in the U.S. District Court for the Central District of California, alleging misrepresentation of ChinaCast’s financial conditions and its failure to disclose cash transfers of $120 million to certain officers and directors of ChinaCast. On November 8, 2016, the district court ruled in favor of the class action plaintiffs, finding ChinaCast was liable for $65.8 million. On August 25, 2014, a securities complaint alleging similar violations was also filed in the Delaware Court of Chancery (the “Chancery Court”) by ChinaCast, where Mr. Markscheid was named a third-party defendant. On March 23, 2015, the Chancery Court entered a judgment in favor of the plaintiff, ordering a former director of ChinaCast with damages of $183.3 million caused by breach of fiduciary duty. The former director filed a third party complaint against the other directors, including Mr. Markscheid, which was settled in December 2022.

Diana Glassman, our director nominee, has been Stewardship Director at EOS at Federated Hermes Ltd, a company engaged in active and responsible investment, since December 2019. Representing institutional investor clients, she engages publicly-traded portfolio companies on business strategy, risk management, sustainability, and systemwide AI oversight encompassing digital governance, human capital and organizational change, and datacenter energy considerations. She co-leads the group’s Technology sector and leads the Oil & Gas sector portfolio company engagement, and leads US board effectiveness assessments across all sectors. Between July 2014 and December 2019 Ms. Glassman was Chief Executive Officer of Integration Strategy, Inc., a strategy consulting firm advising leaders of corporates, private equity firms and government entities primarily in energy and infrastructure. She previously held positions of increasing responsibility at TD Bank Group, Credit Suisse, a private equity firm and its global energy services portfolio company, and PWC.  Ms. Glassman also served as an independent board director on the audit and nominating and governance committees of Helix Energy Solutions (NYSE:HLX), an energy services company, from September 2022 to August 2026, is a member of the US Public Company Accounting Oversight Board (PCAOB) Investor Advisory Group, is on the INSEAD/KPMG AI Governance advisory council, and participated in the 2025 US Army War College National Security Seminar (NSS). Ms. Glassman earned a Bachelor of Science degree in Biology magna cum laude at Yale University, an M.P.A. in International Political and Economic Development at Harvard Kennedy School, and an M.B.A. at Harvard Business School.  We believe Ms. Glassman is qualified to serve on our Board of Directors due to her industry and leadership experiences.

Daniel Torpey, our director nominee, is an Independent Director and audit committee chairperson at MDB Capital Group, a registered broker-dealer, since June 2024. Mr. Torpey is also a Senior Managing Director at Ankura Consulting Group since August 2025. Prior to this role, Mr. Torpey was an Assurance partner at Ernst & Young LLP (EY). Mr. Torpey has been with EY for over 25 years and prior to that he was a partner at Arthur Anderson LLP from July 2001 to May 2002, and a partner and held various other titles at PricewaterhouseCoopers (and its predecessor firm Coopers & Lybrand) from 1992 to 2001. Mr. Torpey served as an auditor in EY’s audit practice from 1989 to 1992. Mr. Torpey served as a staff and senior accountant at Matson Driscoll & Damico, LLP. from 1986 to1989. Mr. Torpey received his Bachelor of Science in Accountancy from St. John’s University, Jamaica, New York in 1986 and is a Certified Public Accountant licensed in the state of New York and Texas. We believe Mr. Torpey is qualified to serve on our Board of Directors due to his accounting and industry background.

The past performance of our sponsor, directors and officers is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to identify a suitable candidate for our initial business combination. As described in this prospectus, some of our officers and directors have had management experience with blank check companies or special purpose acquisition companies in the past. You should not rely on their respective historical records or performance as indicative of our future performance.

Our officers and directors are not prohibited from becoming either a director or officer of any other special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

Previous SPAC Experience

Below describes the SPAC business combination in which members of our management team have participated, along with certain other information:

Mr. Das, our director, serves as the Chief Financial Officer of SPACSphere Acquisition Corp. (“SPACSphere”), which consummated its initial public offering of 17,250,000 units (including the sale of 1,250,000 units that were subject to the underwriters’ overallotment option) in February 2026. Each unit consisted of one Class A ordinary share, one-half (1/2) of one redeemable warrant, and one-fifth (1/5) of one right to receive one Class A ordinary share upon the consummation of an initial business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $172,500,000. SPACSphere is currently looking for a target company with which to consummate an initial business combination. On June 3, 2026, the closing price of SPACSphere’s shares was $9.98.

Mr. Stephen Markscheid, our independent director, serves as a director of the following SPACs.

Four Leaf Acquisition Corporation (“FORL”). FORL consummated its initial public offering of 5,200,000 units in March 2023. Each unit consisted of one Class A ordinary share and one redeemable warrant to purchase one Class A ordinary share. The Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $52,000,000.  On March 17, 2023, the underwriters partially exercised their over-allotment option and purchased 221,000 additional units for $2,210,000. On December 17, 2024, FORL entered into an Agreement and Plan of Merger (with Xiaoyu Dida Interconnect International Limited. In June 2025, FORL held a special meeting of stockholders to, among other things, extend the time by which it had to consummate an initial business combination up to an additional 12 times for one month each time, from June 22, 2025 until June 22, 2026, or such earlier date as may be determined by the board in its sole discretion. In connection with that meeting, stockholders holding 1,708,386 public shares, representing approximately 62.7% of the public shares outstanding, exercised their right to redeem such shares for a pro rata portion of the funds in the company’s trust account. In January 2026, FORL’s securities were delisted from Nasdaq for failure to file its periodic reports. On August 27, 2026, FORL entered into a business combination agreement with Data443 Risk Mitigation, Inc. On September 14, 2026, the closing price of FORL’s shares was $11.00.

Charlton Aria Acquisition Corporation (“CHAR”). CHAR consummated its initial public offering of 7,500,000 units in October 2024. Each unit consisted of one Class A ordinary share and one right to receive one-eighth (1/8) of one Class A ordinary share upon the consummation of an initial business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $75,000,000. In November 2024, the underwriters’ over-allotment option was exercised in part to 1,000,000 units, generating additional gross proceeds of $10,000,000. On May 13, 2025, the sole shareholder of the sponsor sold all of his shares in the sponsor to Sovereign Global Trust LLC. On September 14, 2026, the closing price of CHAR’s shares was $ 10.96.

Pantages Capital Acquisition Corporation (“PGAC”). PGAC consummated its initial public offering of 8,625,000 units (including the sale of 1,125,000 units that were subject to the underwriters’ overallotment option) in December 2024. Each unit consisted of one Class A ordinary share and of one right to receive one-third (1/3) of one Class A ordinary share upon the consummation of an initial business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $86,250,000. On November 18, 2025, PGAC entered into a business combination agreement with MacMines Austasia Pty Ltd, which was amended on April 14, 2026. In June 2026, PGAC held a special meeting of shareholders to, among other things, extend the time by which it had to consummate an initial business combination from June 6, 2026 to June 6, 2027, on a month-to-month basis, for up to twelve (12) months, by depositing into the trust account an amount equal to $0.033 per public share remaining outstanding after redemptions, up to $60,000 per one-month extension. On August 21, 2026, PGAC received a written notice from Nasdaq that for the last 30 consecutive business days, PGAC’s market value of listed securities was below the $50 million minimum requirement for continued listing on the Nasdaq Global Market. PGAC has until February 17, 2027 to regain compliance. On September 14, 2026, the closing price of PGAC’s shares was $10.71.

Starry Sea Acquisition Corporation (“SSEA”). SSEA consummated its initial public offering of 5,750,000 units (including the sale of 750,000 units that were subject to the underwriters’ overallotment option) in August 2025. Each unit consisted of one Class A ordinary share and of one right to receive one-sixth (1/6) of one Class A ordinary share upon the consummation of an initial business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $57,500,000. On September 29, 2025, SSEA entered into a letter of intent with Forever Young International Limited. On January 12, 2026, the letter of intent expired without any definitive agreements being executed. On August 22, 2026, SSEA entered into an Agreement and Plan of Merger with SuperiorMed Holdings Limited. On September 14, 2026, the closing price of SSEA’s shares was $10.33.

Number, Terms of Office and Appointment of Officers and Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will consist of five members. Only holders of the Class B ordinary shares will have the right to vote on (i) the appointment and removal of directors prior to the consummation of the initial business combination and (ii) prior to the closing of the initial business combination, and whilst any Class B ordinary shares are issued and outstanding, continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Holders of our Class A ordinary shares will not have the right to vote on the appointment and removal of directors or on continuing the Company in a jurisdiction outside the Cayman Islands during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of our Class B ordinary shares voting in a general meeting. Each of our directors will hold office until terminated as described in the amended and restated articles and memorandum of association. Subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board or by a majority of the holders of our founder shares.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association will provide that our officers may consist of a Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Mr. Cordell, Mr. Markscheid, Ms. Glassman and Mr. Torpey are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules.

Our audit committee will be entirely composed of independent directors meeting Nasdaq’s additional requirements applicable to members of the audit committee. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our officers or directors have received any cash compensation for services rendered to us. Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any bona-fide, documented out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In addition, we will reimburse our sponsor for office space, secretarial and administrative services provided to us in the amount of $10,000 per month, until the consummation of our initial business combination. Our audit committee will also review on a quarterly basis all payments that were made to our sponsor, officers, directors, advisers, or any of their respective affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time such materials are distributed, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our officers after the completion of our initial business combination will be determined by a compensation committee constituted solely by independent directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Pursuant to Nasdaq rules, our board of directors will have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Prior to the consummation of this offering, we will establish an audit committee of the board of directors. Mr. Markscheid, Ms. Glassman and Mr. Torpey will serve as members of our audit committee and Mr. Torpey will serve as the chairman of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to certain phase-in provisions. We plan to utilize the phase-in exemption under Rule 10A-3 of the Exchange Act and the Nasdaq rules and expect that a majority of the members of our audit committee will satisfy the independence standards promulgated by the SEC and by Nasdaq within 90 days of the closing of this offering and all members of our audit committee will satisfy the independence standards promulgated by the SEC and by Nasdaq within 12 months of the closing of this offering.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Torpey qualify as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:

●	Assisting board oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditor’s qualifications and independence, and (iv) the performance of our internal audit function and independent auditors;

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	Meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Prior to the consummation of this offering, we will establish a compensation committee of the board of directors. Mr. Markscheid, Ms. Glassman and Mr. Cordell will serve as members of our compensation committee, and Ms. Glassman will serve as the chairman of the compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent, subject to certain phase-in provisions. As a Smaller Reporting Company, we plan to utilize the phase-in exemption and cure period under the Nasdaq Rules 5605d(2)(B) and 5605(d)(4), respectively, and expect that both members of our compensation committee will satisfy the independence standards promulgated by Nasdaq within 90 days of the closing of this offering.

We will adopt a compensation committee charter, which will detail the purpose and principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation (if any is paid by us), evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and making recommendations to our board of directors with respect to the compensation, any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than reimbursement of expenses and as set forth below, no compensation of any kind, including finder’s, consulting or other similar fees, will be paid to any of our existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to complete the consummation of a business combination, although we may consider cash or other compensation to officers or advisors we may hire subsequent to this offering to be paid either prior to or in connection with our initial business combination.

Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Mr. Markscheid, Ms. Glassman and Mr. Torpey. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

Prior to our initial business combination, the board of directors will also consider director candidates recommended for nomination by holders of our founder shares during such times as they are seeking proposed nominees to stand for election at an annual general meeting (or, if applicable, an extraordinary general meeting). Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers serves on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers serves on our board of directors.

Clawback Policy

We will adopt a compensation recovery policy that is compliant with Nasdaq listing rules as required by the Dodd-Frank Act.

Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we will adopt a code of ethics and business conduct, which we refer to as the Code of Ethics, applicable to our directors, officers and employees. We will file a copy of our form of Code of Ethics and our audit committee charter as exhibits to the registration statement. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of Interest

Under Cayman Islands law, officers and directors owe fiduciary duties to the company, including the following:

●	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

●	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

●	duty to not improperly fetter the exercise of future discretion;

●	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

●	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care and skill, which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill, and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position at the expense of the company. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Our directors and officers may now be, or in the future become, affiliated with entities that are engaged in a similar business. We do not have employment contracts with our officers and directors that will limit their ability to work at other businesses, and our officers and directors are not prohibited from becoming either a director or officer of any other special purpose acquisition company with a class of securities registered under the Exchange Act. In addition, our directors and officers may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented to us or to any other blank check company with which they may become involved. Our sponsor, officers and directors have complete discretion, subject to applicable fiduciary duties, as to which blank check company they choose to pursue a business combination and the order in which they pursue business combinations for any of their existing or future blank check companies. As a result, our sponsor, officers and directors may pursue business combinations for blank check companies that it has sponsored in any order, which could result in its more recent blank check companies completing business combinations prior to its blank check companies that were launched earlier. There are no contractual obligations governing the allocation of opportunities among the various blank check companies. Any determination as to which blank check company will pursue a particular acquisition target will be made based on the circumstances of the particular situation, including but not limited to the relative sizes of the blank check companies compared to the sizes of the targets, the need or desire for additional financings and the relevant experience of our sponsor, directors and officers involved with a particular blank check company. Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities, including but not limited to SPACSphere, FORL, CHAR, PGAC and SSEA. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity (except if specifically provided to them in their capacity as an officer or director of our company), subject to our directors’ and officers’ fiduciary duties under the Cayman Islands law.

Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer (except if specifically provided to them in their capacity as an officer or director of our company), on the one hand, and us, on the other. Nevertheless, given our management team’s network and sourcing capabilities, we believe these obligations will not materially undermine our ability to complete an initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor (or its members), officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete our initial business combination with a company that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor (including its members), officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, stating that the consideration to be paid by us in such an initial business combination is fair to our Company from a financial point of view. We are not required to obtain such an opinion in any other context.

Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and in negotiating or accepting the terms of the transaction because of their financial interest in completing an initial business combination within the completion window. Our sponsor paid a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.004 per share. Accordingly, our management team, which owns interests in our sponsor, may be more willing to pursue a business combination with a riskier or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares.

In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and in negotiating or accepting the terms of the transaction as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

Potential investors should also be aware of the following other potential conflicts of interest:

●	None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

●	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “Management — Directors, Director Nominees, and Officers.”

●	Our initial shareholders, directly or indirectly, hold their respective founder shares and may acquire public shares during or after this offering in connection with the completion of our initial business combination. Additionally, our sponsor, officers and directors have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate our initial business combination within 12 months after the closing of this offering or by such earlier liquidation date as our board of directors may approve. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares, subject to the limitations described herein, the private placement units will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our initial shareholders until the earlier of (A) one year after the completion of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the converted Class A ordinary shares will be released from the lock-up if (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

●	With certain limited exceptions, the private placement units (and the Class A ordinary shares issuable upon their exercise) will not be transferable, assignable or salable by the initial purchasers or their respective permitted transferees until 30 days after the completion of our initial business combination. However, if after our initial business combination there is a transaction whereby all the outstanding Class A ordinary shares are exchanged or redeemed for cash or another issuer’s shares, then the founder shares and private placement units shall be permitted to participate. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and our directors and executive officers with respect to any founder shares, or private placement units,.

●	Since our sponsor and officers and directors may directly or indirectly own ordinary shares, warrants, and Share Rights following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

●	Our sponsor, officers, or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our sponsor or an affiliate of our sponsor or any of our officers or directors to finance transaction costs in connection with an intended business combination. Such loans could be convertible into private placement units of the post business combination entity at a price of $10.00 per unit at the option of the lender. Such units would be identical to the private placement units.

The conflicts described above may not be resolved in our favor.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations:

Individual	Entity	Affiliation
John Dicconson	Tech Care Now Associates, LLC	Chief Executive Officer

Augustin Meloty-Kapella	Bokap Systems LLC	Founder and Chief Executive Officer

Soumen Das	Dose Packer Inc.	Chief Financial Officer
	SPACCatalyst LLC	Managing Member
	SPACSphere Acquisition Corp.	Chief Financial Officer and Director

Jeffrey W. Cordell	Health Advocate Solutions	President and Chief Executive Officer
	ZP Better Together Communications	Chief Executive Officer

Stephen Markscheid	Aerion Capital	Managing Partner
	Jinko Solar Inc.	Director
	ConnectM Technology Solutions, Inc.	Director
	Charlton Aria Acquisition Corporation	Director
	Pantages Capital Acquisition Corporation	Director
	Starry Sea Acquisition Corporation	Director

Diana Glassman	EOS at Federated Hermes Ltd	Stewardship Director

Daniel Torpey	MDB Capital Group	Director
	Ankura Consulting Group	Senior Managing Directo

Accordingly, if any of the above officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity (except if specifically provided to them in their capacity as an officer or director of our company), and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association will provide that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in (except if specifically provided to them in their capacity as an officer or director of our company), any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. Nevertheless, given our management team’s network and sourcing capabilities, we believe these obligations will not materially undermine our ability to complete an initial business combination.

In addition, commencing on the date our securities are first listed on the Nasdaq, we will also reimburse our sponsor for office space, secretarial, and administrative services provided to us in the amount of $10,000 per month. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor (or its members), officers, directors, advisers, or any of their respective affiliates. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such an initial business combination is fair to our Company from a financial point of view.

In addition, our sponsor or any of its affiliates may make additional investments in the Company in connection with the initial business combination, although our sponsor and its affiliates have no obligation or current intention to do so. If our sponsor or any of its affiliates elects to make additional investments, such proposed investments could influence our sponsor’s motivation to complete an initial business combination.

In the event that we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed, pursuant to the terms of a letter agreement entered into with us, to vote any founder shares held by them (and their permitted transferees will agree) and any public shares purchased during or after the offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto).

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

●	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

●	each of our officers, directors and director nominees that beneficially own ordinary shares; and

●	all our officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table presents the number of shares and percentage of our ordinary shares owned by our sponsor, our officers, and our directors, before and after this offering. The post-offering numbers and percentages assume that (i) the underwriters do not exercise their over-allotment option, (ii) our sponsor forfeits 750,000 founder shares on a pro rata basis so there are only 5,000,000 issued and outstanding founder shares, and (iii) there are 20,254,090 ordinary shares issued and outstanding after this offering, consisting of: (a) 5,000,000 founder shares, (b) 15,000,000 shares of our Class A ordinary shares sold in this offering, and (c) 254,090 private placement shares.

	Number of Class A Ordinary Shares	Approximate Percentage of Outstanding Class A Ordinary Shares		Number of Class B Ordinary Shares	Approximate Percentage of Outstanding Class B Ordinary Shares
Name and Address of Beneficial Owner(1)	Beneficially Owned	Before Offering	After Offering	Beneficially Owned(2)	Before Offering	After Offering
SPACCircle Sponsor LLC(3)	254,090	-	1.7%	5,000,000	100.0%	100.0%
Soumen Das(3)	254,090	-	1.7%	5,000,000	100.0%	100.0%
John Dicconson	-	-	-	-	-	-
Augustin Meloty-Kapella	-	-	-	-	-	-
Jeffrey W. Cordell	-	-	-	-	-	-
Stephen Markscheid	-	-	-	-	-	-
Diana Glassman	-	-	-	-	-	-
Daniel Torpey	-	-	-	-	-	-
All officers, directors and director nominees as a group (7 persons)	254,090	-	1.7%	5,000,000	100.0%	100.0%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 8795 Folsom Blvd., Sacramento, CA 95826.
(2)	Interests shown consist solely of founder shares, classified as Class B ordinary shares, and does not include up to 750,000 shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. Such shares will automatically convert into Class A ordinary shares at the time of our initial business combination on a one-for-one basis, subject to adjustment, as described in the section of this prospectus entitled “Description of Securities”. Before the offering, these interests consist of 100% of the issued and outstanding Class B ordinary shares of the Company. After the offering, our sponsor will hold 4,500,000 Class B ordinary shares, representing 90% of the issued and outstanding Class B ordinary shares of the Company.
(3)	With respect to before the offering, our sponsor is the record holder of such shares. SPACCatalyst LLC is the managing sponsor member. SPACCatalyst LLC is managed by Soumen Das. As such, Messrs. Das and Patel have voting and investment discretion with respect to the founder shares held of record by our sponsor and may be deemed to have shared beneficial ownership of the founder shares held directly by our sponsor. Messrs. Das and Patel disclaim beneficial ownership of any shares other than to the extent they may have a pecuniary interest therein, directly or indirectly. Other than our management team, none of the other members of our sponsor will participate in our Company’s operational activities, and there are no other members of our sponsor other than as described above.

Immediately after this offering, our initial shareholders will beneficially own approximately 25% of the then issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). Neither our sponsor nor any of our officers or directors have expressed an intention to purchase any units in this offering. Additionally, only holders of our Class B ordinary shares will have the right to vote on (i) the appointment and removal of directors prior to the consummation of our initial business combination and (ii) prior to the closing of the initial business combination, and whilst any Class B ordinary shares are issued and outstanding, continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Holders of our Class A ordinary shares will not have the right to vote on the appointment or removal of directors or on continuing the Company in a jurisdiction outside the Cayman Islands during such time. Furthermore, because of their ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions. If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism as applicable with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 25% of our issued and outstanding ordinary shares upon the consummation of this offering.

Our sponsor will purchase, in a private placement that will close simultaneously with the closing of this offering, an aggregate of 254,090 private placement units, at a price of $10.00 for each private placement unit, or an aggregate purchase price of $2,540,900 (or up to an aggregate of 270,965 private placement units for an aggregate purchase price of up to $2,709,650 if the underwriters’ over-allotment option is exercised in full).

Except in certain limited circumstances, pursuant to the letter agreement, no member of the sponsor may transfer all or any portion of its membership interests in the sponsor. For more information, see “Principal Shareholders - Restrictions on Transfers of Founder shares and private placement units.”

The purchase price of the private placement units will be added to the proceeds from this offering to be held in the trust account pending our completion of our initial business combination. If we do not complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares, subject to the limitation described herein, the private placement units will expire worthless.

The private placement units (and the Class A ordinary shares issuable upon the exercise of the private placement units) are subject to the transfer restrictions described below in “Description of Securities — Private placement units — Private Placement Units.” Otherwise, the private placement units will be identical to the units sold in this offering, except as described in “Description of Securities — Private placement units — Private Placement Units.”

Our sponsor and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.

Transfers of Founder shares and private placement units

The founder shares, the private placement units, and any Class A ordinary shares issued upon conversion of the founder shares or underlying the private placement units (including the Class A ordinary shares issuable upon exercise of the private placement warrants and upon conversion of the private placement rights), are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with us to be entered into by our initial shareholders. Those lock-up provisions provide that such securities are not transferable or salable: (i) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property; and (ii) in the case of the private placement units (and the Class A ordinary shares issuable upon their exercise), until 30 days after the completion of our initial business combination. Notwithstanding the foregoing, the converted Class A ordinary shares will be released from the lock-up if (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. However, if after our initial business combination there is a transaction whereby all the outstanding Class A ordinary shares are exchanged or redeemed for cash or another issuer’s shares, then the founder shares and private placement units shall be permitted to participate.

Holders of founder shares, private placement units (and any Class A ordinary shares underlying the private placement units) may not transfer or sell them, except in each case (a) to our officers or directors, any affiliates or family members of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization, (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (d) in the case of an individual, pursuant to a qualified domestic relations order, (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangements, in connection with an extension of the timeframe for us to consummate a business combination or in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, (f) by pro rata distributions from the sponsor to its respective members pursuant to the sponsor’s limited liability company agreement, (g) by virtue of the laws of the State of Delaware or our sponsor’s operating agreement upon dissolution of our sponsor, (h) in the event of our liquidation prior to our completion of our initial business combination, or (i) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (g) above; provided, however, that in the case of clauses (a) through (g) or (i), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by our sponsor with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus).

In addition, except for limited circumstances, the sponsor’s operating agreement does not permit any member of our sponsor to transfer all or any portion of its membership interests in our sponsor. These limited circumstances when members of the sponsor may transfer their membership interests include: (i) transfers with the prior written consent of the managing sponsor member, or (ii) prior to or after the closing of a business combination, transfers to such member’s affiliates, immediate family, or to a trust, the primary beneficiary(ies) of which is a member or members of such member’s immediate family; provided that such recipient shall be required to become a member of our sponsor pursuant to the terms of our sponsor’s operating agreement and, therefore, be bound by the restrictions on transfers as set forth therein. The foregoing restriction on the transfer of membership interests and the permitted transfers also apply to the transfer of any non-management sponsor interests. There are no limitations or restrictions on the terms or types of transfers that can be approved by the managing sponsor member in our sponsor’s operating agreement.

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) private placement units which will be issued in a private placement simultaneously with the closing of this offering and the Class A ordinary shares, private placement warrants, and private placement rights underlying such private placement units and the Class A ordinary shares underlying such warrants and rights, (iii) private placement units that may be issued upon conversion of working capital loans and the Class A ordinary shares, private placement warrants, and private placement rights underlying such private placement units and the Class A ordinary shares underlying such warrants and rights will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register the offer and sale of such securities for resale (in the case of the founder shares, only after conversion to our Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register the offer and sale of such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register the resale of such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On April 22, 2026, our sponsor paid $25,000 to cover certain offering costs in exchange for 5,750,000 founder shares. Up to 750,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. If none of the founder shares are forfeited, the resulting purchase price would be approximately $0.004 per share. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the Company by the number of founder shares issued. The number of founder shares was determined based on the expectation that such founder shares would represent 25% of the outstanding shares (excluding any shares underlying any units our initial shareholders may purchase in this offering and the ordinary shares underlying the private placement units) upon completion of this offering. If we increase or decrease the size of the offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders at 25% of our issued and outstanding ordinary shares (excluding any shares underlying any units our initial shareholders may purchase in this offering and the ordinary shares underlying the private placement units) upon the consummation of this offering. Our sponsor does not intend to purchase any units in this offering.

Our sponsor will subscribe to purchase, in a private placement that will close simultaneously with the closing of this offering, an aggregate of 254,090 private placement units, at a price of $10.00 for each private placement unit, or an aggregate purchase price of $2,540,900 (or up to an aggregate of 270,965 private placement units for an aggregate purchase price of up to $2,709,650 if the underwriters’ over-allotment option is exercised in full). The private placement units will be identical to the units sold in this offering except that, the private placement units (and the securities comprising such units) (i) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination and (ii) will be entitled to certain registration rights.

Upon the listing of our securities on the Nasdaq, we will reimburse our sponsor for office space, secretarial and administrative services provided to members of our management team, in the amount of $10,000 per month. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any bona-fide, documented out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers and directors, or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $375,000 to be used for a portion of the expenses of this offering. As of June 30, 2026, we had borrowed $142,500 under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of March 31, 2027, or the closing of this offering. These loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account. The value of our sponsor’s interest in this transaction corresponds to the principal amount issued and outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,000,000 of such loans may be convertible into private placement units at a price of $10.00 per unit, at the option of the lender. Such units would be identical to the private placement units. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive officer and director compensation.

The holders of the (i) founder shares, (ii) private placement units (and the Class A ordinary shares underlying the private placement units), (iii) any units (and the Class A ordinary shares underlying the units) issued upon conversion of working capital loans (if any) and their permitted transferees will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register our securities held by them for resale (in the case of the founder shares, only after conversion to our Class A ordinary shares, which is described under the heading “Principal Shareholders — Registration Rights.”

We will enter into indemnity agreements with each of our officers and directors, a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under applicable Cayman Islands law and to hold harmless, exonerate and advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt our Code of Ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company. A form of our Code of Ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent and disinterested directors, have obtained an opinion from an independent investment banking firm that is a member of FINRA, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire, or an independent accounting firm that our initial business combination is fair to our Company from a financial point of view. None of our executive officers or directors have received any cash compensation for services rendered to us. We are not prohibited from paying any fees (including advisory fees), reimbursements or cash payments to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, including the following payments, all of which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account:

●	Repayment of up to an aggregate of up to $375,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

●	Reimbursement for office space, secretarial and administrative services provided to us by our sponsor, in the amount of $10,000 per month;

●	While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of a finder’s fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account;

●	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

●	Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,000,000 of such loans may be convertible into private placement units at a price of $10.00 per unit, at the option of the lender. Such units would be identical to the private placement units.

Our audit committee will review, on a quarterly basis, all payments that were made by us to our sponsor, officers, directors, advisers, or our or any of their respective affiliates.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company (company number 432535) and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association, we are authorized to issue 500,000,000 Class A ordinary shares, $0.0001 par value each, 50,000,000 Class B ordinary shares, $0.0001 par value each, and 5,000,000 undesignated preference shares, $0.0001 par value each. The following description summarizes the material terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Public Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share, one redeemable warrant, and one right to receive one-third (1/3) of one Class A ordinary share upon the consummation of our initial business combination. We will not issue fractional shares in connection with an exercise of warrants or an exchange of Share Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, you must hold Share Rights in multiples of 3 in order to receive shares for all of your Share Rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of warrants and Share Rights will not receive any of such funds for their warrants and Share Rights and the warrants and Share Rights will expire worthless.

The Class A ordinary shares, warrants, and Share Rights comprising the units will begin separate trading on the 52nd day following the closing of this offering unless D. Boral informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares, warrants, and Share Rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares, warrants, and Share Rights.

In no event will the Class A ordinary shares, warrants, and Share Rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the Company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering which will include this audited balance sheet, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Private Placement Units

Each private placement unit consists of one Class A ordinary share, one redeemable warrant, and the right to receive one-third (1/3) of one Class A ordinary share upon the consummation of our initial business combination. The private placement units (including the underlying Class A ordinary shares, warrants, and rights) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination. Otherwise, the private placement units are identical to the units sold in this offering except that the private placement units will be entitled to registration rights. (See “Principal Shareholders—Transfers of Founder Shares and Private Placement Units”).

The holders of the private placement units have agreed to vote their private placement shares in favor of any proposed business combination and not to propose, or vote in favor of, prior to and unrelated to an initial business combination, an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within the required time period, unless we provide public shareholders an opportunity to redeem their public shares in conjunction with any such amendment. The holders of the private placement units have also agreed not to redeem any private placement shares in connection with a shareholder vote to approve our proposed initial business combination or an amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our redemption obligation to redeem all public shares or sell any shares to us in any tender offer in connection with our proposed initial business combination, and that the private placement shares shall not participate in any liquidating distribution upon winding up if an initial business combination is not consummated.

Ordinary Shares

Upon the closing of this offering 20,254,090 ordinary shares will be issued and outstanding (assuming no exercise of the underwriters’ over-allotment option, the corresponding forfeiture of 750,000 founder shares by our sponsor), including:

●	15,000,000 Class A ordinary shares underlying the units being offered in this offering;

●	5,000,000 Class B ordinary shares held by our initial shareholders; and

●	254,090 Class A ordinary shares underlying the private placement units.

If we increase or decrease the size of this offering, we will effect a capitalization or share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders prior to this offering at 25% of our issued and outstanding ordinary shares (excluding any shares underlying any units our initial shareholders may purchase in this offering and the ordinary shares underlying the private placement units) upon the consummation of this offering.

Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law; provided, however, that only the holders of our Class B ordinary shares will have the right to vote on (i) the appointment or removal of directors prior to the consummation of the initial business combination (ii) prior to the closing of the initial business combination, and whilst any Class B ordinary shares are issued and outstanding, continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands). Holders of our Class A ordinary shares will not be entitled to vote on the appointment and removal of directors or on continuing the Company in a jurisdiction outside the Cayman Islands during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of our Class B ordinary shares voting in a general meeting. Unless specified in the Companies Act, our amended and restated memorandum and articles of association or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders (other than the appointment and removal of directors), and the affirmative vote of a majority of our Class B ordinary shares is required to approve the appointment and removal of directors. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Directors are elected for a term of three years. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the founder shares voted for the appointment of directors can appoint all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated memorandum and articles of association will authorize the issuance of up to 500,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on the Nasdaq. There is no requirement under the Companies Act for us to hold annual or extraordinary general meetings in order to appoint directors. We may not hold an annual general meeting prior to the consummation of our initial business combination.

We will provide our Class A public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination.

Unlike some blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by applicable law or stock exchange listing requirements, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will, like some blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of the holders of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting of the Company. However, the participation of our sponsor, directors, officers, or any of their respective affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. Our sponsor, officers and directors have agreed to vote their respective founder shares and any public shares held by them in favor of our initial business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days’ (but not less than 5 clear days’ nor more than 60 days’) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. As a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares, public shares and private placement shares held by them in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). We expect that our initial shareholders and their permitted transferees will own at least approximately 25% of our issued and outstanding ordinary shares at the time of any such shareholder vote. In an ordinary resolution scenario, assuming that only the holders of one-half of our issued and outstanding ordinary shares at the time of any such shareholder vote, representing a quorum under our amended and restated memorandum and articles of association, vote their ordinary shares at a general meeting of the Company, we would not need any public shares in addition to all of our founder shares and private placement shares to be voted in favor of an initial business combination in order to pass an ordinary resolution to approve an initial business combination (assuming the underwriter’s overallotment option is not exercised and the parties to the letter agreement do not acquire any Class A ordinary shares), subject to any higher consent threshold as may be required by Cayman Islands or other applicable law in order to effect the business combination transaction. If our initial business combination is structured as a statutory merger or consolidation between us and another company under Cayman Islands law, our initial business combination will require the approval of a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company. In such a special resolution scenario, assuming that only the holders of one-half of our issued and outstanding ordinary shares at the time of any such shareholder vote are present and voted at an extraordinary general meeting of the Company, the over-allotment option is not exercised and the parties to the letter agreement do not acquire any Class A ordinary shares, we will need 4,872,956, or approximately 32.5%, of the 15,000,000 public shares sold in this offering, in addition to all of our founder shares and private placement shares to be voted in favor in order to approve a special resolution in connection with an initial business combination. Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders and management team to vote in favor of our initial business combination will increase the likelihood that an ordinary resolution will be passed, being the minimum shareholder approval for such initial business combination (and subject always to the specific transaction structure of the business combination).

Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering as described in this prospectus) or by such earlier liquidation date as our board of directors may approve. The underwriters have agreed to waive their rights to the deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering as described in this prospectus) or by such earlier liquidation date as our board of directors may approve, and subsequently liquidate and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares, subject to the limitations described herein. However, if our sponsor, our directors, our directors, our advisers, or any of their respective affiliates acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after a business combination, our shareholders at such time will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals and up to $100,000 of interest to pay dissolution expenses), upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are designated as Class B ordinary shares and are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that: (i) only the holders of the founder shares have the right to vote on (A) the appointment or removal of directors prior to the consummation of the initial business combination and (B) prior to the closing of the initial business combination, and whilst any Class B ordinary shares are issued and outstanding, continuing the Company in a jurisdiction outside the Cayman Islands (including any special resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands); (ii) the founder shares are subject to certain transfer restrictions, as described in more detail below; (iii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares held by them, and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 12 months from the closing of this offering  (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period; (iv) the founder shares are shares of our Class B ordinary shares that will automatically convert into Class A ordinary shares at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein and in our amended and restated memorandum and articles of association; and (v) the founder shares are entitled to registration rights. If we submit our initial business combination to our public shareholders for a vote, our sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares held by them and any public shares and private placement shares purchased during or after this offering in favor of our initial business combination (and except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto). We expect that our initial shareholders and their permitted transferees will own at least approximately 25% of our issued and outstanding ordinary shares at the time of any such shareholder vote. n an ordinary resolution scenario, assuming that only the holders of one-half of our issued and outstanding ordinary shares at the time of any such shareholder vote, representing a quorum under our amended and restated memorandum and articles of association, vote their ordinary shares at a general meeting of the Company, we would not need any public shares in addition to all of our founder shares and private placement shares to be voted in favor of an initial business combination in order to pass an ordinary resolution to approve an initial business combination (assuming the underwriter’s overallotment option is not exercised and the parties to the letter agreement do not acquire any Class A ordinary shares), subject to any higher consent threshold as may be required by Cayman Islands or other applicable law in order to effect the business combination transaction. If our initial business combination is structured as a statutory merger or consolidation between us and another company under Cayman Islands law, our initial business combination will require the approval of a special resolution, which requires the affirmative vote of at least two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at the applicable general meeting of the Company. In such a special resolution scenario, assuming that only the holders of one-half of our issued and outstanding ordinary shares at the time of any such shareholder vote are present and voted at an extraordinary general meeting of the Company, the over-allotment option is not exercised and the parties to the letter agreement do not acquire any Class A ordinary shares, we will need 4,872,956, or approximately 32.5%, of the 15,000,000 public shares sold in this offering, in addition to all of our founder shares and private placement shares to be voted in favor in order to approve a special resolution in connection with an initial business combination. Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders and management team to vote in favor of our initial business combination will increase the likelihood that an ordinary resolution will be passed, being the minimum shareholder approval for such initial business combination (and subject always to the specific transaction structure of the business combination).

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination on a one-for-one basis, subject to adjustment for share subdivisions, share consolidations, share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein and in our amended and restated memorandum and articles of association. In the case that additional Class A ordinary shares, or any equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering (including pursuant to the over-allotment option) and related to or in connection with the closing of our initial business combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the issued and outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, 25% of the sum of all ordinary shares issued upon completion of this offering (irrespective of whether or not such ordinary shares are redeemed in connection with our initial business combination) (including any Class A ordinary shares issued pursuant to the over-allotment option and excluding any Class A ordinary shares underlying any units our initial shareholders may purchase in this offering and the Class A ordinary shares underlying the private placement units issued to our sponsor) plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (including any Class A ordinary shares issued pursuant to a forward purchase agreement), excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination, any private placement-equivalent shares issued to our sponsor or an affiliate of our sponsor, members of the Company’s management team or any of their affiliates upon conversion of working capital loans made to us, and any Class A ordinary shares issued pursuant to a forward purchase agreement. Any conversion of the Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.

The founder shares, the private placement units, and any Class A ordinary shares issued upon conversion of the founder shares or exercise of the private placement units, are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with us to be entered into by our initial shareholders. Those lock-up provisions provide that such securities are not transferable or salable: (i) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination or (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property; and (ii) in the case of the private placement units (and the Class A ordinary shares issuable upon their exercise), until 30 days after the completion of our initial business combination. Notwithstanding the foregoing, the converted Class A ordinary shares will be released from the lock-up if (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. However, if after our initial business combination there is a transaction whereby all the outstanding Class A ordinary shares are exchanged or redeemed for cash or another issuer’s shares, then the founder shares and private placement units shall be permitted to participate. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and our directors and executive officers with respect to any founder shares or private placement units,.

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which:

●	distinguishes each share by its number (so long as the share has a number),

●	confirms the amount paid, or agreed to be considered as paid, on the shares of each member,

●	confirms the number and category of shares held by each member, and

●	confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our amended and restated memorandum and articles of association will authorize 5,000,000 preference shares and will provide that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination, provided that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

We are registering the Class A ordinary shares issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable 30 days after the completion of our initial business combination, which may be within one year of this offering. However, because the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the registration under the Securities Act of the Class A ordinary shares issuable upon exercise of the warrants and thereafter will use our commercially reasonable efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “- Redemption Procedures - Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period commencing at least 150 days after completion of our initial business combination and ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A Ordinary Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A Ordinary Shares is available throughout the measurement period. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of Ordinary Shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such Ordinary Shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering. We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption procedures.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding Class A ordinary shares is increased by a share capitalization payable in Class A ordinary shares, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a share capitalization of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per Class A ordinary share, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances and this offering), and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value of our Class A ordinary shares is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described above under “Description of Securities - Warrants - Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event (the “Alternative Issuance”). Additionally, if less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a warrant agreement between Vstock Transfer, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement, (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants or (iv) to provide for the delivery of the Alternative Issuance. All other modifications or amendments require the vote or written consent the holders of at least 50% of the then-outstanding warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Share Rights

Except in cases where we are not the surviving company in a business combination, each holder of a Share Right will automatically receive one-third (1/3) of one Class A ordinary share upon consummation of our initial business combination, even if the holder of a Share Right redeemed all Class A ordinary shares held by it in connection with the initial business combination or an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a Share Right will be required to affirmatively convert its Share Rights in order to receive the one-third (1/3) of one Class A ordinary share underlying each Share Right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of Share Rights in order to receive its additional Class A ordinary shares upon consummation of an initial business combination. The shares issuable upon exchange of the Share Rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of Share Rights to receive the same per share consideration the holders of the Class A ordinary shares will receive in the transaction on an as-converted-into ordinary share basis.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, you must hold Share Rights in multiples of 3 in order to receive shares for all of your Share Rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of Share Rights will not receive any of such funds with respect to their Share Rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such Share Rights, and the Share Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Share Rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the Share Rights. Accordingly, the Share Rights may expire worthless.

Our Share Right agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Share Right agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the Share Right agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our Share Rights shall be deemed to have notice of and to have consented to the forum provisions in our Share Right agreement. If any action, the subject matter of which is within the scope the forum provisions of the Share Right agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our Share Rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such Share Right holder in any such enforcement action by service upon such Share Right holder’s counsel in the foreign action as agent for such Share Right holder. This choice-of-forum provision may limit a Share Right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Share Right agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share capitalizations in the foreseeable future, except if we increase the size of this offering, in which case we will effect a share capitalization with respect to our Class B ordinary shares or other appropriate mechanism immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial shareholders prior to this offering at 25% of our issued and outstanding ordinary shares (excluding any shares underlying any units our initial shareholders may purchase in this offering and the ordinary shares underlying the private placement units) upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent, Warrant Agent, and Share Rights Agent

The transfer agent for our ordinary shares, warrant agent for our warrants, and Share Rights agent for our Share Rights is Vstock Transfer, LLC. We have agreed to indemnify Vstock Transfer, LLC in its roles as transfer agent, warrant agent, and Share Rights agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3% in value of the voting shares that attend and vote at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains issued and outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances; schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose (noting that a creditors’ scheme of arrangement will also require approval of the majority of creditors in number). The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-Out Provisions

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits

Appleby (Cayman) Ltd., our Cayman Islands counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Appleby (Cayman) Ltd., our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies

We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the Company, for liabilities of the Company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Our initial shareholders, who will beneficially own 25% of our ordinary shares upon the closing of this offering (assuming they do not purchase units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

●	if we are unable to complete our initial business combination within 12 months from the closing of this offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case, to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

●	prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

●	although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor (or its members), officers or directors, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA, another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire, or an independent accounting firm, that such a business combination is fair to our Company from a financial point of view;

●	if a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

●	So long as we obtain and maintain a listing for our securities on the Nasdaq, Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and any Permitted Withdrawals) at the time of our signing a definitive agreement in connection with our initial business combination;

●	If our shareholders approve an amendment to our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or by such earlier liquidation date as our board of directors may approve, or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest not previously released to the Company (which interest shall be net of Permitted Withdrawals), divided by the number of then issued and outstanding public shares; and

●	we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with our amended and restated memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary or other duty owed by any of our current or former directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our amended and restated memorandum and articles of association, or (iv) any action asserting a claim against us governed by the internal affairs doctrine (as such concept is recognized under the laws of the United States of America) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Our amended and restated memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum. The forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States of America, the sole and exclusive forum for determination of such a claim.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan, which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Certain Anti-Takeover Provisions of Our Amended and Restated Memorandum and Articles of Association

Each of our directors will hold office until terminated as described in the amended and restated articles and memorandum of association. Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Money Laundering, Sanctions — Cayman Islands

In order to comply with legislation, regulations and guidance aimed at the prevention of money laundering, terrorist financing and proliferation financing, and sanctions legislation the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers and their beneficial owners, controllers or authorized persons (where applicable) (“Related Persons”) to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also rely on, or delegate to, a suitable person the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information).

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber or their Related Persons. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

The Company also reserves the right to refuse to make any redemption payment to a shareholder if directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering, sanctions or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority, or the FRA of the Cayman Islands, pursuant to the Proceeds of Crime Act (as revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (as revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection Act

The Cayman Islands Government enacted the Data Protection Act (as revised) of the Cayman Islands, or the DPL, on 18 May 2017. The DPL came into force on 30 September 2019. The DPL introduces legal requirements for the Company based on internationally accepted principles of data privacy.

Prospective investors should note that, by virtue of making investments in the Company’s securities and the associated interactions with the Company and its affiliates and/or the Company’s third party service providers, or by virtue of providing the Company with personal data on individuals connected with the investor (including but not limited to directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners or agents) such individuals will be providing the Company and its affiliates and/or third party service providers with certain personal data within the meaning of the DPL.

The Company shall act as a data controller in respect of this personal data and its affiliates and/or third party service providers, will normally act as data processors. Where those affiliates or third party service providers make their own decisions regarding the processing of personal data they hold, in certain circumstances they may also be data controllers in their own right under the DPL.

By investing in our securities, a holder of securities, or a holder, shall be deemed to have read in detail and understood the Privacy Notice set out below. This Notice provides an outline of the holder’s data protection rights and obligations as they relate to their investment.

Oversight and enforcement of the DPL is the responsibility of the Cayman Islands’ Ombudsman. Breach of the DPL by the Company could lead to enforcement action by the Ombudsman, including the imposition of remediation orders, financial penalties or referral for criminal prosecution. The Ombudsman’s address is set out at the end of the Notice.

Privacy Notice

Introduction

The purpose of this Notice is to provide holders with information on the Company’s use of their personal data in accordance with the Data Protection Act, 2017 of the Cayman Islands, or the DPL.

For the purposes of this Notice, “Company” refers to the Company, a third party service provider of the Company and its and their affiliates and/or delegates, except where the context requires otherwise.

If a holder is a natural person, this Notice will apply to such holder directly. If a holder is a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides the Company with personal data on individuals connected to such holder for any reason in relation to such holder’s investment with the Company, this Notice will be relevant for those individuals and such holder should transmit the content of this Notice to such individuals or otherwise advise them of its content.

What Personal Data May be Collected

To make an investment in the Company and in connection with a holder’s associated interactions with the Company (including any subscription (whether past, present of future), including the recording of electronic communications or phone calls where applicable) the holder will provide the Company with certain personal data within the meaning of the DPL, or the Investor Data.

Investor Data includes, without limitation, the following information relating to a holder:

●	Name;

●	residential address;

●	email address;

●	contact details;

●	corporate contact information;

●	signature;

●	nationality;

●	place of birth;

●	date of birth;

●	tax identification;

●	credit history;

●	correspondence records;

●	passport number;

●	bank account details; and

●	source of funds details and details relating to the holder’s investment activity.

The holder may also provide the Company with personal data relating to individuals connected with the holder as an investor (for example directors, trustees, employees, representatives, shareholders, investors, clients, beneficial owners or agents).

The Company may also obtain Investor Data from other public sources.

Investor Data the Company May Generate

●	information to identify and authenticate the holder;

●	investigations data, sanctions and anti-money laundering checks, content and metadata related to relevant exchanges of information between the Company and the holder;

●	records of correspondence and other communications between the Company and holder; and

●	records of any interactions between the Company and holder including the recording of electronic communications or phone calls where applicable.

How the Company May Use Investor Data

The Company is committed to processing Investor Data in accordance with the DPL. In its use of Investor Data, the Company will be characterized under the DPL as a “data controller,” while certain of the Company’s service providers, affiliates and delegates may act as “data processors” under the DPL. These service providers may process personal information for their own lawful purposes in connection with services provided to the Company.

The Company, as the data controller, may collect, store and use Investor Data for lawful purposes, including, in particular:

(i)	where this is necessary for the performance of the Company’s rights and obligations under any subscription agreements or purchase agreements;

(ii)	where this is necessary for compliance with a legal and regulatory obligation to which the Company is subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(iii)	where this is necessary for the purposes of the Company’s legitimate business interests and such interests are not overridden by the holder’s interests, fundamental rights or freedoms.

Additionally, the Company or its agents or service providers on its behalf may use Investor Data, for example, to provide services to the Company or to discharge the legal or regulatory requirements that apply directly to it or in respect of a third party service provider upon which the Company relies, but such use of Investor Data by a service provider will always be compatible with at least one of the aforementioned purposes.

Should the Company wish to use Investor Data for other specific purposes (including, if applicable, any purpose that requires a holder’s consent), the Company will contact the applicable holders.

Why the Company May Transfer Investor Data

In certain circumstances the Company and/or its authorized affiliates or third party service providers may be legally obliged to share Investor Data and other information with respect to a holder’s interest in the Company with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

The Company anticipates disclosing Investor Data to third party service providers who provide services to the Company and their respective affiliates (which may include certain entities located outside the Cayman Islands), who will process a holder’s personal data on the Company’s behalf. Therefore, Investor Data may be transferred to countries outside the Cayman Islands which may have data protection laws and regulations that differ from the DPL.

The Company will only transfer Investor Data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the Investor Data and against the accidental loss, destruction or damage to the Investor Data.

Protection and Storage of Investor Data

Any transfer of Investor Data by the Company or its duly authorized affiliates and/or third party service providers outside of the Cayman Islands shall be in accordance with the requirements of the DPL.

The Company and its duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of Investor Data, and against accidental loss or destruction of, or damage to, Investor Data.

The Company shall notify a holder of any Investor Data breach that is reasonably likely to result in a risk to the interests, fundamental rights or freedoms of a holder or those data subjects to whom the relevant Investor Data relates.

A holder’s personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

Data Subject Rights

Subject to local law, data subjects may have certain rights regarding Investor Data that the Company has collected. These rights include: (a) the right to be informed as to how the Company collects and uses the Investor Data (and this privacy notice fulfils the Company’s obligation in this respect); (b) the right to obtain a copy of the data subject’s Investor Data; (c) the right to require the Company to stop direct marketing; (d) the right to have inaccurate or incomplete Investor Data corrected; (e) the right to withdraw consent and require the Company to stop processing or restrict the processing, or not begin the processing of the data subject’s Investor Data; (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial); (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which the Company, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data; (h) the right to complain to the Office of the Ombudsman of the Cayman Islands; and (i) the right to require us to delete your personal data in some limited circumstances.

The data subject’s ability to exercise these rights will depend on a number of factors and in some instances, the Company will not be able to comply with the request, for example because it has legitimate grounds for not doing so or where the right doesn’t apply to the particular Investor Data held.

How to Contact Us

If a data subject would like to contact the Company regarding this Notice it should send an email to ags-ky-data-protection@global-ags.com. In each case, the data subject should include as the subject or heading line “Privacy Notice”.

Complaints

Data subjects may have the right to complain to the data protection authority/regulator, as applicable, in the holder’s jurisdiction.

If a data subject considers that its personal data has not been handled correctly, or it is not satisfied with the Company’s responses to any requests it has made regarding the use of its personal data, it has the right to complain to the Cayman Islands’ Ombudsman. The Office of the Ombudsman in the Cayman Islands can be contacted at:

Address: 3rd Floor, Anderson Square, 64 Shedden Road, George Town, Grand Cayman

By mail to: PO Box 2252, Grand Cayman KY1-1107, CAYMAN ISLANDS

Email: info@ombudsman.ky

Telephone: +1 345 946 6283

The holder may also have the right to make a complaint to a regulator based in another jurisdiction.

Securities Eligible for Future Sale

Immediately after this offering we will have 20,254,090 (or 23,270,965 if the underwriters’ over-allotment option is exercised in full) ordinary shares issued and outstanding. Of these shares, the 15,000,000 Class A ordinary shares (or 17,250,000 shares if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 promulgated under the Securities Act, or Rule 144. All of the remaining 5,000,000 (or 5,750,000 if the underwriters’ over-allotment option is exercised in full) founder shares and all 254,090 private placement units (or up to 270,965 if the underwriters’ over-allotment option is exercised in full) are governed by Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares, warrants, or Share Rights for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares, warrants or Share Rights for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of ordinary shares then issued and outstanding, which will equal 205,251 shares immediately after this offering (or 235,419 if the underwriters exercise their over-allotment option in full), on an as converted basis; or

●	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

●	Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and private placement units (including the Class A ordinary shares issuable upon the exercise of the private placement units), as applicable pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the (i) founder shares, which were issued in a private placement prior to the closing of this offering, (ii) private placement units which will be issued in a private placement simultaneously with the closing of this offering and the Class A ordinary shares, private placement warrants, and private placement rights underlying such private placement units and the Class A ordinary shares underlying such warrants and rights, (iii) units that may be issued upon conversion of working capital loans and the Class A ordinary shares, private placement warrants, and private placement rights underlying such units and the Class A ordinary shares underlying such warrants and rights will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register the offer and sale of such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register the resale of such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering our securities. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to list our units, Class A ordinary shares, warrants, and Share Rights on the Nasdaq under the symbols “SCQCU”, “SCQC”, “SCQCW”, and “SCQCR” on or promptly after the effective date of the registration statement. Following the date the Class A ordinary shares, warrants, and Share Rights are eligible to trade separately, we anticipate that the Class A ordinary shares, warrants, and Share Rights will be listed separately and as a unit on the Nasdaq. We cannot guarantee that our securities will be approved for listing on the Nasdaq.

INCOME TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax considerations relevant to an investment in our units, ordinary shares, warrants, and Share Rights is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, warrants, and Share Rights, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities, except that an instrument of transfer in respect of our securities is stampable if executed in or brought into the Cayman Islands.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Act

(as revised)

Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of Tax Concessions Act (as revised) the Financial Secretary undertakes with SPACCircle Acquisition Corp. (the “Company”).

1.	That no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.	In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1.	On or in respect of the shares, debentures or other obligations of the Company;

OR

2.2.	by way of the withholding in whole or part, of any relevant payment as defined in The Tax Concessions Act (as revised).

These concessions shall be for a period of thirty years from March 16, 2026.

United States Federal Income Taxation

General

The following discussion summarizes certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one Class A ordinary share, one redeemable warrant, and one Share Right, which we refer to collectively as our securities) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the beneficial owner of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A ordinary share, warrants, and Share Rights components of the unit. As a result, the discussion below of the U.S. federal income tax consequences with respect to beneficial owners of Class A ordinary shares, warrants, and Share Rights should also apply to beneficial owners of units (as the deemed owners of the underlying Class A ordinary shares, warrants, and Share Rights that comprise the units).

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion assumes that the Class A ordinary shares, warrants, and Share Rights will trade separately and that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of our securities by a prospective investor in light of its particular circumstances. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including, without limitation:

●	financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of our shares by vote or value;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	our sponsor, founders, officers or directors, S corporations;

●	controlled foreign corporations; or

●	passive foreign investment companies.

The discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address the potential application of the alternative minimum tax, the Medicare contribution tax, any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, Class A ordinary shares, warrants, or Share Rights who or that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or other pass-through entity for U.S. federal income tax purposes. The U.S. federal income tax consequences specifically applicable to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.” In addition, a “Non-U.S. Holder” generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the United States federal income tax consequences of the sale or other disposition of our securities.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY. IT IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE UNITED STATES FEDERAL INCOME TAX TREATMENT OF THE PROSPECTIVE INVESTOR IN OUR SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF UNITED STATES FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE.EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

There is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one Class A ordinary share, one redeemable warrant, and one Share Right, 3 of which are exercisable to acquire one Class A ordinary share. We intend to treat the acquisition of a unit in this manner, and by purchasing a unit, you agree to adopt such treatment for U.S. federal income tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one Class A ordinary share, warrant, and the Share Right that comprises the unit based on their respective relative fair market values at the time of issuance. Each holder must make its own determination of such value based on all the facts and circumstances. A holder’s initial tax basis in the Class A ordinary share, warrant, and the Share Right included in each unit should equal the portion of the purchase price of the unit allocated thereto. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the Class A ordinary share, warrant, and the Share Right comprising the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share, warrant, and the Share Right based on their respective relative fair market values at the time of disposition. The separation of the Class A ordinary share, warrant, and the Share Right comprising a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of our Class A ordinary shares, warrants, and Share Rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the tax consequences of and the risks associated with an investment in a unit (including alternative characterizations of a unit and allocation of the purchase price between the Class A ordinary share, warrant, and the Share Right that comprise a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

Subject to the passive foreign investment company, or PFIC, rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes, as foreign source dividends the amount of any distribution of cash or other property (other than certain distributions of our shares or rights to acquire our shares) paid on our Class A ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules discussed below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares (see “— Taxation on the Disposition of Class A Ordinary Shares, Warrants, and Share Rights” below). In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all distributions will be reported as dividends for United States federal income tax purposes.

With respect to non-corporate U.S. Holders, under the tax laws currently in effect, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “— Taxation on the Disposition of Class A Ordinary Shares, Warrants, and Share Rights” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States, we are not a PFIC at the time the dividend was paid or in the previous taxable year and certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our Class A ordinary shares.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of Class A ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities - Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases such U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property such as other securities to the holders of our Class A ordinary shares which is taxable to the U.S. Holders of such Class A ordinary shares as described under “— Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of the increase in the interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Taxation on the Disposition of Class A Ordinary Shares, Warrants, and Share Rights

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss upon a sale or other taxable disposition of our Class A ordinary shares, warrants, or Share Rights which, in general, would include a redemption of Class A ordinary shares, warrants, or Share Rights that is treated as a sale of such securities as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period. The amount of gain or loss recognized generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares, warrants, or Share Rights are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares, warrants, or Share Rights based upon the then fair market values of the Class A ordinary shares, warrants, and the Share Rights included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares, warrants, or Share Rights so disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares, warrants, or Share Rights generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a Class A ordinary share, warrants, or a Share Right, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced by any prior distributions treated as a return of capital.

Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Class A ordinary shares, warrants, or Share Rights exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. The deductibility of capital losses is subject to certain limitations depending on each U.S. Holder’s particular facts and circumstances.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, if a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the exercise of a shareholder redemption right or if we purchase a U.S. Holder’s Class A ordinary shares in an open market transaction (each of which is referred to as a “redemption” for the remainder of this discussion), for U.S. federal income tax purposes, such redemption will be subject to the following rules. If the redemption qualifies as a sale of the Class A ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “— Taxation on the Disposition of Class A Ordinary Shares, Warrants, and Share Rights” above. If the redemption does not qualify as a sale of Class A ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences as described under “— Taxation of Distributions” above. Whether a redemption of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning warrants and Share Rights) relative to all of our shares outstanding both before and after such redemption. The redemption of Class A ordinary shares generally will be treated as a sale or exchange of the Class A ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our shares actually owned by such holder, but also our shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our shares owned directly, shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any shares such holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired pursuant to the exercise of the warrants or Share Rights. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our Class A ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting shares actually and constructively owned by such holder immediately before the redemption. Prior to our initial business combination, our Class A ordinary shares may not be treated as voting stock for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such U.S. Holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such U.S. Holder does not constructively own any other shares (including as a result of owning any warrants or Share Rights).

The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “— Taxation of Distributions” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed Class A ordinary shares will be added to the adjusted tax basis in such U.S. Holder’s remaining shares, or if it has none, to the U.S. Holder’s adjusted basis in its warrants or Share Rights or possibly in other shares constructively owned by it. A U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Certain U.S. Holders may be subject to special reporting requirements with respect to a redemption of Class A ordinary shares, and U.S. Holders should consult with their own tax advisors with respect to their reporting requirements.

Exercise, Lapse or Redemption of a Warrant

A U.S. Holder generally will not recognize gain or loss upon the acquisition of a Class A ordinary share upon the exercise of a warrant for cash. A U.S. Holder’s tax basis in a Class A ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary share received will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A ordinary shares received generally should equal the U.S. Holder’s tax basis in the warrants exercised therefor. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares received would be treated as commencing on the date of exercise of the warrants or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. Holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares received would include the holding period of the warrants.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of warrants equal to the number of Class A ordinary shares having an aggregate value equal to the exercise price for the total number of warrants to be exercised. In such case, subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss with respect to the warrants deemed surrendered in an amount equal to the difference between the fair market value of the Class A ordinary shares that would have been received in a regular exercise of the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the Class A ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants deemed exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrants, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares would commence on the date of exercise of the warrants or the day following the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. Holder held the warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A ordinary share received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “DESCRIPTION OF SECURITIES — Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Taxation on the Disposition of Class A Ordinary Shares, Warrants, and Share Rights.”

Acquisition of Ordinary Shares Pursuant to Share Rights

The U.S. federal income tax treatment of the Share Rights to acquire Class A ordinary shares is uncertain. The Share Right may be viewed as a forward contract, derivative security or similar interest in our Company (analogous to an option with no exercise price), and thus the holder of the Share Right would not be viewed as owning the Class A ordinary shares issuable pursuant to the Share Rights until such Class A ordinary shares are actually issued. There may be other alternative characterizations of the Share Rights that the IRS may successfully assert, including that the Share Rights are treated as equity in our Company at the time the Share Rights are issued.

The tax consequences of an acquisition of our Class A ordinary shares pursuant to Share Rights are unclear and will depend on the U.S. federal income tax treatment of any initial business combination. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of Class A ordinary shares pursuant to Share Rights and the consequences of any initial business combination.

Passive Foreign Investment Company Rules

In general, a foreign (i.e., non-U.S.) corporation for U.S. federal income tax purposes will be classified as a PFIC if either (i) at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (ii) at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year and, possibly, after the close of two subsequent taxable years. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any future taxable year, therefore, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for our current or future taxable years.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares, warrants, or Share Rights and, in the case of our Class A ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election or a mark-to-market election, each as described below, for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, such holder generally will be subject to special rules with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares, warrants, or Share Rights (which may include gain realized by reason of transfer of Class A ordinary shares, warrants, or Share Rights that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes); and

●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A ordinary shares).

Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares, warrants, or Share Rights;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

●	an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our Class A ordinary shares, warrants, or Share Rights by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year (of which there can be no assurance), we will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that we will timely supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that we are a PFIC. Furthermore, there is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional tax or interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders when distributed. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, under current law, a U.S. Holder may not make a QEF election with respect to its warrants to acquire our ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and we were a PFIC at any time during the U.S. Holder’s holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares. Notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which, while not entirely clear, generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period during which the U.S. Holder held the warrants exercised for such ordinary shares), unless the U.S. Holder makes a purging election under the PFIC rules. U.S. Holders are urged to consult their own tax advisors regarding the application of the rules governing purging elections to their particular circumstances.

Although a determination as to our PFIC status will be made annually, an initial determination that our Company is a PFIC will generally apply for subsequent years to a U.S. Holder who held our Class A ordinary shares, warrants, or Share Rights while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect of such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as “marketable stock,” the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If a U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Class A ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect of its Class A ordinary shares as long as such shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Class A ordinary shares at the end of its taxable year over the adjusted basis in such shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Class A ordinary shares over the fair market value of such shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to our warrants and Share Rights.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A ordinary shares, warrants, or Share Rights should consult their own tax advisors concerning the application of the PFIC rules to our Class A ordinary shares, warrants, or Share Rights under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets,” which may include an interest in us, on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include our units, ordinary shares, warrants and Share Rights if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to invest in our securities.

Non-U.S. Holders

Dividends (including constructive distributions treated as dividends) paid or deemed paid to a Non-U.S. Holder in respect of our Class A ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our Class A ordinary shares, warrants, or Share Rights unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States).

The characterization for United States federal income tax purposes of distributions of cash or other property on a Non-U.S. Holder’s Class A ordinary shares generally will correspond to the United States federal income tax characterization of such distributions of a U.S. Holder’s Class A ordinary shares, as described under “— U.S. Holders — Taxation of Distributions” above.

Dividends (including constructive distributions treated as dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s receipt of any ordinary share upon the exercise, or the lapse, of a warrant held by a Non-U.S. Holder generally will correspond to the U.S. federal income tax treatment of the receipt of a ordinary share on exercise, or lapse, of a warrant by a U.S. Holder, as described under “- U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the U.S. federal income tax consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our ordinary shares and warrants.

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Class A ordinary shares, warrants, or Share Rights will generally correspond to the U.S. federal income tax characterization of such redemption of a U.S. Holder’s Class A ordinary shares, warrants, or Share Rights, as described above under “U.S. Holders — Redemption of Class A Ordinary Shares” above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the preceding paragraphs above under the heading “Non-U.S. Holders” based on such characterization.

Backup Withholding and Information Reporting

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a beneficial owner’s U.S. federal income tax liability and a beneficial owner generally may obtain a refund of any excess amounts withheld, provided that the requisite information is timely furnished to the IRS. U.S. and Non-U.S. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

We intend to offer our securities described in this prospectus through the underwriters named below. D. Boral is acting as the sole book-running manager in this offering and as the representative of the underwriters. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below have agreed to purchase, and we have agreed to sell to the underwriters, the following number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
D. Boral Capital LLC	15,000,000
TOTAL	15,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriting agreement provides that the underwriters are obligated to purchase all the units in this offering if any are purchased, other than those units covered by the over-allotment option described below.

We have granted to the underwriters a 45-day option to purchase on a pro rata basis up to 2,250,000 additional units at the initial public offering price, less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

The underwriters propose to offer the units initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

At the closing of this offering, the underwriters will reimburse the Company for expenses incurred by the Company in connection with the offering in an amount not to exceed $1,875,000 (or $2,156,250 if the underwriters’ over-allotment option is exercised in full).

		Payable by SPACCircle Acquisition Corp.
	Per Unit	Without Over-Allotment	With Over-Allotment
Discount	$.20	$3,000,000	3,450,000
Proceeds before expenses	$9.80	$147,000,000	168,862,500

(1)	Excludes certain fees and expenses payable to the underwriters in connection with this offering. A description of compensation and other items of value payable to the underwriters is set out herein in “Underwriting.”
(2)	In addition, upon the consummation of the initial business combination, the Company will pay D. Boral a deferred underwriting fee in an amount of up to $6,000,000 or up to $6,900,000 if the over-allotment is exercised in full; provided, however that such deferred underwriting fee shall be due solely on amounts remaining in the trust account following all properly submitted shareholder redemptions in connection with the consummation of our initial business combination.

We estimate that our non-reimbursed out-of-pocket offering expenses will be approximately $625,900. We have agreed to pay for the FINRA-related fees and other reasonable and documented out-of-pocket expenses related to the offering, including but not limited to background checks and expenses of the underwriters’ legal counsel, not to exceed $100,000 and $50,000 in the event there is no closing. We have also paid an expense advance to the underwriters of $25,000. The advance shall be applied to out-of-pocket accountable expenses of the offering and shall be reimbursed to us to the extent not actually incurred.

The underwriters have informed us that the underwriters do not intend to make sales to discretionary accounts.

We, our sponsor, our officers and directors have agreed that we and they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, without the prior written consent of D. Boral for a period of 180 days after the date of this prospectus, any units, warrants, Share Rights, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares; provided, however, that we may (1) issue and sell the private placement units; (2) issue and sell the additional units to cover our underwriters’ over-allotment option (if any); (3) register with the SEC pursuant to an agreement to be entered into on or prior to the closing of this offering, the resale of the private placement units and their underlying securities and the Class A ordinary shares issuable upon conversion of the warrants, Share Rights, and the founder shares; and (4) issue securities in connection with our initial business combination. However, the foregoing shall not apply to the surrender of any founder shares pursuant to their terms or any transfer of founder shares to any of our current or future independent directors (as long as such current or future independent director is subject to the terms of the letter agreement, filed herewith, at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). D. Boral may, in its sole discretion, release any of the securities subject to these lock-up agreements at any time without notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and private placement units pursuant to the letter agreement as described herein.

The founder shares and the private placement units, as applicable, held by the sponsor will only be distributed to the members of the sponsor after consummation of our initial business combination, at which time such members of the sponsor would become subject to the applicable transfer restrictions with respect to such securities.

Except as described herein, pursuant to a letter agreement entered into with us, our sponsor and our directors and executive officers have agreed not to transfer, assign or sell any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the converted Class A ordinary shares will be released from the lock-up if (x) if the last sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. See as described under “Principal Shareholders — Transfers of Founder shares and private placement units”.

The private placement units (including the Class A ordinary shares issuable upon exercise of the private placement units) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions as described under “Principal Shareholders — Transfers of Founder shares and private placement units”). However, if after our initial business combination there is a transaction whereby all the outstanding Class A ordinary shares are exchanged or redeemed for cash or another issuer’s shares, then the founder shares and private placement units shall be permitted to participate. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and our directors and executive officers with respect to any founder shares or private placement units.

We have agreed to indemnify the underwriters against certain liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

We expect our units to be listed on Nasdaq, under the symbol “SCQCU” and, once the Class A ordinary shares, warrants, and Share Rights begin separate trading, to have our Class A ordinary shares, warrants, and Share Rights listed on the Nasdaq under the symbols “SCQC”, “SCQCW”, and “SCQCR,” respectively.

Prior to this offering, there has been no public market for our securities.

The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our Company. We cannot assure you, however, that the price at which the units, Class A ordinary shares, warrants, or Share Rights will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares, warrants, or Share Rights will develop and continue after this offering.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not consummate an initial business combination within the required time frame and instead liquidate, and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares, subject to the limitations described herein, in connection with our liquidation.

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of units in excess of the number of units the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters is not greater than the number of units that they may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing units in the open market.

●	Syndicate covering transactions involve purchases of the units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of units to close out the short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. If the underwriters sell more units than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of the units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

We have granted D. Boral a right of first refusal, commencing as of the date of the underwriting agreement and terminating upon the consummation of our initial business combination, in accordance with FINRA Rule 5110(g)(6)(A), to act as the sole investment banker, sole book-runner and/or sole placement agent, at D. Boral's sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, including, a forward purchase arrangement or similar type of equity line financing (each, a "Subject Transaction"), of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary to D. Boral for such Subject Transactions. D. Boral shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in the Subject Transactions and the economic terms of such participation. In connection with any Subject Transaction that the Company proposes to pursue with any third-party investment banker, book-runner, underwriter, financial advisor or placement agent during the ROFR period, the Company shall promptly provide D. Boral with the definitive term sheet and/or engagement proposal received from such third party, and D. Boral shall have five days from its receipt thereof to notify the Company in writing whether it elects to exercise its right of first refusal with respect to such Subject Transaction. During such response period, the Company shall not enter into any binding or non-binding agreement with such third party regarding such Subject Transaction without the prior written consent of D. Boral. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without compliance with the foregoing.

The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A prospectus in electronic format may be made available on the websites maintained by the underwriters, or selling group members, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may allocate a number of units for sale to their respective online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations.

The units are offered for sale in the United States and other jurisdictions where it is lawful to make such offers.

The underwriters have represented and agreed that they have not offered, sold or delivered and will not offer, sell or deliver any of the units directly or indirectly, or distribute this prospectus or any other offering material relating to the units, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”), each underwriter represents and agrees that it has not made and will not make an offer of units to the public in that Member State except that it may make an offer of units to the public in that Member State at any time,

(a)	to legal entities which are qualified investors as defined in the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 1(4) of the Prospectus Regulation.

Provided that no such offer of units shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe the units, and the expression Prospectus Regulation means Regulation (EU) 2017/1129 (as amended or superseded).

Notice to Prospective Investors in the United Kingdom

Each underwriter represents and agrees that it has not made and will not make an offer of units to the public in the United Kingdom, except that it may make an offer of units to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	at any time in any other circumstances falling within section 86 of the FSMA,

Provided that no such offer of units shall require the Company or any of the underwriters to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to the UK Prospectus Regulation.

For the purposes of this provision, the expression an offer of units to the public in relation to any units means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units.

Each of the underwriters severally represents, warrants and agrees as follows:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) in circumstances in which section 21(1) of FSMA does not apply to the company; and

(b)	it has complied with, and will comply with, all applicable provisions of FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom.

Notice to Residents of Japan

The underwriters will not offer or sell any of our units directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Residents of Hong Kong

The underwriters and each of their affiliates have not (1) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, our units other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (B) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32 of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance or (2) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to our units which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Residents of Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is

●	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

●	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

●	where no consideration is or will be given for the transfer; or

●	where the transfer is by operation of law.

Notification under Section 309B(1)(c) of the Securities and Futures Act, Chapter 289 of Singapore. The securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Residents of Germany

Each person who is in possession of this prospectus is aware that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the “Act”) of the Federal Republic of Germany has been or will be published with respect to our units. In particular, the underwriters have represented that they have not engaged and have agreed that they will not engage in a public offering (offentliches Angebot) within the meaning of the Act with respect to any of our units otherwise then in accordance with the Act and all other applicable legal and regulatory requirements.

Notice to Residents of France

The units are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any units to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to the units, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated October 1, 1998.

Notice to Residents of the Netherlands

Our units may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to, individuals or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”); provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of our units is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of our units, and this prospectus or any other offering material relating to our units may not be considered an offer or the prospect of an offer to sell or exchange our units.

Notice to Prospective Investors in the Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Notice to Canadian Residents

Resale Restrictions

The distribution of units in Canada is being made on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45 – 106 — Prospectus Exemptions or Section 73.3 of the Securities Act (Ontario), as applicable;

●	the purchaser is a “permitted client” as defined in National Instrument 31 – 103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations;

●	where required by law, the purchaser is purchasing as principal and not as agent; and

●	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that D. Boral is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33 – 105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York,, is acting as counsel in connection with the registration of the offer and sale of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units, warrants, and Share Rights. Appleby (Cayman) Ltd., Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. In connection with this offering, Loeb & Loeb LLP is acting as counsel to the underwriters.

EXPERTS

The financial statements of SPACCircle Acquisition Corp. as of April 30, 2026, and for the period from March 11, 2026 (inception) through April 30, 2026, appearing in this prospectus have been audited by Withum Smith + Brown, PC, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

SPACCircle Acquisition Corp.

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of June 30, 2026 (unaudited) and April 30, 2026	F-3
Statements of Operations for the Period from March 11, 2026 (Inception) through June 30, 2026 (unaudited) and for the Period from March 11, 2026 (Inception) through April 30, 2026	F-4
Statements of Changes in Shareholder’s Equity (Deficit) for the Period from March 11, 2026 (Inception) through June 30, 2026 (unaudited) and for the Period from March 11, 2026 (Inception) through April 30, 2026	F-5
Statements of Cash Flows for the Period from March 11, 2026 (Inception) through June 30, 2026 (unaudited) and for the Period from March 11, 2026 (Inception) through April 30, 2026	F-6
Notes to Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Directors of

SPACCircle Acquisition Corp.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of SPACCircle Acquisition Corp. (the “Company”) as of April 30, 2026, and the related statements of operations, changes in shareholder’s equity, and cash flows for the period from March 11, 2026 (inception) through April 30, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2026, and the results of its operations and its cash flows for the period from March 11, 2026 (inception) through April 30, 2026, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company's auditor since 2026.

/s/ WithumSmith+Brown, PC

New York, New York

June 5, 2026

SPACCircle Acquisition Corp.

BALANCE SHEETS

	June 30, 2026 (Unaudited)	April 30, 2026
ASSETS
Current Assets
Cash	$60,451	$—
Total Current Assets	60,451	—
Deferred offering costs	150,024	50,188
TOTAL ASSETS	$210,475	$50,188

LIABILITIES AND SHAREHOLDER’S EQUITY (DEFICIT)
Accrued expenses	$32,786	$17,218
Accrued offering costs	61,149	12,688
Promissory note – related party	142,500	12,500
TOTAL LIABILITIES	236,435	42,406

Commitments and contingencies (Note 6)

SHAREHOLDER’S EQUITY (DEFICIT)
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding as of June 30, 2026 and April 30, 2026	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; none issued or outstanding as of June 30, 2026 and April 30, 2026	—	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 5,750,000 shares issued and outstanding as of June 30, 2026 and April 30, 2026 (1)(2)	575	575
Additional paid-in capital	24,425	24,425
Accumulated deficit	(50,960)	(17,218)
TOTAL SHAREHOLDER’S EQUITY (DEFICIT)	(25,960)	7,782
TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY (DEFICIT)	$210,475	$50,188

(1)	This number includes an aggregate of up to 750,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 4).

The accompanying notes are an integral part of these financial statements.

SPACCircle Acquisition Corp.

STATEMENTS OF OPERATIONS

	For the Period from March 11, 2026 (Inception) Through June 30, 2026 (Unaudited)	For the Period from March 11, 2026 (Inception) Through April 30, 2026
General and administrative costs	$50,960	$17,218
Net loss	$(50,960)	$(17,218)
Weighted average Class B ordinary shares outstanding, basic and diluted(1)	5,000,000	5,000,000
Basic and diluted net loss per Class B ordinary share	$(0.01)	$(0.00)

(1)	This number excludes an aggregate of up to 750,000 Class B ordinary shares subject to forfeiture if the overallotment option is not exercised in full or in part by the underwriter (see Note 4).

The accompanying notes are an integral part of these financial statements.

SPACCircle Acquisition Corp.

STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY (DEFICIT)

MARCH 11, 2026 (INCEPTION) THROUGH JUNE 30, 2026 (UNAUDITED) AND

MARCH 11, 2026 (INCEPTION) THROUGH APRIL 30, 2026

	Class B Ordinary shares		Additional Paid-In	Accumulated	Shareholder’s
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance as of March 11, 2026 (inception)	—	$—	$—	$—	$-
Class B ordinary shares issued to Sponsor(1)	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	(17,218)	(17,218)
Balance as of April 30, 2026	5,750,000	$575	$24,425	$(17,218)	$7,782
Net loss	—	—	—	(33,742)	(33,742)
Balance as of June 30, 2026 (unaudited)	5,750,000	$575	24,425	(50,960)	(25,960)

(1)	Includes up to 750,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 4).

The accompanying notes are an integral part of these financial statements.

SPACCircle Acquisition Corp.

STATEMENTS OF CASH FLOWS

	For the Period from March 11, 2026 (Inception) Through June 30, 2026 (Unaudited)	For the Period from March 11, 2026 (Inception) Through April 30, 2026
Cash flows from operating activities:
Net loss	$(50,960)	$(17,218)
Adjustment to reconcile net loss to net cash used in operating activities:
Payment of general and administrative costs through promissory note – related party	30,000	—
Changes in operating assets and liabilities:
Accrued expenses	32,786	17,218
Net cash provided by operating activities	11,826	—

Cash flows from financing activities:
Proceeds from promissory note – related party	100,000	—
Payment of offering costs	(51,375)	—
Net cash provided by financing activities	48,625	—

Net Change in Cash	60,451	—
Cash – Beginning of period	—	—
Cash – End of period	$60,451	$—

Non-cash financing activities:
Deferred offering costs included in accrued offering costs	$61,149	$12,688
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$25,000	$25,000
Deferred offering costs paid through promissory note - related party	$12,500	$12,500

The accompanying notes are an integral part of these financial statements.

SPACCIRCLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

SPACCircle Acquisition Corp. (the “Company”) was incorporated in Cayman Islands on March 11, 2026. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (the “Business Combination”). The Company has not selected any specific Business Combination target and the Company has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any Business Combination target with respect to an initial Business Combination with the Company. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2026, the Company had not commenced any operations. All activity for the period from March 11, 2026 (inception) through June 30, 2026 relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is SPACCircle Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of 15,000,000 units (each, a “Unit” and collectively, the “Units”) at $10.00 per Unit (or 17,250,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 254,090 private placement units (or 270,965 private placement units if the underwriters’ over-allotment option is exercised in full) (each, a “Private Placement Unit” and collectively, the “Private Placement Units”) for an aggregate of $2,540,900 (or $2,709,650 if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the Proposed Public Offering. Each public Unit consists of one Class A ordinary share (each a “Class A Ordinary Share” and collectively the “Public Shares”), one redeemable warrant (the “Public Warrants”), and one right to receive one-third (1/3) of one Class A ordinary share upon the consummation of the initial Business Combination (the “Share Rights”). Each private placement unit consists of one private Class A ordinary share, one private redeemable warrant (the “Private Placement Warrant”), and one private right to receive one-third (1/3) of a Class A ordinary share upon the consummation of an initial business combination (the “Private Placement Share Right”). The Private Placement Units are identical to the Units sold in the Proposed Public Offering, except that Private Placement Units (including the underlying securities) are entitled to certain registration rights and may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of our initial business combination.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully.

The Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net balance in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held and any Permitted Withdrawals) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

SPACCIRCLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

The Company will provide the holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Shareholders will be entitled to redeem their Public Shares (as defined in Note 3) for a pro rata portion of the amount then in the Trust Account, subject to the limitations described elsewhere in this prospectus (initially anticipated to be $10.00 per Public Share, plus any pro rata interest then in the Trust Account, net of Permitted Withdrawals). There will be no redemption rights with respect to the Company’s warrants and Share Rights.

All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Company’s Business Combination and in connection with certain amendments to the Company’s amended and restated memorandum and articles of association. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”) Subtopic 10-S99, redemption provisions not solely within the control of a company require Class A ordinary shares subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., warrants and Public Share Rights), the initial carrying value of the Public Shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20 “Debt with Conversion and other Options”. The Public Shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The Public Shares are redeemable and are classified as such on the balance sheet until such date that a redemption event takes place.

Redemptions of the Company’s Public Shares may be subject to the satisfaction of conditions, including minimum cash conditions, pursuant to an agreement relating to the Company’s Business Combination. If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, the amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A Ordinary Shares sold in the Proposed Public Offering, without the prior consent of the Company.

SPACCIRCLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

The Company’s Sponsor, officers and directors (the “initial shareholders”) have agreed not to propose an amendment to the amended and restated memorandum and articles of association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Class A Ordinary Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 12 months from the closing of the Proposed Public Offering (or 15 months from the closing of this offering if a definitive business combination agreement has been publicly announced) or during any Extension Period, (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the per-share pro rata portion of the aggregate amount then on deposit in the Trust Account including interest earned thereon not previously released to the Company (such interest net of Permitted Withdrawals and less up to $100,000 of dissolution expenses), divided by the number of then outstanding Public Shares, subject to applicable law as further described herein, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The initial shareholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial shareholders should acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to its deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares, subject to the limitations described herein. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

As of June 30, 2026, the Company had $60,451 in cash and $175,984 in working capital deficiency. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Codification (“ASC”) 205-40, “Presentation of Financial Statement– Going Concern”, as of June 30, 2026, the Company does not have sufficient liquidity to meet its current obligations. The liquidity condition of the Company raises substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Proposed Public Offering. There is no assurance that the Company’s plans to raise capital will be successful. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SPACCIRCLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs

The Company complies with the requirements of the ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Proposed Public Offering. Financial Accounting Standards Board (“FASB”) ASC 470-20, “Debt with Conversion and Other Options,” addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate Proposed Public Offering proceeds from the Units between Class A ordinary shares, warrants, and rights, using the residual method by allocating Proposed Public Offering proceeds first to assigned value of the warrants and rights and then to the Class A ordinary shares. Offering costs allocated to the Public Shares will be charged to temporary equity, and offering costs allocated to the warrants and share rights associated with the public offering and the units associated with the private placement will be charged to shareholder’s deficit as the warrants and rights included in the units, after management’s evaluation, will be accounted for under equity treatment. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

SPACCIRCLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets, primarily due to their short-term nature.

Net Loss Per Ordinary Share

The Company complies with accounting and disclosure requirements of ASC 260, “Earnings Per Share.” Net loss per ordinary share is computed by dividing net loss by the weighted average number of shares of Ordinary Shares outstanding during the period. Weighted average shares were reduced for the effect of an aggregate of 750,000 Class B Ordinary Shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (Note 5). At June 30, 2026 (unaudited) and April 30, 2026, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of Ordinary Shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC 740, “Income Taxes,” (“ASC 740”) which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2026 (unaudited) and April 30, 2026. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company is not currently aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company is subject to tax examinations by major taxing authorities since inception. There is currently no taxation imposed by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheets as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the Proposed Public Offering.

SPACCIRCLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Share Rights

The Company will account for the Public and Private Placement Share Rights, as defined below, to be issued in connection with the Proposed Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and will classify the rights under equity treatment at their assigned value. There are no share rights currently outstanding as of June 30, 2026 (unaudited) and April 30, 2026.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its shares of Class A ordinary shares subject to possible redemption in accordance with the guidance enumerated in ASC 480. Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Class A ordinary shares feature certain redemption rights that are considered by the Company to be outside of the Company’s control and subject to the occurrence of uncertain future events.

Warrant Instruments

The Company will account for the warrants to be issued in connection with the Proposed Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and will classify the warrant instruments under equity treatment at their assigned value. There are no warrants currently outstanding as of June 30, 2026 (unaudited) and April 30, 2026.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 15,000,000 units at a price of $10.00 per Unit (or 17,250,000 Units if the underwriters’ over-allotment option is exercised in full). Each Unit consists of one share of Class A Ordinary Shares (such Class A Ordinary Shares included in the Units being offered, the “Public Shares”), one redeemable warrant, and one right to receive one-third (1/3) of a Class A ordinary share (each, a “Public Share Right”) upon the consummation of an initial Business Combination (see Note 7).

SPACCIRCLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 4 — Related Party Transactions

Founder Shares

On April 22, 2026, the Sponsor purchased 5,750,000 shares of the Company’s Class B Ordinary Shares, par value $0.0001 (“Class B Ordinary Shares”) for an aggregate price of $25,000, up to 750,000 of which are subject to forfeiture (the “Founder Shares”). The Founder Shares will automatically convert into Class A Ordinary Shares at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in Note 6. Holders of Founder Shares may also elect to convert their Class B Ordinary Shares into an equal number of Class A Ordinary Shares, subject to adjustment, at any time. The initial shareholders have agreed to forfeit up to 750,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 25% of the Company’s issued and outstanding shares after the Proposed Public Offering. If the Company increases or decreases the size of the offering, the Company will effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the Proposed Public Offering in such amount as to maintain the Founder Share ownership of the Company’s shareholders prior to the Proposed Public Offering at 25% of the Company’s issued and outstanding Ordinary Shares upon the consummation of the Proposed Public Offering.

The Sponsor has agreed to purchase 254,090 Private Placement Units (or up to 270,965 Private Placement Units if the underwriters’ over-allotment option is exercised in full) for an aggregate purchase price of $2,540,900 (or up to $2,709,650 if the underwriters’ over-allotment option is exercised in full) in Private Placement that will close simultaneously with the closing of the Proposed Public Offering.

The initial shareholders will agree, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the initial business combination that results in all of the public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the converted Class A Ordinary Shares will be released from the lock-up if (x) if the last sale price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share consolidations, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property. However, if after the initial Business Combination there is a transaction whereby all the outstanding Class A Ordinary Shares are exchanged or redeemed for cash or another issuer’s shares, then the Founder Shares shall be permitted to participate.

Promissory Note — Related Party

On April 22, 2026, the Sponsor agreed to loan the Company an aggregate of up to $375,000 to be used for a portion of the expenses of the Proposed Public Offering. The note is non-interest bearing, unsecured and due at the earlier of March 31, 2027, or the closing of the Proposed Public Offering. As of June 30, 2026 (unaudited) and April 30, 2026, the Company had borrowed $142,500 and $12,500, respectively, under the promissory note with the Sponsor.

Support Services

Commencing on the effective date of the Proposed Public Offering, the Company will enter into an agreement with the Sponsor to pay an aggregate of $10,000 per month for office space, utilities, and secretarial and administrative support and will cease paying until the earlier of the consummation of the Business Combination or its liquidation.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,000,000 of such Working Capital Loans may be convertible into Private Placement Units of the post Business Combination entity at a price of $10.00 per units. Such units would be identical to the Private Placement Units. As of June 30, 2026 (unaudited) and April 30, 2026, no such Working Capital Loans were outstanding.

SPACCIRCLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 5 — Private Placement Units

The Sponsor has agreed to purchase 254,090 Private Placement Units (or 270,965 private placement units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit, or an aggregate purchase price of $2,540,900 (or $2,709,650 if the underwriters’ over-allotment option is exercised in full) in a Private Placement that will close simultaneously with the closing of this offering.

The proceeds from the sale of the Private Placement Units will be added to the net proceeds from the Proposed Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), the Founder Shares (as defined above) and private placement shares will not be entitled to liquidating distributions from the Trust Account, and the private placement warrants and private placement rights will expire worthless and the Class A Ordinary Shares will be surrendered for nil consideration to the Company. The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, that the Private Placement Units (including the Class A Ordinary Shares issuable upon exercise of the Private Placement Units) will not be transferable, assignable or salable until 30 days after the completion of our initial Business Combination, and the Class A Ordinary Shares will not be transferable assignable or salable until 30 days after the completion of our initial Business Combination.

Each Private Placement Unit consists of one Class A Ordinary Share, one redeemable warrant, and one right to receive one-third (1/3) of a Class A Ordinary Share upon the consummation of an initial Business Combination.

Note 6 — Commitments and Contingencies

Risks and Uncertainties

United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the conflict between the United States, Israel, Iran and others in the Middle East and Southwest Asia. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, or have undertaken or will undertake military strikes and related actions in the Middle East and Southwest Asia, leading to retaliatory strikes and increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the conflict between the United States, Israel, Iran and others in the Middle East and Southwest Asia and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in energy and other commodity prices, credit and capital markets, as well as supply chain interruptions, reduced availability of certain types of energy sources for use in the global economy, and increased cyber-attacks or other kinds of attacks against U.S. companies or persons. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the abovementioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the conflict between the United States, Israel, Iran and others in the Middle East and Southwest Asia and subsequent sanctions or related actions, could adversely affect our search for an initial business combination and any target business with which we may ultimately consummate an initial business combination.

SPACCIRCLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments and Contingencies (cont.)

Registration Rights

The holders of (i) Founder Shares, which were issued in a private placement prior to the closing of the Proposed Public Offering, (ii) Private Placement Units which will be issued in a private placement simultaneously with the closing of the Proposed Public Offering and the Class A Ordinary Shares, private placement warrants, and private placement rights underlying such Private Placement Units and the Class A Ordinary Shares underlying such warrants and rights, and (iii) Private Placement Units that may be issued upon conversion of Working Capital Loans and the Class A Ordinary Shares, private placement warrants, and private placement rights underlying such Private Placement Units and the Class A Ordinary Shares underlying such warrants and rights will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to Class A Ordinary Shares) pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriter’s Agreement

The Company will grant the underwriters a 45-day option from the date of this prospectus to purchase up to 2,250,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to an underwriting discount of $0.20 per unit, or $3,000,000 in the aggregate (or up to $3,450,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. At the closing, the underwriters will reimburse the Company for expenses incurred in connection with the offering in an amount not to exceed $1,875,000 (or $2,156,250 if the underwriters’ over-allotment option is exercised in full). Up to $6,000,000 in the aggregate (or up to $6,900,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions; provided, however, that such $0.40 per unit shall be due solely on amounts remaining in the Trust Account following all properly submitted shareholder redemptions in connection with the consummation of the initial Business Combination.

Note 7 — Shareholder’s Deficit

Ordinary Shares

Preference Shares — The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share. As of June 30, 2026 (unaudited) and April 30, 2026, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 500,000,000 Class A Ordinary Shares with a par value of $0.0001 per share. As of June 30, 2026 (unaudited) and April 30, 2026, there were no Class A Ordinary Shares issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue 50,000,000 Class B Ordinary Shares with a par value of $0.0001 per share. Holders of Class B Ordinary Shares are entitled to one vote for each share. On April 22, 2026, the Sponsor purchased 5,750,000 shares of the Company’s Class B Ordinary Shares for an aggregate price of $25,000, or approximately $0.004 per share. As of June 30, 2026 (unaudited) and April 30, 2026, there were 5,750,000 Class B Ordinary Shares outstanding. Of the 5,750,000 outstanding Class B Ordinary Shares, an aggregate of up to 750,000 shares subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial shareholders will collectively own 25% of the Company’s issued and outstanding Ordinary Shares after the Proposed Public Offering.

SPACCIRCLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 7 — Shareholder’s Deficit (cont.)

Holders of Class A Ordinary Shares and Class B Ordinary Shares will vote together as a single class on all other matters submitted to a vote of shareholders except as required by law.

The Class B Ordinary Shares will automatically convert into Class A Ordinary Shares at the time of the initial Business Combination on a one-for-one basis, subject to adjustment. In the case that additional Class A Ordinary Shares, or any equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Proposed Public Offering (including pursuant to the over-allotment option) and related to or in connection with the closing of the initial Business Combination, the ratio at which Class B Ordinary Shares shall convert into Class A Ordinary Shares will be adjusted (unless the holders of a majority of the outstanding Class B Ordinary Shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Ordinary Shares issuable upon conversion of all Class B Ordinary Shares will equal, in the aggregate, 25% of the sum of the total number of all Ordinary Shares issued upon the completion of the Proposed Public Offering (irrespective of whether or not such Class A Ordinary Shares are redeemed in connection with the initial Business Combination) (including any Class A Ordinary Shares issued pursuant to the over-allotment option and excluding any Class A Ordinary Shares underlying any units our initial shareholders may purchase in this offering and the Class A Ordinary Shares underlying the Private Placement Units issued to our sponsor) plus all Class A Ordinary Shares and equity-linked securities issued or deemed issued in connection with the initial Business Combination (including any Class A Ordinary Shares issued pursuant to a forward purchase agreement), excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination, any private placement-equivalent shares issued to our sponsor or an affiliate of our sponsor, members of the Company’s management team or any of their affiliates upon conversion of working capital loans made to us, and any Class A Ordinary Shares issued pursuant to a forward purchase agreement. Holders of Founder Shares may also elect to convert their Class B Ordinary Shares into an equal number of Class A Ordinary Shares, subject to adjustment as provided above, at any time.

Warrants

As of June 30, 2026 (unaudited) and April 30, 2026, there were no warrants outstanding. Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination, provided that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

SPACCIRCLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 7 — Shareholder’s Deficit (cont.)

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

The Company is registering the Class A ordinary shares issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable 30 days after the completion of our initial business combination, which may be within one year of this offering. However, because the warrants will be exercisable until their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, under the terms of the warrant agreement, the Company has agreed that, as soon as practicable, but in no event later than 20 business days, after the closing of our initial business combination, the Company will use commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the registration under the Securities Act of the Class A ordinary shares issuable upon exercise of the warrants and thereafter will use our commercially reasonable efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

●	if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Redemption Procedures - Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period commencing at least 150 days after completion of our initial business combination and ending three business days before the Company sends the notice of redemption to the warrant holders.

SPACCIRCLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 7 — Shareholder’s Deficit (cont.)

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A Ordinary Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A Ordinary Shares is available throughout the measurement period. If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of Ordinary Shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. The Company will use our best efforts to register or qualify such Ordinary Shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering. The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding Class A ordinary shares is increased by a share capitalization payable in Class A ordinary shares, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a share capitalization of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

SPACCIRCLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 7 — Shareholder’s Deficit (cont.)

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per Class A ordinary share, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds (including from such issuances and this offering), and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value of our Class A ordinary shares is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described above under “Description of Securities - Warrants - Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event (the “Alternative Issuance”).

The warrants will be issued in registered form under a warrant agreement between Vstock Transfer, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement, (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants or (iv) to provide for the delivery of the Alternative Issuance. All other modifications or amendments require the vote or written consent of the holders of at least 50% of the then-outstanding warrants. You can review a copy of the warrant agreement, which was filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

SPACCIRCLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 7 — Shareholder’s Deficit (cont.)

Share Rights

There are no Share Rights outstanding as of June 30, 2026 (unaudited) and April 30, 2026. Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Share Right will automatically receive one-third (1/3) of one Class A ordinary share upon consummation of the initial Business Combination, even if the holder of a Share Right redeemed all Class A ordinary shares held by it in connection with the initial Business Combination or an amendment to the amended and restated memorandum and articles of association with respect to the pre-Business Combination activities. In the event the Company will not be the surviving company upon completion of the initial Business Combination, each holder of a Share Right will be required to affirmatively convert its Share Rights in order to receive the one-third (1/3) of one Class A ordinary share underlying each Share Right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of Share Rights in order to receive its additional Class A ordinary shares upon consummation of an initial Business Combination. The shares issuable upon exchange of the Share Rights will be freely tradable (except to the extent held by affiliates of the Company).

The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, holders of Share Rights must hold Share Rights in multiples of 3 in order to receive shares for all of the Share Rights upon closing of a Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and it liquidates the funds held in the trust account, holders of Share Rights will not receive any of such funds with respect to their Share Rights, nor will they receive any distribution from the Company’s assets held outside of the trust account with respect to such Share Rights, and the Share Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Share Rights upon consummation of an initial Business Combination. Additionally, in no event will the Company be required to net cash settle the Share Rights. Accordingly, the Share Rights may expire worthless.

The Share Right agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against the Company arising out of or relating in any way to the Share Right agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that the Company irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. The Company will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, the Company notes, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the Share Right agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of the Share Rights shall be deemed to have notice of and to have consented to the forum provisions in the Share Right agreement. If any action, the subject matter of which is within the scope the forum provisions of the Share Right agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the Share Rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such Share Right holder in any such enforcement action by service upon such Share Right holder’s counsel in the foreign action as agent for such Share Right holder. This choice-of-forum provision may limit a Share Right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Share Right agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect its business, financial condition and results of operations and result in a diversion of the time and resources of the management and board of directors.

SPACCIRCLE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 8 — Segment Information

Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statements of operations as net income or loss. The measure of segment assets is reported on the balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include the following:

	June 30, 2026 (Unaudited)	April 30, 2026
Deferred offering costs	$150,024	$50,188

	For the Period from March 11, 2026 (Inception) through June 30, 2026 (Unaudited)	For the Period from March 11, 2026 (Inception) through April 30, 2026
General and administrative costs	$50,960	$17,218

General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Proposed Public Offering and eventually a Business Combination or similar transaction within the Business Combination period. The CODM also reviews general and administrative expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative expenses, as reported on the statements of operations, is the significant segment expenses provided to the CODM on a regular basis.

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after April 30, 2026, the balance sheet date, up to June 5, 2026, the date that the audited financial statements were available to be issued.

The Company also evaluated subsequent events and transactions that occurred after June 30, 2026, the unaudited balance sheet date, up to September 15, 2026, the date that the unaudited interim financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

15,000,000 Units

SPACCircle Acquisition Corp.

PRELIMINARY PROSPECTUS

, 2026

Sole Book-Running Manager

D. Boral Capital

Until _____, 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade our units, Class A ordinary shares, warrants, or Share Rights, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	$275,000
Accounting fees and expenses	$79,500
SEC/FINRA Expenses	$96,400
Nasdaq listing and filing fees	$80,000
Printing and engraving expenses	$20,000
Miscellaneous	$75,000
Total offering expenses (excluding underwriting commissions)	$625,900

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our directors and officers to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default, or willful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers. We will enter into indemnity agreements with each of our directors and officers, a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under applicable Cayman Islands law and to hold harmless, exonerate and advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the Underwriting Agreement to be filed as an exhibit to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On April 22, 2026, the Sponsor paid $25,000 to cover certain offering costs in exchange for 5,750,000 founder shares. Up to 750,000 founder shares are subject to forfeiture by the sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. If none of the founder shares are forfeited, the resulting purchase price would be approximately $0.004 per share. The number of founder shares issued was determined based on the expectation that the founder shares would represent 25% of the issued and outstanding ordinary shares upon completion of this offering. Such securities were issued in connection with our incorporation pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Sponsor is an accredited investor for purposes of Rule 501 of Regulation D. The sole business of our sponsor is to act as the Company’s sponsor in connection with this offering.

Our sponsor will together subscribe to purchase, in a private placement that will close simultaneously with the closing of this offering, an aggregate of 254,090 private placement units, at a price of $10.00 for each private placement unit, or an aggregate purchase price of $2,540,900 (or up to an aggregate of 270,965 private placement units for an aggregate purchase price of up to $2,709,650 if the underwriters’ over-allotment option is exercised in full). This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
3.1*	Memorandum and Articles of Association, as currently in effect.
3.2*	Certificate of Incorporation on Change of Name.
3.3*	Form of Amended and Restated Memorandum and Articles of Association.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Class A Ordinary Share Certificate.
4.3*	Specimen Rights Certificate (included on Exhibit 4.4).
4.4*	Form of Rights Agreement between Vstock Transfer, LLC and the Registrant.
4.5*	Specimen Warrant Certificate (included on Exhibit 4.6).
4.6*	Form of Warrant Agreement between Vstock Transfer, LLC and the Registrant.
5.1*	Opinion of Ellenoff Grossman & Schole LLP, New York, New York, counsel to the Registrant.
5.2*	Opinion of Appleby (Cayman) Ltd., Cayman Islands counsel to the Registrant.
10.1*	Form of Letter Agreement among the Registrant, SPACCircle Sponsor LLC and each of the officers, directors of the Registrant.
10.2*	Form of Investment Management Trust Agreement between Equiniti Trust Company, LLC and the Registrant.
10.3*	Securities Subscription Agreement, dated as of April 22, 2026, between the Registrant and SPACCircle Sponsor LLC.
10.4*	Form of Registration Rights Agreement between the Registrant and SPACCircle Sponsor LLC.
10.5*	Form of Private Placement Units and Restricted Share Purchase Agreement between the Registrant and SPACCircle Sponsor LLC.
10.6*	Promissory Note issued to Sponsor.
10.7*	Form of Indemnity Agreement.
10.8*	Form of Administrative Services Agreement.
14*	Form of Code of Ethics.
23.1*	Consent of Withum Smith + Brown, PC.
23.2*	Consent of Appleby (Cayman) Ltd. (included on Exhibit 5.2).
23.3*	Consent of Ellenoff Grossman & Schole LLP, New York, New York, (included on Exhibit 5.1).
24*	Power of Attorney.
99.1*	Form of Audit Committee Charter.
99.2*	Form of Compensation Committee Charter.
99.3*	Consent of Jeffrey W. Cordell.
99.4*	Consent of Stephen Markscheid.
99.5*	Consent of Diana Glassman.
99.6*	Consent of Daniel Torpey.
107*	Filing Fee Table.

*	Previously filed.
**	Filed herewith.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in this Registration Statement.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sacramento, state of California on the 29th day of September, 2026.

SPACCircle Acquisition Corp.

By:	/s/ John Dicconson
Name:	John Dicconson
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed below by the following persons in the capacities on September 29, 2026.

NAME	POSITION	DATE

/s/ John Dicconson	Chief Executive Officer and Chairman	September 29, 2026
John Dicconson	(Principal Executive Officer)

/s/ Augustin Meloty-Kapella	Chief Financial Officer and Director	September 29, 2026
Augustin Meloty-Kapella	(Principal Financial and Accounting Officer)

/s/ Soumen Das	Director	September 29, 2026
Soumen Das

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this amended registration statement, solely in its capacity as the duly authorized representative of SPACCircle Acquisition Corp., in the city of Sacramento, state of California, on the 29th day of September, 2026.

By:	/s/ John Dicconson
Name:	John Dicconson
Title:	Chief Executive Officer and Chairman